                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                        LASALLE BANK NATIONAL ASSOCIATION
                  Master Servicer and Securities Administrator

                            LITTON LOAN SERVICING LP,
                                    Servicer

                          WILSHIRE CREDIT CORPORATION,
                                    Servicer

                        OPTION ONE MORTGAGE CORPORATION,
                                    Servicer

                                       and

                                 CITIBANK, N.A.,
                                     Trustee

                                   ----------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of March 1, 2007

                                   ----------

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-HE2

ARTICLE I    DEFINITIONS.................................................     11

ARTICLE II   CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
             WARRANTIES..................................................     63
   SECTION 2.01.  Conveyance of Mortgage Loans...........................     63
   SECTION 2.02.  Acceptance by the Trustee of the Mortgage Loans........     66
   SECTION 2.03.  Representations, Warranties and Covenants of
                  the Depositor..........................................     68
   SECTION 2.04.  Representations and Warranties of the Master Servicer;
                  the Servicers; the Securities Administrator;...........     72
   SECTION 2.05.  Substitutions and Repurchases of Mortgage Loans that
                  are not "Qualified Mortgages"..........................     77
   SECTION 2.06.  Authentication and Delivery of Certificates............     77
   SECTION 2.07.  REMIC Elections........................................     77
   SECTION 2.08.  Covenants of the Servicers.............................     82
   SECTION 2.09.  Permitted Activities of the Trust......................     83
   SECTION 2.10.  Qualifying Special Purpose Entity......................     83
   SECTION 2.11.  Depositor Notification of NIM Notes....................     83

ARTICLE III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS..............     83
   SECTION 3.01.  Servicers to Service Mortgage Loans....................     83
   SECTION 3.02.  Servicing and Subservicing; Enforcement of the
                  Obligations of the Servicers...........................     85
   SECTION 3.03.  Rights of the Depositor, the Securities Administrator,
                  the Master Servicer and the Trustee in Respect of the
                  Servicers..............................................     86
   SECTION 3.04.  Master Servicer to Act as Servicer.....................     86
   SECTION 3.05.  Collection of Mortgage Loan Payments; Collection
                  Accounts; Master Servicer Collection Account;
                  Certificate Account....................................     87
   SECTION 3.06.  Collection of Taxes, Assessments and Similar Items;
                  Escrow Accounts........................................     91
   SECTION 3.07.  Access to Certain Documentation and Information
                  Regarding the Mortgage Loans...........................     92
   SECTION 3.08.  Permitted Withdrawals from the Collection Accounts,
                  Master Servicer Collection Account and Certificate
                  Account................................................     92
   SECTION 3.09.  [RESERVED].............................................     95
   SECTION 3.10.  Maintenance of Hazard Insurance........................     95
   SECTION 3.11.  Enforcement of Due-On-Sale Clauses; Assumption
                  Agreements.............................................     96
   SECTION 3.12.  Realization Upon Defaulted Mortgage Loans;
                  Determination of Excess Proceeds; Special Loss
                  Mitigation.............................................     97

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 3.13.  Trustee to Cooperate; Release of Mortgage Files........    100
   SECTION 3.14.  Documents, Records and Funds in Possession of
                  Servicers to be Held for the Trustee...................    101
   SECTION 3.15.  Servicing Compensation.................................    102
   SECTION 3.16.  Access to Certain Documentation........................    102
   SECTION 3.17.  Annual Statement as to Compliance......................    103
   SECTION 3.18.  Annual Independent Public Accountants' Servicing
                  Statement; Financial Statements........................    103
   SECTION 3.19.  Rights of the NIMs Insurer.............................    106
   SECTION 3.20.  Periodic Filings.......................................    106
   SECTION 3.21.  Indemnification by Securities Administrator............    110
   SECTION 3.22.  Indemnification by Servicers...........................    110
   SECTION 3.23.  Prepayment Charge Reporting Requirements...............    111
   SECTION 3.24.  Information to the Master Servicer.....................    111
   SECTION 3.25.  Indemnification........................................    111
   SECTION 3.26.  Nonsolicitation........................................    113
   SECTION 3.27.  High Cost Mortgage Loans...............................    113
   SECTION 3.28.  Special Servicing Agreements...........................    113
   SECTION 3.29.  Subordination of Liens.................................    114

ARTICLE IV   DISTRIBUTIONS...............................................    114
   SECTION 4.01.  Advances...............................................    114
   SECTION 4.02.  Reduction of Servicing Compensation in Connection with
                  Prepayment Interest Shortfalls.........................    115
   SECTION 4.03.  Distributions on the REMIC Interests...................    116
   SECTION 4.04.  Distributions..........................................    116
   SECTION 4.05.  Monthly Statements to Certificateholders...............    125

ARTICLE V    THE CERTIFICATES............................................    129
   SECTION 5.01.  The Certificates.......................................    129
   SECTION 5.02.  Certificate Register; Registration of Transfer and
                  Exchange of Certificates...............................    131
   SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates......    135
   SECTION 5.04.  Persons Deemed Owners..................................    136
   SECTION 5.05.  Access to List of Certificateholders' Names and
                  Addresses..............................................    136
   SECTION 5.06.  Book-Entry Certificates................................    136

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 5.07.  Notices to Depository..................................    137
   SECTION 5.08.  Definitive Certificates................................    137
   SECTION 5.09.  Maintenance of Office or Agency........................    138
   SECTION 5.10.  Authenticating Agents..................................    138

ARTICLE VI   THE DEPOSITOR, THE MASTER SERVICER, THE SERVICERS AND
             THE SECURITIES ADMINISTRATOR................................    139
   SECTION 6.01.  Respective Liabilities of the Depositor, the Master
                  Servicer, the Servicers and the Securities
                  Administrator..........................................    139
   SECTION 6.02.  Merger or Consolidation of the Depositor, the Master
                  Servicer, the Servicers or the Securities
                  Administrator..........................................    139
   SECTION 6.03.  Limitation on Liability of the Depositor, the
                  Securities Administrator, the Master Servicer, the
                  Servicers and Others...................................    140
   SECTION 6.04.  Limitation on Resignation of a Servicer................    141
   SECTION 6.05.  Errors and Omissions Insurance; Fidelity Bonds.........    142
   SECTION 6.06.  Limitation on Resignation of the Master Servicer.......    142
   SECTION 6.07.  Assignment of Master Servicing.........................    142

ARTICLE VII  DEFAULT; TERMINATION OF SERVICER............................    143
   SECTION 7.01.  Events of Default......................................    143
   SECTION 7.02.  Master Servicer to Act; Appointment of Successor.......    146
   SECTION 7.03.  Notification to Certificateholders.....................    147

ARTICLE VIII CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR.....    148
   SECTION 8.01.  Duties of the Trustee and the Securities
                  Administrator..........................................    148
   SECTION 8.02.  Certain Matters Affecting the Trustee and the
                  Securities Administrator...............................    149
   SECTION 8.03.  Trustee and Securities Administrator Not Liable for
                  Certificates or Mortgage Loans.........................    151
   SECTION 8.04.  Trustee and Securities Administrator May Own
                  Certificates...........................................    151
   SECTION 8.05.  Trustee's and Securities Administrator's Fees
                  and Expenses...........................................    151
   SECTION 8.06.  Indemnification and Expenses of Trustee................    152
   SECTION 8.07.  Eligibility Requirements for Trustee...................    153
   SECTION 8.08.  Resignation and Removal of Trustee and Securities
                  Administrator..........................................    153
   SECTION 8.09.  Successor Trustee......................................    154
   SECTION 8.10.  Merger or Consolidation of Trustee.....................    155
   SECTION 8.11.  Appointment of Co-Trustee or Separate Trustee..........    155

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 8.12.  Tax Matters............................................    156

ARTICLE IX   TERMINATION.................................................    158
   SECTION 9.01.  Termination upon Liquidation or Repurchase of all
                  Mortgage Loans.........................................    158
   SECTION 9.02.  Final Distribution on the Certificates.................    160
   SECTION 9.03.  Additional Termination Requirements....................    161

ARTICLE X    MISCELLANEOUS PROVISIONS....................................    163
   SECTION 10.01. Amendment..............................................    163
   SECTION 10.02. Counterparts...........................................    165
   SECTION 10.03. Governing Law..........................................    165
   SECTION 10.04. Intention of Parties...................................    165
   SECTION 10.05. Notices................................................    166
   SECTION 10.06. Severability of Provisions.............................    167
   SECTION 10.07. Assignment.............................................    167
   SECTION 10.08. Limitation on Rights of Certificateholders.............    168
   SECTION 10.09. Inspection and Audit Rights............................    169
   SECTION 10.10. Certificates Nonassessable and Fully Paid..............    169
   SECTION 10.11. Compliance with Regulation AB..........................    169
   SECTION 10.12. Third Party Rights.....................................    170
   SECTION 10.13. Additional Rights of the NIMs Insurer..................    170

ARTICLE XI   ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS...    170
   SECTION 11.01. Master Servicer........................................    170
   SECTION 11.02. Monitoring of Servicers................................    171
   SECTION 11.03. Fidelity Bond..........................................    172
   SECTION 11.04. Power to Act; Procedures...............................    173
   SECTION 11.05. Documents, Records and Funds in Possession of
                  Master Servicer to Be Held for Trustee.................    173
   SECTION 11.06. Trustee to Retain Possession of Certain Insurance
                  Policies and Documents.................................    173
   SECTION 11.07. Compensation for the Master Servicer and the
                  Securities Administrator...............................    174
   SECTION 11.08. Annual Statement as to Compliance......................    174

EXHIBIT A     FORMS OF CERTIFICATES
EXHIBIT B     MORTGAGE LOAN SCHEDULE
EXHIBIT C     [RESERVED]
EXHIBIT D     FORM OF INITIAL CERTIFICATION
EXHIBIT E-1   FORM OF CLASS R TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2   FORM OF CLASS R TRANSFEROR'S AFFIDAVIT
EXHIBIT F     FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G     FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H     FORM OF RULE 144A LETTER (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I     FORM OF REQUEST FOR RELEASE
EXHIBIT J     [RESERVED]
EXHIBIT K     FORM OF OFFICER'S CERTIFICATE OF SECURITIES ADMINISTRATOR
EXHIBIT L     FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M-1   FORM OF CLASS A-1 CAP CONTRACT
EXHIBIT M-2   FORM OF CLASS A-2 CAP CONTRACT
EXHIBIT M-3   FORM OF SUBORDINATE CERTIFICATES CAP CONTRACT
EXHIBIT N-1   ONE-MONTH LIBOR CAP TABLE -- CLASS A-1 CAP CONTRACT
EXHIBIT N-2   ONE-MONTH LIBOR CAP TABLE -- CLASS A-2 CAP CONTRACT
EXHIBIT N-3   ONE-MONTH LIBOR CAP TABLE -- SUBORDINATE CERTIFICATES CAP CONTRACT
EXHIBIT O     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER TO
              REGULATION S BOOK-ENTRY CERTIFICATE FROM A HOLDER OF A RULE
              144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE
EXHIBIT P     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER PURSUANT TO
              RULE 144A FROM A HOLDER OF A REGULATION S BOOK-ENTRY CERTIFICATE
              OR DEFINITIVE CERTIFICATE
EXHIBIT Q     FORM OF SWAP AGREEMENT
EXHIBIT R     FORM OF ASSESSMENT OF COMPLIANCE
EXHIBIT S     SERVICING CRITERIA TO BE ADDRESSED
EXHIBIT T     FORM OF SARBANES-OXLEY CERTIFICATION
EXHIBIT U     FORM OF ITEM 1123 CERTIFICATION OF SERVICER
SCHEDULE X
SCHEDULE Y
SCHEDULE Z

     POOLING AND SERVICING AGREEMENT, (the "Agreement") dated as of March 1, 2007, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), LITTON LOAN SERVICING LP, a Delaware limited partnership, as a servicer ("Litton"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as a servicer ("Wilshire"), OPTION ONE MORTGAGE CORPORATION, a California corporation ("Option One," and together with Litton and Wilshire, each a "Servicer" and together, the "Servicers"), and CITIBANK, N.A., a national banking association, as trustee (the "Trustee").

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) three real estate mortgage investment conduits,
(ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (iii) each Corridor Contract and the Corridor Contract Account, (iv) the Grantor Trusts described in Section 2.07 hereof and (v) the Supplemental Interest Trust, which in turn will hold the Swap Agreement and the Cap Contract. The SWAP REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii), (iv) and (v) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class SWR Interest as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee on behalf of the Trust will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     All covenants and agreements made by the Sponsor in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMs Insurer.

THE SWAP REMIC

The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

               Initial        Interest
Class     Principal Balance     Rate
-----     -----------------   --------
1-SW1      $108,415,763.439      (1)
1-SW1A     $  8,697,777.783      (2)
1-SW1B     $  8,697,777.783      (3)
1-SW2A     $  9,284,138.268      (2)
1-SW2B     $  9,284,138.268      (3)
1-SW3A     $  9,275,595.588      (2)

1-SW3B     $  9,275,595.588      (3)
1-SW4A     $  8,645,994.220      (2)
1-SW4B     $  8,645,994.220      (3)
1-SW5A     $  7,922,133.243      (2)
1-SW5B     $  7,922,133.243      (3)
1-SW6A     $  7,359,045.540      (2)
1-SW6B     $  7,359,045.540      (3)
1-SW7A     $  6,892,276.479      (2)
1-SW7B     $  6,892,276.479      (3)
1-SW8A     $  6,506,632.976      (2)
1-SW8B     $  6,506,632.976      (3)
1-SW9A     $  6,223,665.110      (2)
1-SW9B     $  6,223,665.110      (3)
1-SW10A    $  5,901,751.975      (2)
1-SW10B    $  5,901,751.975      (3)
1-SW11A    $  6,054,106.875      (2)
1-SW11B    $  6,054,106.875      (3)
1-SW12A    $  9,510,995.528      (2)
1-SW12B    $  9,510,995.528      (3)
1-SW13A    $ 11,085,896.770      (2)
1-SW13B    $ 11,085,896.770      (3)
1-SW14A    $ 12,014,999.959      (2)
1-SW14B    $ 12,014,999.959      (3)
1-SW15A    $ 13,410,166.945      (2)
1-SW15B    $ 13,410,166.945      (3)
1-SW16A    $  9,752,427.153      (2)
1-SW16B    $  9,752,427.153      (3)
1-SW17A    $  7,456,500.298      (2)
1-SW17B    $  7,456,500.298      (3)
1-SW18A    $  5,399,390.173      (2)
1-SW18B    $  5,399,390.173      (3)
1-SW19A    $  4,538,001.263      (2)
1-SW19B    $  4,538,001.263      (3)
1-SW20A    $  4,004,542.866      (2)
1-SW20B    $  4,004,542.866      (3)
1-SW21A    $  3,720,663.574      (2)
1-SW21B    $  3,720,663.574      (3)
1-SW22A    $  3,555,167.587      (2)
1-SW22B    $  3,555,167.587      (3)
1-SW23A    $  3,661,280.185      (2)
1-SW23B    $  3,661,280.185      (3)
1-SW24A    $    187,793.314      (2)
1-SW24B    $    187,793.314      (3)
1-SW25A    $  1,281,163.262      (2)
1-SW25B    $  1,281,163.262      (3)
1-SW26A    $  3,654,982.764      (2)

1-SW26B    $  3,654,982.764      (3)
1-SW27A    $  3,783,835.736      (2)
1-SW27B    $  3,783,835.736      (3)
1-SW28A    $  3,217,638.022      (2)
1-SW28B    $  3,217,638.022      (3)
1-SW29A    $  2,759,836.629      (2)
1-SW29B    $  2,759,836.629      (3)
1-SW30A    $  2,443,615.800      (2)
1-SW30B    $  2,443,615.800      (3)
1-SW31A    $  2,220,270.321      (2)
1-SW31B    $  2,220,270.321      (3)
1-SW32A    $  2,032,547.604      (2)
1-SW32B    $  2,032,547.604      (3)
1-SW33A    $  1,894,327.306      (2)
1-SW33B    $  1,894,327.306      (3)
1-SW34A    $  1,749,507.499      (2)
1-SW34B    $  1,749,507.499      (3)
1-SW35A    $  1,635,540.598      (2)
1-SW35B    $  1,635,540.598      (3)
1-SW36A    $  1,541,703.632      (2)
1-SW36B    $  1,541,703.632      (3)
1-SW37A    $  1,462,192.653      (2)
1-SW37B    $  1,462,192.653      (3)
1-SW38A    $  1,393,595.328      (2)
1-SW38B    $  1,393,595.328      (3)
1-SW39A    $  1,318,549.772      (2)
1-SW39B    $  1,318,549.772      (3)
1-SW40A    $  1,235,612.855      (2)
1-SW40B    $  1,235,612.855      (3)
1-SW41A    $  1,141,619.685      (2)
1-SW41B    $  1,141,619.685      (3)
1-SW42A    $  1,090,582.431      (2)
1-SW42B    $  1,090,582.431      (3)
1-SW43A    $    991,734.500      (2)
1-SW43B    $    991,734.500      (3)
1-SW44A    $    929,975.446      (2)
1-SW44B    $    929,975.446      (3)
1-SW45A    $    898,631.412      (2)
1-SW45B    $    898,631.412      (3)
1-SW46A    $    816,261.381      (2)
1-SW46B    $    816,261.381      (3)
1-SW47A    $    821,668.485      (2)
1-SW47B    $    821,668.485      (3)
1-SW48A    $    774,913.242      (2)
1-SW48B    $    774,913.242      (3)
1-SW49A    $    734,364.653      (2)

1-SW49B    $    734,364.653      (3)
1-SW50A    $    692,292.487      (2)
1-SW50B    $    692,292.487      (3)
1-SW51A    $    658,998.245      (2)
1-SW51B    $    658,998.245      (3)
1-SW52A    $    623,831.899      (2)
1-SW52B    $    623,831.899      (3)
1-SW53A    $    589,199.602      (2)
1-SW53B    $    589,199.602      (3)
1-SW54A    $ 14,898,451.560      (2)
1-SW54B    $ 14,898,451.560      (3)
2-SW2      $122,707,682.391      (4)
2-SW1A     $  9,844,363.217      (5)
2-SW1B     $  9,844,363.217      (6)
2-SW2A     $ 10,508,020.732      (5)
2-SW2B     $ 10,508,020.732      (6)
2-SW3A     $ 10,498,351.912      (5)
2-SW3B     $ 10,498,351.912      (6)
2-SW4A     $  9,785,753.280      (5)
2-SW4B     $  9,785,753.280      (6)
2-SW5A     $  8,966,469.257      (5)
2-SW5B     $  8,966,469.257      (6)
2-SW6A     $  8,329,152.460      (5)
2-SW6B     $  8,329,152.460      (6)
2-SW7A     $  7,800,851.521      (5)
2-SW7B     $  7,800,851.521      (6)
2-SW8A     $  7,364,370.524      (5)
2-SW8B     $  7,364,370.524      (6)
2-SW9A     $  7,044,100.390      (5)
2-SW9B     $  7,044,100.390      (6)
2-SW10A    $  6,679,751.025      (5)
2-SW10B    $  6,679,751.025      (6)
2-SW11A    $  6,852,190.125      (5)
2-SW11B    $  6,852,190.125      (6)
2-SW12A    $ 10,764,783.472      (5)
2-SW12B    $ 10,764,783.472      (6)
2-SW13A    $ 12,547,296.230      (5)
2-SW13B    $ 12,547,296.230      (6)
2-SW14A    $ 13,598,878.541      (5)
2-SW14B    $ 13,598,878.541      (6)
2-SW15A    $ 15,177,963.555      (5)
2-SW15B    $ 15,177,963.555      (6)
2-SW16A    $ 11,038,041.847      (5)
2-SW16B    $ 11,038,041.847      (6)
2-SW17A    $  8,439,454.202      (5)
2-SW17B    $  8,439,454.202      (6)

2-SW18A    $  6,111,165.327      (5)
2-SW18B    $  6,111,165.327      (6)
2-SW19A    $  5,136,223.737      (5)
2-SW19B    $  5,136,223.737      (6)
2-SW20A    $  4,532,442.134      (5)
2-SW20B    $  4,532,442.134      (6)
2-SW21A    $  4,211,140.426      (5)
2-SW21B    $  4,211,140.426      (6)
2-SW22A    $  4,023,827.913      (5)
2-SW22B    $  4,023,827.913      (6)
2-SW23A    $  4,143,928.815      (5)
2-SW23B    $  4,143,928.815      (6)
2-SW24A    $    212,549.186      (5)
2-SW24B    $    212,549.186      (6)
2-SW25A    $  1,450,052.738      (5)
2-SW25B    $  1,450,052.738      (6)
2-SW26A    $  4,136,801.236      (5)
2-SW26B    $  4,136,801.236      (6)
2-SW27A    $  4,282,640.264      (5)
2-SW27B    $  4,282,640.264      (6)
2-SW28A    $  3,641,803.478      (5)
2-SW28B    $  3,641,803.478      (6)
2-SW29A    $  3,123,652.371      (5)
2-SW29B    $  3,123,652.371      (6)
2-SW30A    $  2,765,745.700      (5)
2-SW30B    $  2,765,745.700      (6)
2-SW31A    $  2,512,957.679      (5)
2-SW31B    $  2,512,957.679      (6)
2-SW32A    $  2,300,488.396      (5)
2-SW32B    $  2,300,488.396      (6)
2-SW33A    $  2,144,047.194      (5)
2-SW33B    $  2,144,047.194      (6)
2-SW34A    $  1,980,136.501      (5)
2-SW34B    $  1,980,136.501      (6)
2-SW35A    $  1,851,145.902      (5)
2-SW35B    $  1,851,145.902      (6)
2-SW36A    $  1,744,938.868      (5)
2-SW36B    $  1,744,938.868      (6)
2-SW37A    $  1,654,946.347      (5)
2-SW37B    $  1,654,946.347      (6)
2-SW38A    $  1,577,306.172      (5)
2-SW38B    $  1,577,306.172      (6)
2-SW39A    $  1,492,367.728      (5)
2-SW39B    $  1,492,367.728      (6)
2-SW40A    $  1,398,497.645      (5)
2-SW40B    $  1,398,497.645      (6)

2-SW41A    $  1,292,113.815      (5)
2-SW41B    $  1,292,113.815      (6)
2-SW42A    $  1,234,348.569      (5)
2-SW42B    $  1,234,348.569      (6)
2-SW43A    $  1,122,470.000      (5)
2-SW43B    $  1,122,470.000      (6)
2-SW44A    $  1,052,569.554      (5)
2-SW44B    $  1,052,569.554      (6)
2-SW45A    $  1,017,093.588      (5)
2-SW45B    $  1,017,093.588      (6)
2-SW46A    $    923,865.119      (5)
2-SW46B    $    923,865.119      (6)
2-SW47A    $    929,985.015      (5)
2-SW47B    $    929,985.015      (6)
2-SW48A    $    877,066.258      (5)
2-SW48B    $    877,066.258      (6)
2-SW49A    $    831,172.347      (5)
2-SW49B    $    831,172.347      (6)
2-SW50A    $    783,554.013      (5)
2-SW50B    $    783,554.013      (6)
2-SW51A    $    745,870.755      (5)
2-SW51B    $    745,870.755      (6)
2-SW52A    $    706,068.601      (5)
2-SW52B    $    706,068.601      (6)
2-SW53A    $    666,870.898      (5)
2-SW53B    $    666,870.898      (6)
2-SW54A    $ 16,862,441.440      (5)
2-SW54B    $ 16,862,441.440      (6)
SWR                     (7)      (7)

(1) The interest rate on the Class 1-SW1 Interest shall be a per annum rate equal to the Group One Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group One Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group One Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The interest rate on the Class 2-SW2 Interest shall be a per annum rate equal to the Group Two Net WAC.

(5) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group Two Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(6) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group Two Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(7) The Class SWR Interest shall have no principal amount and shall bear no interest.

THE LOWER TIER REMIC

The following table sets forth the designations, initial principal balances, interest rates, Corresponding Classes of Certificates and related Mortgage Group for each interest in the Lower Tier REMIC:

                                 Class(es) of
                                 Corresponding
          Initial                Certificates
         Principal   Interest     or Related
Class     Balance      Rate     Mortgage Group
-----    ---------   --------   --------------
LTA-1        (1)        (8)         A-1, R
LTA-2A       (1)        (8)          A-2A
LTA-2B       (1)        (8)          A-2B
LTA-2C       (1)        (8)          A-2C
LTA-2D       (1)        (8)          A-2D
LTM-1        (1)        (8)           M-1
LTM-2        (1)        (8)           M-2
LTM-3        (1)        (8)           M-3
LTM-4        (1)        (8)           M-4
LTM-5        (1)        (8)           M-5
LTM-6        (1)        (8)           M-6
LTB-1        (1)        (8)           B-1
LTB-2        (1)        (8)           B-2
LTB-3        (1)        (8)           B-3
LTIX         (2)        (8)           N/A
LTII1A       (3)        (8)        Group One
LTII1B       (4)        (9)        Group One
LTII2A       (5)        (8)        Group Two
LTII2B       (6)       (10)        Group Two
LTIIX        (7)        (8)           N/A
LT-IO       (11)       (11)           N/A
LTR         (12)       (12)           N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/4 of the initial Certificate Principal Balance of its Corresponding Certificates.

(2) The initial principal balance of the Class LTIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests.

(3) The initial principal balance of the Class LTII1A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One.

(4) The initial principal balance of the Class LTII1B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans.

(5) The initial principal balance of the Class LTII2A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two.

(6) The initial principal balance of the Class LTII2B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans.

(7) The initial principal balance of the Class LTIIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests.

(8) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LTII1B, the Class LTII2B and the Class LT-IO Interests) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date and
     (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(9) For each Distribution Date, the interest rate for the Class LTII1B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "1" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(10) For each Distribution Date, the interest rate for the Class LTII2B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "2" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(11) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

                       SWAP REMIC
Distribution Date   Regular Interest
-----------------   ----------------
7                   Class 1-SW1A
                    Class 2-SW1A
7-8                 Class 1-SW2A
                    Class 2-SW2A
7-9                 Class 1-SW3A
                    Class 2-SW3A
7-10                Class 1-SW4A
                    Class 2-SW4A
7-11                Class 1-SW5A
                    Class 2-SW5A
7-12                Class 1-SW6A
                    Class 2-SW6A
7-13                Class 1-SW7A
                    Class 2-SW7A
7-14                Class 1-SW8A
                    Class 2-SW8A
7-15                Class 1-SW9A
                    Class 2-SW9A
7-16                Class 1-SW10A
                    Class 2-SW10A
7-17                Class 1-SW11A
                    Class 2-SW11A
7-18                Class 1-SW12A
                    Class 2-SW12A
7-19                Class 1-SW13A
                    Class 2-SW13A
7-20                Class 1-SW14A
                    Class 2-SW14A
7-21                Class 1-SW15A
                    Class 2-SW15A
7-22                Class 1-SW16A
                    Class 2-SW16A
7-23                Class 1-SW17A
                    Class 2-SW17A
7-24                Class 1-SW18A
                    Class 2-SW18A
7-25                Class 1-SW19A
                    Class 2-SW19A
7-26                Class 1-SW20A
                    Class 2-SW20A
7-27                Class 1-SW21A
                    Class 2-SW21A
7-28                Class 1-SW22A
                    Class 2-SW22A
7-29                Class 1-SW23A
                    Class 2-SW23A
7-30                Class 1-SW24A
                    Class 2-SW24A
7-31                Class 1-SW25A
                    Class 2-SW25A
7-32                Class 1-SW26A
                    Class 2-SW26A

7-33                Class 1-SW27A
                    Class 2-SW27A
7-34                Class 1-SW28A
                    Class 2-SW28A
7-35                Class 1-SW29A
                    Class 2-SW29A
7-36                Class 1-SW30A
                    Class 2-SW30A
7-37                Class 1-SW31A
                    Class 2-SW31A
7-38                Class 1-SW32A
                    Class 2-SW32A
7-39                Class 1-SW33A
                    Class 2-SW33A
7-40                Class 1-SW34A
                    Class 2-SW34A
7-41                Class 1-SW35A
                    Class 2-SW35A
7-42                Class 1-SW36A
                    Class 2-SW36A
7-43                Class 1-SW37A
                    Class 2-SW37A
7-44                Class 1-SW38A
                    Class 2-SW38A
7-45                Class 1-SW39A
                    Class 2-SW39A
7-46                Class 1-SW40A
                    Class 2-SW40A
7-47                Class 1-SW41A
                    Class 2-SW41A
7-48                Class 1-SW42A
                    Class 2-SW42A
7-49                Class 1-SW43A
                    Class 2-SW43A
7-50                Class 1-SW44A
                    Class 2-SW44A
7-51                Class 1-SW45A
                    Class 2-SW45A
7-52                Class 1-SW46A
                    Class 2-SW46A
7-53                Class 1-SW47A
                    Class 2-SW47A
7-54                Class 1-SW48A
                    Class 2-SW48A
7-55                Class 1-SW49A
                    Class 2-SW49A
7-56                Class 1-SW50A
                    Class 2-SW50A
7-57                Class 1-SW51A
                    Class 2-SW51A
7-58                Class 1-SW52A
                    Class 2-SW52A
7-59                Class 1-SW53A
                    Class 2-SW53A
7-60                Class 1-SW54A
                    Class 2-SW54A

(12) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper Tier REMIC.

                                       Initial               Class of Related
Class                             Principal Balance   Rate     Certificates
-----                             -----------------   ----   ----------------
UTA-1                                    (1)           (2)         A-1
UTA-2A                                   (1)           (2)         A-2A
UTA-2B                                   (1)           (2)         A-2B
UTA-2C                                   (1)           (2)         A-2C
UTA-2D                                   (1)           (2)         A-2D
UTM-1                                    (1)           (2)         M-1
UTM-2                                    (1)           (2)         M-2
UTM-3                                    (1)           (2)         M-3
UTM-4                                    (1)           (2)         M-4
UTM-5                                    (1)           (2)         M-5
UTM-6                                    (1)           (2)         M-6
UTB-1                                    (1)           (2)         B-1
UTB-2                                    (1)           (2)         B-2
UTB-3                                    (1)           (2)         B-3
Uncertificated Class C Interest          (3)           (3)         N/A
UT-IO                                    (4)           (4)         N/A
Residual Interest                        (1)           (2)         R

(1) The initial principal balance of each of these REMIC Regular Interests and the Residual Interest shall equal the initial principal balance of its Class of Related Certificates.

(2) The interest rates on each of these REMIC Regular Interests shall be an annual rate equal to the Pass-Through Rate for the Class of Related Certificates, provided that in lieu of the applicable Available Funds Cap set forth in the definition of an applicable Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest. The Class UT-IO Interest shall be represented by the Class C Certificates.

THE CERTIFICATES

The following table sets forth the Class designation, interest rate and initial Class principal amount for each Class of Certificates comprising interests in the Trust Fund.

          Initial Class    Interest
Class   Principal Amount     Rate
-----   ----------------   --------
A-1            (1)          (2)
A-2A           (1)          (2)
A-2B           (1)          (2)
A-2C           (1)          (2)
A-2D           (1)          (2)
M-1            (1)          (2)
M-2            (1)          (2)
M-3            (1)          (2)
M-4            (1)          (2)
M-5            (1)          (2)
M-6            (1)          (2)
B-1            (1)          (2)
B-2            (1)          (2)
B-3            (1)          (2)
C              (3)          (3)
P              (4)          (4)
R              (1)          (2)(5)

(1) Each of these Classes of Certificates shall have initial principal balances as set forth in Section 5.01 hereof.

(2) Each of these Classes of Certificates shall bear interest at a per annum rate equal to the Pass-Through Rate for such Certificates set forth in the definitions herein.

(3)  For federal income tax purposes, the Class C Certificate shall represent
     (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the Uncertificated Class C Interest and the Class UT-IO Interest and (ii) certain rights and obligations with respect to notional principal contracts as described in Section 2.07.

(4) The Class P Certificates shall be entitled to the amounts distributable pursuant to Section 4.04(b) hereof and shall not represent a REMIC regular interest.

(5) The Class R Interest represents ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent master servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in Section 11.01 hereof, but in no event below the standard set forth in clause
(x) of this definition.

     Accepted Servicing Practices: Each Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and, with respect to Option One, that it customarily employs and exercises in servicing and administering mortgage loans for its own account.

     Accountant's Attestation: As defined in Section 3.18(b).

     Accrual Period: With respect to each Class of LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) and ending on the day immediately preceding such Distribution Date and with respect to the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year and all calculations of interest on the SWAP REMIC Regular Interests will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Form 10-D Disclosure: As defined in Section 3.20 hereof.

     Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is adjustable.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

     Advance: The aggregate of the advances required to be made by each Servicer or the Master Servicer, as applicable, with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (or, with respect to the interest-only Mortgage Loans, payments of scheduled interest) (net of the Servicing Fee) on the related Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, except as provided in Section 4.01 hereof, less the aggregate amount of any such Delinquent payments that the applicable Servicer or Master Servicer, as applicable, has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to (i) any Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property) (ii) shortfalls in principal and interest due to bankruptcy proceedings or the application of the Relief Act or similar laws, (iii) the principal portion of any amount paid on a Balloon Loan, or (iv) principal payments with respect to second lien Mortgage Loans, there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property, which is less than 150 days delinquent, the obligation to make Advances shall only be to payments of interest (subject to the exceptions described above and net of the related Servicing Fees), to be calculated after taking into account rental income.

     Advance Facility: A financing or other facility as described in Section 10.07.

     Advancing Person: A Person to whom the relevant Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances have been assigned pursuant to Section 10.07.

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Assignment Agreement: The Mortgage Loan Sale and Assignment Agreement, dated as of March 1, 2007 between the Sponsor and the Depositor relating to the sale and assignment by the Sponsor to the Depositor of the Option one Mortgage Loans.

     Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance, the Class A-2D Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

     Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Sponsor by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Assessment of Compliance: As defined in Section 3.18(a) hereof.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged

Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

     Auction: The one-time auction conducted by the Securities Administrator, as described in Section 9.01(b) hereof.

     Auction Date: The date on which the Auction occurs.

     Authenticating Agent: As defined in Section 5.10.

     Available Funds Cap: Any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap or the Weighted Average Available Funds Cap.

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 or 30 years which provides for level monthly payments of principal and interest based on a 30- 40- or 50-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A (other than the Class R Certificate), Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

     Bring Down Letter: That certain letter agreement, dated as of March 30, 2007 between the Transferor and MLML pursuant to which the Transferor "brings down" to the Closing Date certain of its representations and warranties with respect to the Option One Mortgage Loans.

     Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions or street brokerage institutions in the State of Oregon, State of Florida, State of California, Commonwealth of Pennsylvania, State of Illinois, State of Texas or in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     Cap Contract: The schedule and master agreement (attached hereto as Exhibit Q-4 hereto), including the confirmation thereto (attached as Exhibit Q-1 hereto) and the related credit support annex (attached as Exhibit Q-3 hereto), between the Cap Contract Counterparty and the Supplemental Interest Trust Trustee for the benefit of the Certificateholders or any other cap or swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 4.04(l) hereof.

     Cap Contract Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "LaSalle Bank National Association, as supplemental interest trust trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2." Funds in the

Cap Contract Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

     Cap Contract Counterparty: Bear Stearns Financial Products Inc. and its successors.

     Cap Contract Notional Balance: With respect to any Distribution Date, the cap contract notional balance for such Distribution Date set forth in Schedule I of the Cap Contract.

     Cap Payments: For each Distribution Date, the cap payment that the Cap Counterparty is obligated to pay to the Supplemental Interest Trust if LIBOR (as defined in the Cap Contract) is greater than 5.322%. The Cap Payment is based on the lesser of (a) the Cap Contract Notional Balance for the Distribution Date and (b) the excess if any, of (A) the beginning aggregate Certificate Principal Balance over (B) the Swap Agreement Notional Balance for such Distribution Date, if LIBOR exceeds 5.322%.

     Cap Posted Collateral Account: The segregated Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "LaSalle Bank National Association, as supplemental interest trust trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2." Funds in the Cap Posted Collateral Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in the Cap Contract.

     Certificate: Any one of the certificates of any Class executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The separate Eligible Account or Accounts created and maintained by the Securities Administrator pursuant to Section 3.05(f) in the name of the Trustee for the benefit of the Certificateholders and designated "LaSalle Bank National Association, as securities administrator for Citibank, N.A. as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Group: Either of Certificate Group One or Certificate Group
Two.

     Certificate Group One: The Class A-1 and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

     Certificate Group Two: The Class A-2 Certificates. For purposes of Section
2.07 hereof, Certificate Group Two shall be related to Group Two.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the immediately preceding sentence, however, to the extent any excess referred to in the immediately preceding sentence is attributable to distributions of proceeds of the Swap Agreement or Cap Contract, such sentence shall be applied by substituting "Class C Unpaid Realized Loss Amount" for "Class C Interest Carry Forward Amount". Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the related Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator and the Trustee are entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

     Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

     Class A Certificate Principal Balance: As of any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance, the Class A-2D Certificate Principal Balance and the Class R Certificate Principal Balance.

     Class A Certificates: Any of the Class A-1 Certificates, the Class A-2 Certificates and the Class R Certificates.

     Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the related Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 51.80% of the aggregate Stated

Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

     Class A-1 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group One based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group One Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group One as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period. The Class A-1 Available Funds Cap shall relate to the Class A-1 Certificates.

     Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

     Class A-1 Certificates: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1 Corridor Contract: The schedule and the master agreement (attached as Exhibit M-5 hereto), including the confirmation thereto (attached as Exhibit M-1 hereto) and the related credit support annex (attached as Exhibit M-4 hereto), between the Securities Administrator on behalf of the Issuing Entity and the Cap Contract Counterparty, with respect to the Class A-1 Certificates.

     Class A-1 Corridor Contract Notional Balance: With respect to any Distribution Date, the Class A-1 Corridor Contract Notional Balance set forth for such Distribution Date in the Class A-1 LIBOR Table (attached as Schedule A to Exhibit M-1 hereto).

     Class A-1 Corridor Contract Termination Date: The Distribution Date in September 2007.

     Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-1 Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates.

     Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to Current Interest or Interest Carry Forward

Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

     Class A-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.250% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.500% per annum.

     Class A-1 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group One Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group One Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-1 Maximum Rate Cap shall relate to the Class A-1 Certificates.

     Class A-1 Pass-Through Rate: For the first Distribution Date, 5.57000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class A-1 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-1 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.750% per annum.

     Class A-2 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group Two Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Available Funds Cap shall relate to the Class A-2 Certificates.

     Class A-2 Certificates: Any of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

     Class A-2 Corridor Contract: The schedule and master agreement (attached as Exhibit M-5 hereto), including the confirmation thereto (attached as Exhibit M-2 hereto) and the related credit support annex (attached as Exhibit M-4 hereto), between the Securities Administrator on behalf of the Issuing Entity and the Cap Contract Counterparty, with respect to the Class A-2 Certificates.

     Class A-2 Corridor Contract Notional Balance: With respect to any Distribution Date, the Class A-2 Corridor Contract Notional Balance set forth for such Distribution Date in the Class A-2 LIBOR Cap Table (attached as Schedule A to Exhibit M-2 hereto).

     Class A-2 Corridor Contract Termination Date: The Distribution Date in September 2007.

     Class A-2 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group Two Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group Two Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Maximum Rate Cap shall relate to the Class A-2 Certificates.

     Class A-2 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-2 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.260% per annum.

     Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

     Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2A Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to Current Interest or Interest

Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

     Class A-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.120% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.240% per annum.

     Class A-2A Pass-Through Rate: For the first Distribution Date, 5.44000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B Certificates.

     Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Pass-Through Rate on the Class A-2B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Pass-Through Rate for the related Accrual Period.

     Class A-2B Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.210% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.420% per annum.

     Class A-2B Pass-Through Rate: For the first Distribution Date, 5.53000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2C Certificate: Any Certificate designated as a "Class A-2C Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2C Certificates.

     Class A-2C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2C Pass-Through Rate on the Class A-2C Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2C Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2C Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2C Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2C Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2C Pass-Through Rate for the related Accrual Period.

     Class A-2C Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.260% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.520% per annum.

     Class A-2C Pass-Through Rate: For the first Distribution Date, 5.58000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2C Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2D Certificate: Any Certificate designated as a "Class A-2D Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2D Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2D Certificates.

     Class A-2D Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2D Pass-Through Rate on the Class A-2D Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2D Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2D Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2D Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2D Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2D Certificates with respect to Current Interest or Interest

Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2D Pass-Through Rate for the related Accrual Period.

     Class A-2D Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.420% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.840% per annum.

     Class A-2D Pass-Through Rate: For the first Distribution Date, 5.74000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2D Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class B Certificates: Any of the Class B-1, Class B-2 and Class B-3 Certificates.

     Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

     Class B-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.150% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.225% per annum.

     Class B-1 Pass-Through Rate: For the first Distribution Date, 7.47000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M Certificate Principal Balance, have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, and Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (C) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (E) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date) and (F) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 85.90% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

     Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

     Class B-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.150% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.225% per annum.

     Class B-2 Pass-Through Rate: For the first Distribution Date, 7.47000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, and Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (C) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (E) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (F) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and
(G) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 88.90% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

     Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

     Class B-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.150% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.225% per annum.

     Class B-3 Pass-Through Rate: For the first Distribution Date, 7.47000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, and Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution
Date), (C) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (E) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (F) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal

Distribution Amount on such Distribution Date), (G) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (H) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 91.50% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

     Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A hereto, representing the right to distributions as set forth herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Certificates (as adjusted, if necessary, to reflect the length of the Accrual Period for the LIBOR Certificates) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates (other than amounts so added attributable to Subsequent Recoveries or proceeds of the Swap Agreement or Cap Contract).

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates (A) pursuant to the last sentence of the definition of "Certificate Principal Balance" or (B) attributable to distributions of proceeds of the Swap Agreement or Cap Contract.

     Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2C Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2D Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LT-IO Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

     Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the rate set forth in footnote 9 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

     Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans and with an interest rate equal to the rate set forth in footnote 10 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

     Class M Certificate Principal Balance: For any date of determination, the sum of the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance, Class M-5 Certificate Principal Balance and Class M-6 Certificate Principal Balance.

     Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.460% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.690% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 5.78000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-1/M-2/M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date) and (B) the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 72.10% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1/M-2/M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1/M-2/M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance.

     Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.650% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.975% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 5.97000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

     Class M-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.850% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.275% per annum.

     Class M-3 Pass-Through Rate: For the first Distribution Date, 6.17000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

     Class M-4 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.750% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.625% per annum.

     Class M-4 Pass-Through Rate: For the first Distribution Date, 7.07000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance and Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, and Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date) and (C) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 75.80% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2 and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

     Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-5 Certificates.

     Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period.

     Class M-5 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.950% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.925% per annum.

     Class M-5 Pass-Through Rate: For the first Distribution Date, 7.27000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance and Class M-4 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, and Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (C) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (D) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 79.30% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-5 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (II) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-5 Certificate Principal Balance.

     Class M-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-6 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-6 Certificates.

     Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period.

     Class M-6 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.150% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.225% per annum.

     Class M-6 Pass-Through Rate: For the first Distribution Date, 7.47000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance and Class M-5 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, and Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (C) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), and (E) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 82.70% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of

Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (II) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-6 Certificate Principal Balance.

     Class M-6 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-6 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-6 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-6 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class Payment Shortfall: As defined in Section 2.07(d)(ii) herein.

     Class R Certificate: The Class R Certificate executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

     Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.250% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.50% per annum.

     Class R Pass-Through Rate: For the first Distribution Date, 5.57000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Class A-

1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class SWR Interest: The sole class of "residual interest" in the SWAP
REMIC.

     Closing Date: March 30, 2007.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collection Accounts: The separate Eligible Accounts created and initially maintained by each Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated, "Wilshire Credit Corporation, as servicer for Citibank, N.A., as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2", "Litton Loan Servicing LP, as servicer for Citibank N.A., as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2" and "Option One Mortgage Corporation, as servicer for Citibank N.A., as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2". Funds in each Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of (1) the original principal balance of the related Mortgage Loan and (2) any outstanding principal balances of Mortgage Loans the liens on which are senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan) and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property and (B) the sales price of the related Mortgaged Property at time of origination.

     Commission: The Securities and Exchange Commission.

     Compensating Interest: For any Distribution Date (a) with respect to Wilshire, and (i) all Principal Prepayments in full in respect of a Mortgage Loan that are received from the first day of the applicable Prepayment Period through the last day of the month preceding such Distribution Date, a payment made by Wilshire (provided that the amount of such payment shall not exceed one half of the Servicing Fee for the related Distribution Date) equal to the amount of interest at the Net Mortgage Rate for such Mortgage Loan from the date of prepayment through the last day of such preceding month, and (ii) all Principal Prepayments in part in respect of a Mortgage Loan that are received during the calendar month preceding such Distribution Date, a payment made by Wilshire equal to the amount of interest at the Net Mortgage Rate for such Mortgage Loans from the date of prepayment through the last day of such preceding month; (b) with respect to Litton, and all Principal Prepayments in full in respect of a Mortgage Loan that are received from the first day of the related Prepayment Period through the last day of the month preceding such Distribution Date, a payment made by Litton equal to the lesser of (i) one-half of the total amount of Servicing Fees received on the Mortgage Loans serviced by Litton for the applicable Distribution Date and (ii) the amount of interest accrued at the Net Mortgage Rate for such Mortgage Loans from the date of prepayment through the last day of such preceding month, and (c) with respect to Option One and all Principal Prepayments in part or in full in respect of a Mortgage Loan that are received from the first day of the related Prepayment Period through the last day of the month preceding such Distribution Date, a payment made by Option One equal to the amount of interest accrued at the Net Mortgage Rate for such Mortgage Loans from the date of prepayment through the last day of such preceding month not to exceed the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

     Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTA-2C Interest, the Class A-2C Certificates. With respect to the Class LTA-2D Interest, the Class A-2D Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Corridor Contract: Any of the Class A-1 Corridor Contract, the Class A-2 Corridor Contract or the Subordinate Certificate Corridor Contract.

     Corridor Contract Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 4.04(k)(i) in the name of the Trustee for the benefit of the Issuing Entity and designated "LaSalle Bank National Association, as securities administrator for Citibank, N.A., as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2." Funds in the Corridor Contract Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

     Corridor Contract Notional Balance: Any of the Class A-1 Corridor Contract Notional Balance, the Class A-2 Corridor Contract Notional Balance or the Subordinate Certificate Corridor Contract Notional Balance.

     Corridor Contract Termination Date: Any of the Class A-1 Corridor Contract Termination Date, the Class A-2 Corridor Contract Termination Date or the Subordinate Certificate Corridor Contract Termination Date.

     Corridor Posted Collateral Account: The segregated Eligible Account created and maintained by the Securities Administrator pursuant to Section 4.04(k)(iv) in the name of the Trustee for the benefit of the Issuing Entity and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE1." Funds in the Corridor Posted Collateral Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in the Corridor Contracts.

     Current Interest: Any of the Class A-1 Current Interest, the Class A-2A Current Interest, the Class A-2B Current Interest, the Class A-2C Current Interest, the Class A-2D Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class C Current Interest.

     Custodians: LaSalle Bank National Association, Wells Fargo Bank, N.A. and Treasury Bank, a division of Countrywide Bank, FSB.

     Cut-off Date: March 1, 2007.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Defaulted Swap Termination Payment: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Definitive Certificates: As defined in Section 5.06.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

     Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date (or such other date as is agreed to by the Master Servicer and Securities Administrator).

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Securities Administrator and the initial Depository.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

     Distribution Date: The 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2007.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

     Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is (1) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (2) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national banking association or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Securities Administrator, the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P, F-1 by Fitch or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000 or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Securities Administrator and the Trustee.

     ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor to the Underwriter ), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of S&P, Moody's or Fitch.

     ERISA Restricted Certificates: The Class C Certificates and Class P Certificates and any other Certificate, as long as the acquisition and holding of such other Certificate is not covered by and exempt under any underwriter's exemption granted by the United States Department of Labor.

     Event of Default: As defined in Section 7.01 hereof.

     Exception Report: As defined in Section 2.02 hereof.

     Excess Interest: On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the related Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and (ii) $51,563,056.95 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 8.50% of the Pool Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current aggregate Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fitch: Fitch, Inc., or any successor in interest.

     Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a Class of LIBOR Certificates is based upon the related Available Funds Cap or the related Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the related Available Funds Cap or the related Maximum Rate Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or (b) the sum of (i) the related Available Funds Cap and (ii) the product of (AA) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (BB) the sum of (x) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the related Corridor Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which such Corridor Contract relates for such Distribution Date and (y) the quotient obtained by dividing (I) an amount equal to the sum of (xx) any Net Swap Payments owed by the Swap Counterparty for such Distribution Date and (yy) any Cap Payment owed by the Cap Contract Counterparty for such Distribution Date by (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date over (2) the amount of interest such Class was entitled to receive on such Distribution Date based on the related Available Funds Cap; together with (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Available Funds Cap or the related Maximum Rate
Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

     Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

     Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

     Group One Mortgage Loan: Any Mortgage Loan at any time identified in the Mortgage Loan Schedule attached hereto as Exhibit B as a Group One Mortgage Loan.

     Group One Net WAC: The Net WAC of Group One.

     Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

     Group Two Mortgage Loan: Any Mortgage Loan at any time identified in the Mortgage Loan Schedule attached hereto as Exhibit B as a Group Two Mortgage Loan.

     Group Two Net WAC: The Net WAC of Group Two.

     Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-2 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Certificate Principal Balances of the Class A-1 and Class R Certificates is reduced to zero, the Group One Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-1 Certificates and Class R Certificates to zero will be applied to increase the Group Two Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Indenture: An indenture relating to the issuance of the NIM Notes guaranteed by the NIMs Insurer.

     Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

     Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

     Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insurance Policy: With respect to any Mortgage Loan or the related Mortgaged Property included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan or Mortgaged Property, including any replacement policy or policies for any insurance policies.

     Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan or the related Mortgaged Property pursuant to any Insurance Policy or any other insurance policy covering such Mortgage Loan or Mortgaged Property, to the extent such proceeds are payable to the mortgagee under the Mortgage, a Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released either to the Mortgagor or to the holder of a senior lien on the related Mortgaged Property in accordance with the procedures that the related Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property.

     Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class A-2C Interest Carry Forward Amount, the Class A-2D Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward

Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: With respect to the LIBOR Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, March 28, 2007.

     Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period (and with respect to Wilshire, if made in connection with prepayments in full and during the preceding calendar month if made in connection with partial prepayments), (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period (and with respect to Wilshire, if made in connection with prepayments in full and during the preceding calendar month if made in connection with partial prepayments), less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicers, the Master Servicer, the Securities Administrator and the Trustee pursuant to this Agreement allocable to interest.

     Issuing Entity: Merrill Lynch Mortgage Investors Trust, Series 2007-HE2.

     Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one month.

     LIBOR Business Day: Any day on which banks in the City of London, England, Chicago, Illinois and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: The Class A, Class M and Class B Certificates.

     Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) has been realized upon or liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the related Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) as to which is not a first lien Mortgage Loan and is delinquent 180 days or longer, the related Servicer has certified in a certificate of an officer of the related Servicer delivered to the Depositor and Master Servicer that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by a Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

     Losses: Any losses, claims, damages, liabilities or expenses collectively.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTA-2C Interest, the Class LTA-2D Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LT-IO Interest and the Class LTR Interest.

     Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest and the Class LT-IO Interest.

     Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinated Balance Ratio: The ratio of (i) the principal balance of the Class LTII1A Interest to (ii) the principal balance of the Class LTII2A Interest that is equal to the ratio of (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of the Class A-1 and Class R Certificates to (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of the Class A-2 Certificates.

     Master Servicer: LaSalle Bank National Association, a national banking association, or any successor in interest.

     Master Servicer Collection Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and designated, "LaSalle Bank National Association, as master servicer for Citibank, N.A., as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2". Funds in the Master Servicer Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

     Maximum Rate Cap: Any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MIN: The loan number for any MERS Loan.

     Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MLML: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successors in interest.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument with all riders thereto creating a first or second lien or a first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or a Custodian on its behalf to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Group: Either of Group One or Group Two.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Custodians on behalf of the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage
Loan:

          (i)  the loan number;

          (ii) the borrower name and address;

          (iii) the unpaid principal balance of the Mortgage Loans;

          (iv) the Initial Mortgage Rate;

          (v) the original maturity date and the months remaining before maturity date;

          (vi) the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the first payment due date of the Mortgage Loan;

          (ix) the Loan-to-Value Ratio at origination with respect to a first lien Mortgage Loan, or the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating the property type;

          (xii) with respect to each Adjustable Rate Mortgage Loan;

               (A)  THE FREQUENCY OF EACH ADJUSTMENT DATE;

               (B)  THE NEXT ADJUSTMENT DATE;

               (C)  THE MAXIMUM MORTGAGE RATE;

               (D)  THE MINIMUM MORTGAGE RATE;

               (E)  THE MORTGAGE RATE AS OF THE CUT-OFF DATE;

               (F)  THE RELATED PERIODIC RATE CAP;

               (G)  THE GROSS MARGIN; and

               (H)  THE LIFETIME RATE CAP;

          (xiii) the location of the related Mortgaged Property;

          (xiv) a code indicating whether a Prepayment Charge is applicable;

               (A)  THE PERIOD DURING WHICH SUCH PREPAYMENT CHARGE IS IN EFFECT;

               (B)  THE AMOUNT OF SUCH PREPAYMENT CHARGE;

               (C) ANY LIMITATIONS OR OTHER CONDITIONS ON THE ENFORCEABILITY OF SUCH PREPAYMENT CHARGE; AND

               (D) ANY OTHER INFORMATION PERTAINING TO THE PREPAYMENT CHARGE SPECIFIED IN THE RELATED MORTGAGE NOTE;

          (xv) the Credit Score and date obtained; and

          (xvi) the MIN.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Issuing Entity.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto with all riders attached thereto.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

     Mortgaged Property: The underlying property securing a Mortgage Loan.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate.

     Net Rate: The per annum rate set forth in footnote 8 to the description of the Lower Tier REMIC in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     Net WAC: With respect to any Distribution Date and for any Mortgage Group, the weighted average Net Mortgage Rate for the Mortgage Loans in such Mortgage Group calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     NIM Notes: The net interest margin or excess cashflow securities to be issued pursuant to the Indenture.

     NIMs Insurer: Any of the one or more insurers, if any, that is guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

     NIMs Insurer Default: As defined in Section 10.13.

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by a Servicer (or Master Servicer in its capacity as successor servicer) that, in the good faith judgment of such Servicer (or Master Servicer in its capacity as successor servicer), will not or, in the case of a current delinquency, would not, be ultimately recoverable by such Servicer (or Master Servicer in its capacity as successor servicer) from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by a Servicer (or Master Servicer in its capacity as successor servicer) that, in the good faith judgment of such Servicer (or Master Servicer in its capacity as successor servicer), will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by such Servicer (or Master Servicer in its capacity as successor servicer) from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Supported Interest Shortfall: As defined in Section 4.02.

     Offered Certificates: The Class A, Class M and Class B Certificates.

     Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Master Servicer, the Servicers or the Securities Administrator (or any other officer customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee, as the case may be, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750 (or successor page), as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and
               (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer, a Servicer, the Trustee or the Securities Administrator reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor, the Master Servicer, any Servicer or the Securities Administrator, (2) not have any direct financial interest in the Depositor, the Master Servicer, any Servicer, the Trustee or the Securities Administrator or in any Affiliate of either such party, and (3) not be connected with the Depositor, the Master Servicer, any Servicer, the Trustee or the Securities Administrator as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Option One: Option One Mortgage Corporation, a California corporation.

     Option One Mortgage Loans: The Mortgage Loans included in the Trust Fund that were originated by Option One and sold to MLML pursuant to the Transfer Agreement.

     Optional Termination: The termination of the Trust Fund hereunder pursuant to clause (b) of Section 9.01 hereof.

     Optional Termination Amount: The repurchase price received by the Securities Administrator in connection with any repurchase of all of the Mortgage Loans pursuant to Section 9.01.

     Optional Termination Price: On any date after the Initial Optional Termination Date an amount equal to the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or, if such Mortgage Loan is an REO Property, the fair market value of such REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the proceeds of the Auction will be distributed on the Certificates; (ii) any unreimbursed fees, indemnity amounts or out-of-pocket costs and expenses owed to the Master Servicer, the Servicers, the Trustee or the Securities Administrator and all unreimbursed Advances and Servicing Advances, in each case incurred by such party in the performance of its obligations; (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law; and (iv) any unpaid Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty; such Swap Termination Payment shall include any payment to the Swap Counterparty resulting from the optional termination of the Swap Agreement.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and
(2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Securities Administrator and delivered by the Securities Administrator pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Ownit Mortgage Loans: The Mortgage Loans in the Trust Fund that were originated by Ownit Mortgage Solutions, Inc. and acquired directly or indirectly by MLML.

     Pass-Through Rate: With respect to any Class of Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

     Percentage Interest: With respect to:

          (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

          (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

     Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

     Permitted Activities: The primary activities of the Issuing Entity created pursuant to this Agreement which shall be:

          (i) holding Mortgage Loans transferred from the Depositor and other assets of the Issuing Entity, including the Corridor Contracts, Corridor Contract Account and the Supplemental Interest Trust subtrust, which in turn holds the Swap Agreement and the Cap Contract, and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

          (ii) issuing Certificates and other interests in the assets of the Issuing Entity;

          (iii) through the appropriate subtrust, as applicable, receiving collections on the Mortgage Loans, the Swap Agreement and the Cap Contract and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

          (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Issuing Entity as a qualified special purpose entity under existing accounting literature.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations is backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Securities Administrator or any of their Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Securities Administrator or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Securities Administrator or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those offered by the Securities Administrator, the Trustee or its Affiliates), which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Securities Administrator or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicers but not yet deposited in the Collection Accounts) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless such Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Issuing Entity or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Securities Administrator with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

     Posted Collateral: As defined in the Swap Agreement, the Cap Contract or the Corridor Contracts, as applicable.

     Preference Claim: The meaning set forth in Section 4.04(j) hereof.

     Preliminary Statement: The paragraphs in the preamble to this Agreement that precede Article I.

     Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates.

     Prepayment Charges: Any prepayment fee, premium or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

     Prepayment Interest Excess: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

     Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof and other than a Principal Prepayment in full on a Mortgage Loan received during the period from and including the first day to and including (a) in the case of Wilshire, the 14th day of the month and (b) in the case of Litton and Option One, the 15th day of the month of such Distribution Date), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

     Prepayment Period: With respect to any Distribution Date and (x) Litton or Option One, the period beginning with the opening of business on the 16th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the close of business on the 15th day of such month in which the Distribution Date occurs, or (y) Wilshire (a) for Principal Prepayments in part, the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) or (b) for Principal Prepayments in full, the period from and including the opening of business on the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and including the close of business on the 14th day of the calendar month in which such Distribution Date occurs.

     Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) Principal Prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or a Servicer during the related Prepayment Period or, in the case of a purchase pursuant to
Section 9.01, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received during the prior calendar month and (7) all other collections and recoveries in respect of principal, including any partial prepayments of principal, during the prior calendar month, less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicers, the Master Servicer, the Securities Administrator, the Custodians and the Trustee pursuant to this Agreement and allocable to principal.

     Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the related Servicer in accordance with the terms of the related Mortgage Note.

     Prospectus Supplement: The Prospectus Supplement dated March 29, 2007, relating to the public offering of the Offered Certificates.

     PUD: A Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor or the Transferor pursuant to Section 2.02 or 2.03 hereof or Litton pursuant to Section 3.12(e) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law. With respect to any REO Property purchased by a Servicer pursuant to Section 3.12(c) or Section 3.12(e) hereof, an amount equal to the fair market value of such REO Property, as determined in good faith by such Servicer.

     QIB: A "qualified institutional buyer" within the meaning of Rule 144A.

     Rating Agency: Either of S&P or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the related Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

     Record Date: With respect to the first Distribution Date, the Closing Date. With respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and
(iii) which have been designated as such by the Securities Administrator.

     Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

     Regulation S Book-Entry Certificates: Certificates sold in offshore transactions in reliance on Regulation S in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC.

     Related Certificates: For each interest in the Upper Tier REMIC, the Class of Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Relief Act: The Servicemembers Civil Relief Act or any similar state or local laws and ordinances.

     Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Pass-Through Rate: In the case of a Class of the Class A, Class M and Class B Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     REMIC SWAP Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Distribution Date, as set forth in the Prospectus Supplement.

     Remittance Report: As defined in Section 4.04(j) hereof.

     REO Property: A Mortgaged Property acquired by a Servicer, on behalf of the Trustee for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Replacement Mortgage Loan: One or more Mortgage Loans substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan;
(2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of the Mortgage Loans in a second lien position) no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

     Request for Release: The Request for Release of Documents submitted by a Servicer to the Trustee (or a Custodian on its behalf), substantially in the form of Exhibit I hereto.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Required Percentage: As of any Distribution Date following the Stepdown Date, the quotient of (1) the excess of (A) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class SWR Interest and Class LTR Interest and distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: When used with respect to the Securities Administrator, the Master Servicer, the Trustee or the Servicers, any officer of the Securities Administrator, the Master Servicer, Trustee or the Servicers, with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service) for the purpose of displaying London interbank offered rates of major banks.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Sale Agreement: The Mortgage Loan Purchase Agreement dated as of March 1, 2007, between the Depositor and the Sponsor with respect to the sale of the Ownit Mortgage Loans from the Sponsor to the Depositor.

     Sarbanes-Oxley Certification: Has the meaning set forth in Section 3.20.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: LaSalle Bank National Association, a national banking association, or any successor in interest.

     Securities Administrator Fee: The Securities Administrator is entitled to the investment income earned on amounts on deposit in the Certificate Account as set forth in Section 3.05(f) hereof.

     Servicers: With respect to the Ownit Mortgage Loans, Litton Loan Servicing LP, a Delaware limited partnership, or its successor in interest and Wilshire Credit Corporation, a Nevada corporation, or its successor in interest and, with respect to the Option One Mortgage Loans, Option One Mortgage Corporation, a California corporation, or its successor in interest.

     Servicer Remittance Date: With respect to any Distribution Date, the later of (x) two Business Days after the 15th day of the month in which such Distribution Date occurs and (y) the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month in which such Distribution Date occurs.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including legal fees) incurred in the performance by each Servicer of its servicing obligations hereunder (including the Master Servicer to the extent it is required to make such Servicing Advance hereunder), including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of prior liens, real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgagors or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the related Servicer by the Trustee, Master Servicer or Securities Administrator; tax tracking; title research; flood certifications; and lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for each Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 3.01 and 3.10.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

     Servicing Fee Rate: For any Distribution Date, (i) with respect to each Mortgage Loan serviced by Wilshire or Litton, 0.50% per annum and (ii) with respect to each Mortgage Loan serviced by Option One, the applicable fee for such Distribution Date as follows:

      0-10 months following the Closing Date: 0.30%

      11-30 months following the Closing Date: 0.40%

      31 months following the Closing Date and thereafter: 0.65%

     Servicing Officer: Any officer of a Servicer, as applicable involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer, the Securities Administrator and the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

     Servicing Rights Pledgee: One or more lenders, selected by a Servicer, to which the related Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement (other than rights with respect to Advances and Servicing Advances herein), including JPMorgan Chase Bank, N.A., as the representative of certain lenders.

     Servicing Transfer Costs: In the event that a Servicer does not reimburse the Master Servicer under this Agreement, all costs associated with the transfer of servicing from such predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of such predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or successor servicer to service the Mortgage Loans properly and effectively.

     SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

     Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its Affiliate (and reported to the Securities Administrator) of the aggregate maximum probable exposure of the outstanding Certificates to the Swap Agreement, the Cap Contract and the Corridor Contracts, as applicable.

     Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Stated Principal Balance of the Mortgage Loans, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successor in interest.

     Startup Day: As defined in Section 2.07 hereof.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the related Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Remittance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by such Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

     Stepdown Date: The earlier to occur of: (A) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates has been reduced to zero; and (B) the later to occur of (1) the Distribution Date in April 2010 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 51.80% of the aggregate Stated Principal Balance of the Mortgage Loans.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:


DISTRIBUTION DATE OCCURRING IN            STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------   ----------------------------------------------------
April 2009 - March 2010          1.70% with respect to April 2009, plus an additional
                                 1/12th of 2.15% for each month thereafter
April 2010 - March 2011          3.85% with respect to April 2010, plus an additional
                                 1/12th of 2.15% for each month thereafter
April 2011 - March 2012          6.00% with respect to April 2011, plus an additional
                                 1/12th of 1.70% for each month thereafter
April 2012 - March 2013          7.70% with respect to April 2012, plus an additional
                                 1/12th of 0.90% for each month thereafter
April 2013 - March 2014          8.60% with respect to April 2013, plus an additional
                                 1/12th of 0.05% for each month thereafter
April 2014 and thereafter        8.65%

     Stepdown Trigger Event: With respect to the Certificates on or after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (B) the Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 33.20% and (ii) the Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

     Subcontractor: Any outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to 5% or more of the Mortgage Loans under the direction or authority of a Servicer (with respect to Wilshire and Litton only, measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

     Subordinate Certificate Corridor Contract: The schedule and master agreement (attached as Exhibit M-5 hereto), including the confirmation thereto (attached as Exhibit M-3 hereto) and the related credit support annex (attached as Exhibit M-4 hereto), between the Securities Administrator on behalf of the Issuing Entity and the Cap Contract Counterparty, with respect to the Subordinate Certificates.

     Subordinate Certificate Corridor Contract Notional Balance: With respect to any Distribution Date, the Subordinate Certificate Corridor Contract Notional Balance set forth for such Distribution Date in the Subordinate Certificate LIBOR Cap Table (attached as Schedule A to Exhibit M-3 hereto).

     Subordinate Certificate Corridor Contract Termination Date: The Distribution Date in September 2007.

     Subordinate Certificate Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Subordinate Certificate Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 9.240% per annum.

     Subordinate Certificates: Each of the Class M and Class B Certificates.

     Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the related Servicer related to Liquidated Mortgage Loans) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Sub-Servicer: Any Person that services Mortgage Loans on behalf of a Servicer pursuant to a Subservicing Agreement and is responsible for the performance of the material servicing functions required to be performed by the related Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB with respect to 10% or more of the Mortgage Loans under the direction or authority of such Servicer (with respect to Litton and Wilshire only, measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subservicer services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year). Any subservicer shall meet the qualifications set forth in Section 3.02.

     Subservicing Agreement: As defined in Section 3.02(a).

     Substitution Adjustment Amount: As defined in Section 2.03(c).

     Supplemental Interest Trust: The separate trust, established pursuant to
Section 4.04(l) of this Agreement and held by the Securities Administrator on behalf of the Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, (i) in which the Cap Contract and the Swap Agreement will be held, out of which certain distributions to Certificateholders will be made, into which any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited and any Cap Payments received from the Cap Contract Counterparty will be deposited as set forth in Section 4.04 hereof and (ii) out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid.

     Supplemental Interest Trust Trustee: LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor supplemental interest trust trustee as may from time to time be serving as successor supplemental interest trustee hereunder.

     Swap Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "LaSalle Bank National Association, as supplemental interest trust trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2." Funds in the Swap Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

     Swap Agreement: The schedule and master agreement (attached as Exhibit Q-4 hereto), including the confirmation thereto (attached as Exhibit Q-2 hereto) and the related credit support annex (attached as Exhibit Q-3 hereto), between the Swap Counterparty and the Supplemental Interest Trust Trustee for the benefit of the Certificateholders or any other swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 4.04(l) hereof.

     Swap Counterparty: Bear Stearns Financial Products Inc., or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of
(a) the actual number of days in the Accrual Period for the Lower Tier REMIC Interests divided by (b) 30.

     Swap Optional Termination Payment: As described in Section 9.01(b).

     Swap Payment Date: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, the second Business Day (as defined in the Swap Agreement) immediately preceding each Distribution Date.

     Swap Posted Collateral Account: The segregated Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "LaSalle Bank National Association, as supplemental interest trust trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2." Funds in the Swap Posted Collateral Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in the Swap Agreement

     SWAP REMIC: As described in the Preliminary Statement and Section 2.07.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class SWR Interest.

     Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement pursuant to the Swap Agreement.

     Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     Transfer Agreement: The Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2006, among MLML, Option One, Option One Mortgage Capital Corporation and the Seller Trusts (as defined in the Transfer Agreement).

     Transferor: Option One, in its capacity as originator of the Option One Mortgage Loans.

     Trust Fund: The corpus of the Issuing Entity (the "Merrill Lynch Mortgage Investors Trust, Series 2007-HE2") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Accounts; (ii) the Collection Accounts, the Master Servicer Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans and/or the related Mortgaged Properties; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; (vi) the Corridor Contracts and the Corridor Contract Account and (vii) the Supplemental Interest Trust, which in turn holds the Swap Agreement and the Cap Contract.

     Trustee: Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class M-5 Unpaid Realized Loss Amount, Class M-6 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Upper Tier REMIC Net WAC Cap: In the case of the Class UTA-1 Interest and the Residual Interest, a per annum rate equal to the weighted average of the interest rate of the Class LTII1B Interest for such Distribution Date. In the case of the Class UTA-2A, Class UTA-2B, Class UTA-2C and Class UTA-2D Interests, a per annum rate equal to the weighted average of the interest rate for the Class LTII2B for such Distribution Date. In the case of the Class UTM-1, Class UTM-2, Class UTM-3, Class UTM-4, Class UTM-5, Class UTM-6, Class UTB-1, Class UTB-2 and Class UTB-3 Interests, a per annum rate equal to the weighted average of the interest rates of Class LTII1B and Class LTII2B Interests for such Distribution weighted, respectively, on the basis of the uncertificated principal balances of the Class LTII1A and the Class LTII2A Interests.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in the case of Group Two) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

     Weighted Average Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in the case of Group Two) of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

          SECTION 2.01. Conveyance of Mortgage Loans

     The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

     It is agreed and understood by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) a "High-Cost Home Mortgage Loan" as defined in the

Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005 or (v) a "High-Cost Home Loan" as defined by the Illinois High Risk Home Loan Act effective January 1, 2004.

     In connection with such assignment, the Depositor does hereby deliver to, and deposit with the Trustee or the Custodians on its behalf the following documents or instruments with respect to each Mortgage Loan:

          (A) The original Mortgage Note endorsed in blank or, "Pay to the order of Citibank, N.A., as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator to [____________________].

          (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

          (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "Citibank, N.A., as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2."

          (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

          (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

          (F) Originals of all assumption and modification agreements, if any, or copies thereof together with a stamp certifying that such represents a true and correct copy of the original.

          (G) If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee or a Custodian on its behalf written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee or a Custodian on its behalf such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause to be made such endorsement.

          (H) With respect to any Mortgage Loan, none of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event an Assignment of Mortgage is not recorded or is improperly recorded, the Servicers, the Master Servicer, the Securities Administrator and the Trustee shall have no liability for their failure to receive or act on notices related to such Assignment of Mortgage.

     The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. None of the Depositor, the Master Servicer, the Servicers or the Securities Administrator shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor, the Master Servicer, the Servicers or the Securities Administrator shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee or the Custodians on its behalf are and shall be held in trust by the related Servicer, for the benefit of the Trustee as the owner thereof, and such Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by such Servicer, is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

     It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Sponsor to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Sponsor deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Sponsor to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under (x) the Sale Agreement, including the Depositor's right, title and interest in the representations and warranties with respect to the Ownit Mortgage Loans, contained in the Sale Agreement and the benefit of the repurchase obligations and the obligation of the Sponsor contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of an Ownit Mortgage Loan and
(y) the Transfer Agreement, Bring Down Letter and Assignment Agreement, including the Depositor's right, title and interest in the representations and warranties with respect to the Option One Mortgage Loans, contained therein and the benefit of the repurchase obligations and the obligation of Option One and the Sponsor, as applicable, contained therein to take, at the request of the Depositor or the Trustee, all action on its part (as applicable) which is reasonably necessary to ensure enforceability of an Option One Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreement, the Transfer Agreement, the Bring Down Letter and the Assignment Agreement, as applicable, as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

          SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans

     Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Trustee or a Custodian on its behalf acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it or the Custodians on its behalf in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Sponsor to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Depositor and the Trustee within 45 Business Days of the Closing Date.

     The Supplemental Interest Trust Trustee acknowledges receipt of the three Cap Contracts (forms of which are attached hereto as Exhibits M-1, M-2 and M-3) and is hereby authorized and instructed to enter into such contracts not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust. The Trustee is directed to execute and enforce to enforce the Transfer Agreement, the Bring Down Letter, The Assignment Agreement and the Sale Agreement.

     The Supplemental Interest Trust Trustee acknowledges receipt of the Swap Agreement and the Cap Contract that will be held in the Supplemental Interest Trust and is hereby instructed to enter into the Swap Agreement and the Cap Contract, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee.

     The Trustee and the Custodians on its behalf agree, for the benefit of Certificateholders, and the NIMs insurer, to review each Mortgage File delivered to it within 60 days after the Closing Date, to ascertain and to certify, within seventy (70) days of the Closing Date, substantially in the form of Exhibit

D attached hereto, to the NIMs Insurer, the Depositor the Master Servicer and the Servicers that all documents required by Section 2.01 (A)-(B), (C) (if applicable), and (D)-(E), and the documents if actually received by it, under
Section 2.01(F), have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B-1 that have been conveyed to it. It is herein acknowledged that, in conducting such review, none of the Trustee or the Custodians shall be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded or that they are other than what they purport to be on their face. If the Trustee or a Custodian on its behalf finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee or such Custodian on its behalf shall promptly (and in any event within no more than five Business Days) after such finding so notify the NIMs Insurer, the Servicers, the Master Servicer the Sponsor and the Depositor. In addition, the Trustee or such Custodian on its behalf shall also notify the NIMs Insurer, the Servicers, the Master Servicer, the Sponsor and the Depositor if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within seventy (70) days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee or a Custodian on its behalf written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee or such Custodian on its behalf shall request that the Sponsor correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03(c), within ninety (90) days from the date the Sponsor was notified of such omission or defect and, if the Sponsor does not correct or cure such omission or defect within such period, that the Sponsor purchase such Mortgage Loan from the Issuing Entity within ninety (90) days from the date the Trustee or such Custodian on its behalf notified the Sponsor of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the related Servicer and deposited by the related Servicer in the Master Servicer Collection Account or related Collection Account, as appropriate, promptly upon receipt, and upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or receipt of such deposit by the Trustee or a Custodian on its behalf, upon receipt of a Request for Release and certification of the related Servicer of such required deposit, shall promptly release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Sponsor and necessary to vest in the Sponsor or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Sponsor to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders and the NIMs Insurer. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the NIMs Insurer, the Depositor or the Trustee pursuant to the Sale Agreement, the Transfer Agreement, the Bring Down Letter or the Assignment Agreement. None of the Trustee or the Custodians on its behalf shall be under any duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Servicers, the Master Servicer, the Securities Administrator and the Trustee shall keep confidential the name of each Mortgagor except as required for performance of this Agreement and the Servicers (except in accordance with the provisions of Section 3.26 of this Agreement), the Master Servicer, the Securities Administrator and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee, the Servicers, the Master Servicer or the Securities Administrator from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Trustee, Master Servicer, the Securities Administrator, the Servicers or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee, the Master Servicer, the Securities Administrator, the Servicers or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee, the Servicers, the Master Servicer or the Securities Administrator having a need to know the same, provided that the Trustee, the Servicers, the Master Servicer or the Securities Administrator, as applicable, advises such recipient of the confidential nature of the information being disclosed, or
(iii) any other disclosure authorized by the Depositor.

     Within seventy (70) days of the Closing Date, the Trustee (or a Custodian on its behalf) shall deliver to the NIMs Insurer, the Depositor, the Master Servicer and each Servicer the Initial Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

          SECTION 2.03. Representations, Warranties and Covenants of the
Depositor

          (a) The Depositor hereby represents and warrants to the Servicers, the Master Servicer, the Securities Administrator, the NIMs Insurer and the Trustee as follows, as of the date hereof:

          (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

          (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement, the Assignment Agreement and the Sale Agreement; and this Agreement, the Assignment Agreement and the Sale Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

          (iii) The execution and delivery of this Agreement, the Assignment Agreement and the Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, the Assignment Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or
     (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement, the Assignment Agreement and the Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement, the Assignment Agreement and the Sale Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement, the Assignment Agreement and the Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

          (b) (i) With respect to the Option One Mortgage Loans, the representations and warranties of the Transferor with respect to the Option One Mortgage Loans in the Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the Transfer Agreement, certain of such representations and warranties have been brought forward to the Closing Date pursuant to the Bring Down Letter. The representations and warranties of the Transferor with respect to the Option One Mortgage Loans contained in the Bring Down Letter were made as of the Closing Date. The representations and warranties of the Sponsor with respect to the Option One Mortgage Loans contained in the Assignment Agreement were made as of the Closing Date. To the extent that any fact, condition or event with respect to an Option One Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Transferor under the Transfer Agreement or the Bring Down Letter and (ii) a representation or warranty of the Sponsor under the Assignment Agreement, the obligations of the Sponsor under the Assignment Agreement shall be enforced solely against the Transferor, as set forth in the Assignment Agreement. The Trustee is hereby directed to and does acknowledge that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to any such Option One Mortgage Loans, except as otherwise set forth in the Assignment Agreement, if (as certified to the Trustee by the Sponsor) the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Transferor in the Transfer Agreement or Bring Down Letter, without regard to whether the Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee also is hereby directed to and does acknowledge that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made solely by the Transferor with respect to the Option One Mortgage Loans, without regard to whether the Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Option One Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

               (ii) With respect to the Ownit Mortgage Loans, the representations and warranties of the Sponsor with respect to Ownit Mortgage Loans contained in the Sale Agreement were made as of the Closing Date. To the extent that any fact, condition or event with respect to an Ownit Mortgage Loan constitutes a breach of a representation or warranty of the Sponsor with respect to any such Ownit Mortgage Loan under the Sale Agreement, the obligations of the Sponsor under the Sale Agreement shall be enforced by the Depositor against the Sponsor as set forth in the Sale Agreement. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Ownit Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

          (c) Upon discovery by any of the NIMs Insurer, the Master Servicer, the Securities Administrator, the Depositor, Sponsor, the Servicers or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within ninety (90) days of the discovery of such breach of any representation or warranty, the Transferor or the Sponsor, as applicable in the case of an Option One Mortgage Loan or the Sponsor in the case of an Ownit Mortgage Loan, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or
(c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Transferor or the Sponsor, the Trustee's rights shall be enforced under the Transfer Agreement, the Assignment Agreement and the Sale Agreement for the benefit of Certificateholders and the NIMs Insurer. If a breach of the representations and warranties set forth in the Transfer Agreement or the Sale Agreement exists solely due to the unenforceability of a Prepayment Charge, the Trustee (if a Responsible Officer of the Trustee has had actual notice thereof) or the other party having notice thereof shall notify the related Servicer thereof and not seek to enforce the repurchase remedy provided for herein unless such Mortgage Loan is not current. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in the Transfer Agreement, the Assignment Agreement or the Sale Agreement, the Trustee shall use reasonable efforts to enforce the right of the Issuing Entity to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i). As provided in the Transfer Agreement, the Assignment Agreement and the Sale Agreement, if the Sponsor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the Transfer Agreement, the Assignment Agreement or the Sale Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Sale Agreement, the Sponsor will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee or a Custodian on its behalf of a Request for

Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day. The Sponsor indemnifies and holds the Issuing Entity, the Trustee, the Depositor, the Servicers, the NIMs Insurer, the Master Servicer, the Securities Administrator and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Trustee, the Depositor, the Servicers, the NIMs Insurer, the Master Servicer, the Securities Administrator and any Certificateholder may sustain in connection with any actions of the Sponsor relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the Transfer Agreement, the Assignment Agreement and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or
(ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Transferor or the Sponsor, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Transferor or the Sponsor, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Transferor or the Sponsor, as applicable, and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

     With respect to any Mortgage Loan repurchased by the Sponsor pursuant to the Assignment Agreement or the Sale Agreement, or by the Transferor pursuant to the Transfer Agreement, the principal portion of the funds received by the related Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment in full and shall be deposited in the related Collection Account pursuant to Section 3.05. Upon receipt by the Trustee or a Custodian on its behalf of notice from the related Servicer of receipt by the related Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan, the Trustee (or related Custodian on its behalf) shall release and reassign to the Sponsor or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Transferor or the Sponsor, and none of the Trustee, a Custodian on its behalf nor the Securities Administrator shall have any further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee (or a Custodian on its behalf) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Transferor or the Sponsor, as applicable, must deliver to the Trustee (or a Custodian on its behalf) the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Transferor or the Sponsor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee (or a Custodian on its behalf) shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section 2.01(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

     For any month in which the Transferor or the Sponsor substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Transferor or the Sponsor will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Transferor or the Sponsor to the related Servicer for deposit into the related Collection Account by the Transferor or the Sponsor on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee, the Securities Administrator and the NIMs Insurer shall each have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Depositor shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMs Insurer, the Servicers, the Master Servicer, the Securities Administrator and the Trustee. Upon such substitution by the Transferor or the Sponsor, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Transfer Agreement or the Sale Agreement, as applicable, including all applicable representations and warranties thereof included in the Transfer Agreement or the Sale Agreement, as applicable, as of the date of substitution.

          (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of the Sponsor in the Sale Agreement (iii) of the Sponsor and the Depositor set forth in the Assignment Agreement and assigned to the Trustee by the Depositor hereunder and
(iv) of the Transferor set forth in the Transfer Agreement and Bring Down Letter, assigned by the Sponsor to the Depositor pursuant to the Assignment Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee or a Custodian on its behalf and shall continue throughout the term of this Agreement.

          (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the related Servicer on the Closing Date.

          (f) The Depositor shall notify the Servicers, the Master Servicer, the Securities Administrator and the Trustee when any NIM Notes are issued and when such NIM Notes are no longer outstanding.

          SECTION 2.04. Representations and Warranties of the Master Servicer; the Servicers; the Securities Administrator;

          (a) The Master Servicer hereby represents and warrants to the Depositor, the Servicers, and the Trustee as follows, as of the date hereof:

          (i) The Master Servicer is duly organized and is validly existing as a national banking association and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer.

          (ii) The Master Servicer has the power and authority to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

          (iii) The execution and delivery of this Agreement by the Master Servicer, the master servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its performance of any of its other obligations under this Agreement in accordance with the terms hereof. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this

     Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

          (b) Wilshire hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator, the other Servicers and the Trustee as follows, as of the date hereof:

          (i) Wilshire is duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Wilshire in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (ii) Wilshire has the corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of Wilshire the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Wilshire, enforceable against Wilshire in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

          (iii) The execution and delivery of this Agreement by Wilshire, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Wilshire and will not (A) result in a material breach of any term or provision of the charter or by-laws of Wilshire or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Wilshire is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Wilshire of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wilshire; and Wilshire is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Wilshire's ability to perform or meet any of its obligations under this Agreement.

          (iv) Wilshire is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

          (v) No litigation is pending or, to the best of Wilshire's knowledge, threatened, against Wilshire that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Wilshire to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Wilshire of, or compliance by Wilshire with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Wilshire has obtained the same.

          (vii) Wilshire will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis, except in those instances for which Wilshire reasonably believes it prudent to not file a monthly report for a particular mortgagor.

          (c) Litton hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator, the other Servicers and the Trustee as follows, as of the date hereof:

          (i) Litton is duly organized and is validly existing as a Delaware limited partnership and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Litton in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (ii) Litton has the power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of Litton the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Litton, enforceable against Litton in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

          (iii) The execution and delivery of this Agreement by Litton, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Litton and will not (A) result in a material breach of any term or provision of the charter or by-laws of Litton or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Litton is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Litton of any court, regulatory body, administrative agency or governmental body having jurisdiction over Litton; and Litton is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Litton's ability to perform or meet any of its obligations under this Agreement.

          (iv) Litton is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

          (v) No litigation is pending or, to the best of Litton's knowledge, threatened, against Litton that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Litton to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Litton of, or compliance by Litton with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Litton has obtained the same.

          (vii) Litton has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

          (d) Option One hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator, the other Servicers and the Trustee as follows, as of the date hereof:

          (i) Option One is duly organized and is validly existing as a California corporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Option One in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (ii) Option One has the corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of Option One the execution, delivery and performance of this Agreement; and this

     Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Option One, enforceable against Option One in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

          (iii) The execution and delivery of this Agreement by Option One, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Option One and will not (A) result in a material breach of any term or provision of the charter or by-laws of Option One or
     (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Option One is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Option One of any court, regulatory body, administrative agency or governmental body having jurisdiction over Option One; and Option One is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Option One's ability to perform or meet any of its obligations under this Agreement.

          (iv) Option One is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

          (v) No litigation is pending or, to the best of Option One's knowledge, threatened, against Option One that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Option One to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Option One of, or compliance by Option One with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Option One has obtained the same.

          (vii) Option One has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

          (e) The Securities Administrator hereby represents and warrants to the Depositor, the Servicers and the Trustee as of the date hereof:

          (i) The Securities Administrator is duly organized and is validly existing as a national banking association and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Securities Administrator

          (ii) The Securities Administrator has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate, the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Securities Administrator the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Securities Administrator, enforceable against the Securities Administrator in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding hereunder may be brought.

          (iii) The execution and delivery of this Agreement by the Securities Administrator, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Securities Administrator and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Securities Administrator or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Securities Administrator is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Securities Administrator of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Securities Administrator; and the Securities Administrator is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Securities Administrator's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending or, to the best of the Securities Administrator's knowledge, threatened, against the Securities Administrator that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Securities Administrator to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Securities Administrator of, or compliance by the Securities Administrator with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Securities Administrator has obtained the same.

          SECTION 2.05. Substitutions and Repurchases of Mortgage Loans that are not "Qualified Mortgages"

     Upon discovery by the Depositor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, or any Custodian on its behalf upon the written direction of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

          SECTION 2.06. Authentication and Delivery of Certificates

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

          SECTION 2.07. REMIC Elections

          (a) The Depositor hereby instructs and authorizes the Securities Administrator on behalf of the Trustee to make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC as a REMIC. The Trustee, upon written direction of the Securities Administrator, shall sign the returns providing for such elections and such other tax or information returns that are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

          (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

     The SWAP REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (ii) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (iii) the Grantor Trusts described in Section
2.07 hereof, (iv) each Corridor Contract and the Corridor Contract Account and
(v) the Swap Agreement, the Cap Contract and the Supplemental Interest Trust. The SWAP REMIC shall issue the SWAP REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class SWR Interest, which shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this Section 2.07.

     The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests, which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest, which shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition and the Preliminary Statement.

     The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

     The beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class SWR Interest and the Class LTR Interest shall not have a principal balance or bear interest.

          (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Securities Administrator as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

          (d) (i) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A Certificates (other than the Class R Certificate), Class M Certificates, Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Corridor Contracts, the Cap Contract or the Swap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

          (ii) It is intended that the beneficial owners of the Certificates (other than the Class P and Class C Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P and Class C Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Pass-Through Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Pass-Through Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

          (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the rights to receive payments deemed made by the Class A, Class M and Class B Certificates in respect of notional principal contracts described in Section 2.07(d)(ii), the Corridor Contract Account, the Corridor Contracts, the Supplemental Interest Trust which holds the Swap Agreement and the Cap Contract, and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable, (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code and (iv) provide, upon applying for and receiving the tax identification number for the grantor trust from the IRS, a properly completed Form W-9 on behalf of such grantor trust to the Swap Counterparty and Cap Contract Counterparty.

          (f) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

          (g) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 2.07(d)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

     The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

          (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof) received by the SWAP REMIC with respect to the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificates on account of the Class SWR Interest. On each Distribution Date, the Securities Administrator shall distribute the aggregate Interest Funds (net of expenses (other than any Net Swap Payment or Swap Termination Payment made to the Swap Counterparty) and payments to the Class P Certificates) with respect to each of the SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Securities Administrator shall distribute the aggregate Principal Funds with respect to the Group One Mortgage Loans first to the Class 1-SW1 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "1" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group One Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "1" in the same manner that principal distributions are allocated. On each Distribution Date, the Securities Administrator shall distribute the aggregate Principal Funds with respect to the Group Two Mortgage Loans first to the Class 2-SW2 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "2" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group Two Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "2" in the same manner that principal distributions are allocated. Subsequent Recoveries with respect to the Group One and Group Two Mortgage Loans shall be allocated in the reverse fashion from the manner in which losses are allocated.

     All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over
(y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group and second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

     Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

     If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, or Certificate Group Two in the case of the Class LTII2A Interest and (c) any remaining allocations are made to the Class LTIIX Interest.

          (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by any Servicer of its duties and obligations set forth herein, the related Servicer shall indemnify the NIMs Insurer, the Trustee, the Master Servicer, the Securities Administrator and the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the related Servicer shall not be liable for any such Losses attributable to the action or inaction of any other Servicer, the Trustee, the Master Servicer, the Securities Administrator, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the related Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the related Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the related Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the NIMs Insurer, the Trustee and the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Servicers, the Trustee, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Securities Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          SECTION 2.08. Covenants of the Servicers

     Each Servicer hereby covenants to each of the other parties to this Agreement that such Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy.

          SECTION 2.09. Permitted Activities of the Issuing Entity

     The Issuing Entity is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Securities Administrator is hereby authorized and directed to execute and deliver on behalf of the Issuing Entity, and to perform the duties and obligations of the Issuing Entity under, the Corridor Contracts, an insurance and indemnity agreement with a NIMs Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof. In addition, the Supplemental Interest Trust Trustee is hereby authorized and directed to execute and deliver, on behalf of the Supplemental Interest Trust, the Cap Contract and the Swap Agreement, and to execute and deliver on behalf of the Issuing Entity, and to perform the duties and obligations of the Supplemental Interest Trust under any agreement or instrument related to the Cap Contract and the Swap Agreement, in each case in such form as the Depositor shall direct or shall approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

          SECTION 2.10. Qualifying Special Purpose Entity

     For purposes of SFAS 140, the parties hereto intend that the Issuing Entity shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.09 of this Agreement shall be limited in accordance with paragraph 35 or SFAS 140.

          SECTION 2.11. Depositor Notification of NIM Notes

     The Depositor shall notify the Servicers, the Master Servicer, the Securities Administrator and the Trustee in writing when NIM Notes are issued and of the identity of the NIMs Insurer, if applicable, and when all previously issued NIM Notes are no longer outstanding.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

          SECTION 3.01. Servicers to Service Mortgage Loans

     For and on behalf of the Certificateholders, the Servicers shall service and administer the related Mortgage Loans in accordance with the Accepted Servicing Practices. In connection with such servicing and administration, the Servicers shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the

Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicers shall not take any action that is inconsistent with or prejudices the interests of the Issuing Entity or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Notwithstanding anything in this Agreement to the contrary, the Servicers shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. The Servicers shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. Each Servicers shall prepare and deliver to the Depositor, the Securities Administrator and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans, to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor, the Securities Administrator and/or the Trustee shall execute such documents and deliver them to such Servicer. For purposes of this
Section 3.01, the Trustee hereby grants to each Servicer a limited power of attorney to execute and file any and all documents necessary to fulfill the obligations of each Servicer under this Section 3.01.

     Upon request of a Servicer, the Trustee shall furnish such Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans. The Trustee shall not be responsible for and the Servicer shall indemnify the Trustee for any action taken by the Servicer pursuant to the application of any power of attorney to the extent indemnification by such Servicer is required by Section 3.25 and provided that such Servicer shall have no obligation to indemnify the Trustee for such action to the extent such action was taken pursuant to and in accordance with specific written instructions from the Trustee, which instructions are not based on such Servicer's recommendations or proposals. Notwithstanding anything contained herein to the contrary, no Servicer shall without the Trustee's written consent, hire or procure counsel to represent the Trustee without indicating its representative capacity.

     To the extent that a first lien Mortgage does not provide for escrow payments, (i) the related Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or to foreclosure as a result of a tax lien and (ii) such Servicer shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the related Servicer receives notice of a tax lien being imposed with respect to such Mortgage Loan, such Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property unless such Servicer believes that such Advance will be a Non-Recoverable Advance.

     The Servicers shall not be required to make any Advance or Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

     The Servicers, the Master Servicer and the Securities Administrator shall have at least 30 days' notice of the appointment of a NIMs Insurer prior to being required to deliver any notices pursuant to this Agreement to such NIMs Insurer.

     The Servicers and the Securities Administrator shall have at least 10 days' notice of the issuance of any NIM Notes.

     The Servicers shall deliver a list of Servicing Officers to the Master Servicer and the Trustee by the Closing Date.

     The Servicers will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and for each Mortgage Loan, each Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off except as is otherwise appropriate for prevention or resolution of disputes with mortgagors.

     Each Servicer is further authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when such Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the related Servicer from the related Collection Account (provided that such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

     With respect to any Mortgage Loan, the related Servicer may consent to the refinancing of the prior senior lien relating to such Mortgage Loan, provided that the following requirements are met:

          (a) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing;

          (b) the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

          (c) the loan evidencing the refinanced senior lien is not subject to negative amortization;

provided, however, the above requirements shall not be applicable if the Mortgage Loan is in default or, in the judgment of the related Servicer, such default is reasonably foreseeable.

     In connection with any modification pursuant to this Section and to the extent there are any unreimbursed Advances or Servicing Advances with respect to the related Mortgage Loan, the related Servicer shall reimburse itself for such amounts from the Collection Account.

          SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of the Servicers

          (a) Each Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an Affiliate, pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates or any of the NIM Notes evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMs Insurer and (iii) the NIMs Insurer shall have consented to such Subservicing Agreement, which consent shall not be unreasonably withheld. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, such Servicer shall remain obligated and liable to the Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by any Servicer shall contain a provision giving any successor servicer (including for the avoidance of doubt the Master Servicer as successor servicer) the option to terminate such agreement, with the consent of the NIMs Insurer (which consent shall not be unreasonably withheld), in the event a successor servicer is appointed. All actions of each subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the related Servicer with the same force and effect as if performed directly by such Servicer. The Servicers shall deliver to the NIMs Insurer and the Master Servicer copies of all Subservicing Agreements. The Trustee, the Master Servicer and the Securities Administrator shall have no obligations, duties or liabilities with respect to a subservicer, including, without limitation, any obligation, duty or liability to monitor such subservicer or to pay a subservicer's fees and expenses.

          (b) For purposes of this Agreement, the Servicers shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the related Servicer.

          (c) Each Servicer shall not permit a Subservicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with the related Servicer to deliver an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits that related Servicer to comply with Section 3.17 of this Agreement.

          SECTION 3.03. Rights of the Depositor, the Securities Administrator, the Master Servicer and the Trustee in Respect of the Servicers

     None of the Securities Administrator, the Master Servicer, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by the Servicers, and none of them is obligated to supervise the performance of the Servicers hereunder or otherwise except with respect to the Master Servicer, as otherwise expressly provided herein.

          SECTION 3.04. Master Servicer to Act as Servicer

     Subject to Sections 6.04, 7.02 and 11.02, in the event that any Servicer shall for any reason no longer be a servicer hereunder (including by reason of an Event of Default), the Master Servicer or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses arising out of any acts or omissions of the predecessor servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to
Section 2.02 or 2.03 hereof, (iv) responsible for any expenses of the Servicers pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Master Servicer (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances that it deems recoverable). No such termination or resignation shall affect any obligation of the related Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If a Servicer shall for any reason no longer be a servicer (including by reason of any Event of Default), the Master Servicer (or any other successor servicer) may, at its option, succeed to any rights and obligations of the related Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Master Servicer (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as a servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the related Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation, Servicing Transfer Costs incurred by the Master Servicer in connection with this Section 3.04, Section 7.02 or Section 11.02, are not paid by the related Servicer pursuant to this Agreement within 30 days of the date of the Master Servicer's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that if the related Servicer has been terminated by reason of an Event of Default, the terminated servicer shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity upon receipt of a reasonably detailed invoice evidencing such expenses. If the Master Servicer is unwilling or unable to act as a servicer, the Master Servicer shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in this Agreement and reasonably acceptable to the NIMs Insurer.

     The Servicers shall, upon request of the Master Servicer, but at the expense of the related Servicer if such Servicer has been terminated by reason of an Event of Default, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

     Notwithstanding anything to the contrary above, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMs Insurer hereby agree that within 10 Business Days of delivery to the Securities Administrator, the Trustee and the Master Servicer by the Servicing Rights Pledgee of a letter signed by the related Servicer whereby such Servicer shall resign as a Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer (provided that at the time of such appointment the Servicing Rights Pledgee meets the requirements of a successor servicer set forth in Section 7.02 of this Agreement, and for the purpose hereof, it is agreed that the consent and approval of the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMs Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee or its designee are hereby agreed to be acceptable to the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMs Insurer or such designee) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

          SECTION 3.05. Collection of Mortgage Loan Payments; Collection Accounts; Master Servicer Collection Account; Certificate Account

          (a) The Servicers shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, each Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to Section 3.01, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided, further, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment after the Cut-off Date if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the related Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of such Servicer, such default is reasonably foreseeable, such Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, such Servicer shall adhere to the standards of Section 3.01. With respect to Wilshire and Option One, such Servicers' analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

          With respect to Mortgage Loans affected by a hurricane or other natural disaster, if the Mortgaged Property is located in a public and individual assistance counties, a designated by federal Emergency Management Agency (as set forth on its website www.fema.gov), the related Servicer (or the related Subservicer, if sauch Server is no longer servicing Mortgage Loans), may, at its sole option, cease collection activities, charging late fees and credit reporting activity for all Mortgagors in such counties for a period of time and, if reasonably prudent, may extend such period as long as it deems necessary. In addition, Litton (or the related Subservicer, if Litton is no longer servicing the Mortgage Loans) may suspend all foreclosure and bankruptcy activity relating to such Mortgage Loans for a period of time and if reasonably prudent, may extend such period as long as it deems necessary.

          (b) The Servicers will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the related Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge, or (iv) in the related Servicer's reasonable judgment as described in Section 3.01 hereof,
(x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (iv) the collection of the Prepayment Charge or of a similar type of prepayment premium would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or
(v) only to the extent that the Depositor has notified the related Servicer that there are no NIM Notes outstanding, there is a certified class action in which a similar type of prepayment premium is being challenged. Except as provided in the preceding sentence, in no event will the related Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of such Servicer, other than as provided above, such Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the related Collection Account for distribution in accordance with the terms of this Agreement.

          (c) The Servicers shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (d) Each Servicer shall establish and initially maintain so long as it is acting as a servicer hereunder, on behalf of the Trustee for the benefit of the Certificateholders, a Collection Account. Each Servicer shall deposit into such Collection Account daily, within two (2) Business Days after determining the proper cash application after receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-off Date with respect to the Mortgage Loans:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

          (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.15, other than (x) interest due on the Mortgage Loans on or prior to the Cut-off Date and (y) Prepayment Interest Excess;

          (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property in accordance with the related Servicer's normal servicing procedures;

          (iv) all Subsequent Recoveries;

          (v) all Compensating Interest;

          (vi) any amount required to be deposited by such Servicer pursuant to
     Section 3.05(g) in connection with any losses on Permitted Investments;

          (vii) any amounts required to be deposited by such Servicer pursuant to Section 3.10 hereof;

          (viii) all Advances made by such Servicer pursuant to Section 4.01;

          (ix) all Prepayment Charges received; and

          (x) any other amounts required to be deposited hereunder.

     The foregoing requirements for remittance by the Servicers into the related Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, all servicing related fees, including all late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property), modification fees, extension fees and other similar ancillary fees and charges (other than Prepayment Charges) if collected, and any Prepayment Interest Excess) need not be remitted by the Servicers. Rather, such fees and charges may be retained by the Servicers as additional servicing compensation. In the event that a Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Securities Administrator, or such other institution maintaining the related Collection Account, to withdraw such amount from the related Collection Account, any provision herein to the contrary notwithstanding. The Servicers shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Accounts shall be held in trust for the Certificateholders until withdrawn in accordance with Section
3.08. In no event shall the Trustee, the Securities Administrator or the Master Servicer incur liability for withdrawals from the related Collection Account at the direction of the related Servicer.

     The Servicers shall give notice to the NIMs Insurer, the Master Servicer, the Securities Administrator and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, the Servicers shall forward to the NIMs Insurer, Master Servicer, the Securities Administrator, the Trustee and the Depositor the most current available bank statement for the Collection Accounts. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the related Servicer to the Securities Administrator.

          (e) The Master Servicer shall establish and maintain, in the name of the Trustee for the benefit of the Certificateholders, the Master Servicer Collection Account. The Master Servicer shall, within two Business Days after determining the proper cash application after receipt thereof, deposit or cause to be deposited in the Master Servicer Collection Account and retain therein the following:

          (i) the aggregate amount withdrawn by the Servicers from the Collection Accounts for deposit in the Master Servicer Collection Account; and

          (ii) any amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account.

     Any amounts received by the Master Servicer prior to 4:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Master Servicer) which are required to be deposited in the Master Servicer Collection Account by the Servicers may be invested for the benefit of the Master Servicer in Permitted Investments on the Business Day on which they were received. The requirements for remittance by the Servicers in
Section 3.08 hereof and deposit by the Master Servicer into the Master Servicer Collection Account shall be exclusive. If a Servicer fails to remit any funds due by the time designated herein, the Servicer shall pay to the Master Servicer, for its own account or the account of its designee, interest accrued on such funds at the prime rate as set forth in The Wall Street Journal from and including the applicable due date, to but excluding the day such funds are paid to the Master Servicer. In the event that a Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 3.08 hereof, it may at any time withdraw or direct the Master Servicer, or such other institution maintaining the Master Servicer Collection Account, to withdraw such amount from the Master Servicer Collection Account, any provision herein to the contrary notwithstanding. All funds deposited in the Master Servicer Collection Account shall be held by the Master Servicer in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Master Servicer incur liability for withdrawals from the Master Servicer Collection Account at the direction of a Servicer. The Master Servicer shall give notice to each Servicer of the location of the Master Servicer Collection Account maintained by it when established and prior to any change thereof.

     The Master Servicer shall give notice to the NIMs Insurer, the Securities Administrator and the Trustee of the location of the Master Servicer Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, the Master Servicer shall forward to the NIMs Insurer, the Securities Administrator, the Trustee and the Depositor the most current available bank statement for the Master Servicer Collection Account. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Securities Administrator.

          (f) The Securities Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Securities Administrator shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

          (i) the aggregate amount withdrawn by the Master Servicer from the Master Servicer Collection Account for deposit in the Certificate Account;

          (ii) the Purchase Price and any Substitution Adjustment Amount;

          (iii) any amount required to be deposited by the Securities Administrator pursuant to Section 3.05(g) in connection with any losses on Permitted Investments; and

          (iv) the Optional Termination Amount paid by the winning bidder at the Auction or by Wilshire pursuant to Section 9.01.

     Any amounts received by the Securities Administrator prior to 4:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Securities Administrator) which are required to be deposited in the Certificate Account by the Master Servicer may be invested for the benefit of the Securities Administrator in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Master Servicer and deposit by the Securities Administrator into the Certificate Account shall be exclusive. If the Master Servicer fails to remit any funds due by the time designated herein, the Master Servicer shall pay to the Securities Administrator, for its own account, interest accrued on such funds at the prime rate as set forth in The Wall Street Journal from and including the applicable due date, to but excluding the day such funds are paid to the Securities Administrator. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Securities Administrator incur liability for withdrawals from the Certificate Account at the direction of the Master Servicer. The Securities Administrator shall give notice to the NIMs Insurer and the Master Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

          (g) Each institution that maintains a Collection Account, the Master Servicer Collection Account and the Certificate Account may but shall not be required to, invest the funds in each such account, as directed by the Servicers, the Master Servicer or the Securities Administrator, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Accounts, the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) (ii) in the case of the Master Servicer Collection Account, one Business Day prior to the Distribution Date (or such other time as may be mutually agreed to between the Master Servicer and the Securities Administrator so long as such time (unless the Master Servicer and Securities Administrator are the same entity) is not later than one Business Day prior to the Distribution Date) and (iii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the related Servicer, the Master Servicer or the Securities Administrator, as applicable, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Accounts shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to or withdrawn by it monthly as provided herein. All income and gain net of any losses realized from amounts on deposit in the Master Servicer Collection Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Accounts in respect of any such investments shall be deposited by the related Servicer in the related Collection Account out of such Servicer's own funds immediately as realized. The amount of any losses incurred in the Master Servicer Collection Account in respect of any such investments shall be deposited by the Master Servicer in the Master Servicer Collection Account out of the Master Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Securities Administrator and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Securities Administrator in the Certificate Account out of the Securities Administrator's own funds immediately as realized.

          SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts

     To the extent required by the related Mortgage Note, the related Servicer shall establish and maintain (except in the case of Litton, only with respect to first lien Mortgage Loans) one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the related Servicer) for the payment of taxes, assessments except, with respect to assessments, in the case of Litton, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicers to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments except, with respect to assessments, in the case of Litton, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the related Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments, dues or comparable items and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

          SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans

     Upon reasonable advance notice in writing if required by federal regulation, each Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that such Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by such Servicer in providing such reports and access.

     The Servicers may from time to time provide the Depositor, and any Person designated by the Depositor, with reports and information regarding the Mortgage Loans, including without limitation, information requested by the Depositor or an originator of the Mortgage Loans for required institutional risk control. In addition, subject to limitations of applicable privacy laws, the Servicers may make public information regarding performance of the Mortgage Loans.

          SECTION 3.08. Permitted Withdrawals from the Collection Accounts, Master Servicer Collection Account and Certificate Account

          (a) The Servicers may from time to time, make withdrawals from the related Collection Account for the following purposes:

          (i) to pay to the related Servicer (to the extent not previously paid to or withheld by such Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

          (ii) to reimburse the related Servicer (including the Master Servicer as successor servicer) for Advances made by it (or to reimburse the Advancing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the related Servicer and the Master Servicer (in its capacity as successor Servicer) for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (iv) to pay to the related Servicer earnings on or investment income with respect to funds in or credited to the related Collection Account;

          (v) to reimburse the related Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

          (vi) [reserved];

          (vii) to pay the related Servicer (or the Master Servicer as successor) any unpaid Servicing Fees and to reimburse it (or Master Servicer as successor servicer) for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), the related Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vii) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds and including any Subsequent Recoveries related to any Liquidated Loan) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

          (viii) to pay to the Depositor or the related Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (ix) to reimburse the Servicers, the Master Servicer, the Securities Administrator or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or the Certificates and reimbursable pursuant to Section 3.04, Section 3.25 or Section 6.03 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (x) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (x) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

          (xi) to pay the related Servicer any unpaid Servicing Fees for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of the obligations of such Servicer;

          (xii) to withdraw pursuant to Section 3.05 any amount deposited in the related Collection Account and not required to be deposited therein;

          (xiii) to clear and terminate the Collection Accounts upon termination of this Agreement pursuant to Section 9.01 hereof;

          (xiv) to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to insufficient funds or other denial by the related Mortgagor's banking institution;

          (xv) to reimburse itself for Advances or Servicing Advances from amounts in the related Collection Account held for future distributions that were not included in Available Funds for the preceding Distribution Date. An amount equal to the amount withdrawn from the related Collection Account pursuant to this subclause (xv) shall be deposited in such Collection Account by the related Servicer on the next succeeding Distribution Date on which funds are to be distributed to Certificateholders; and

          (xvi) to reimburse itself from any amounts in the related Collection Account for any prior Advances or Servicing Advances made by the related Servicer that have not otherwise been reimbursed to such Servicer at the time a Mortgage Loan is modified.

     In addition, the Servicers will use commercially reasonable efforts to cause to be withdrawn from the related Collection Account no later than 2:30 p.m. New York City time, but in any case no later than 4:00 p.m. New York City time on the Servicer Remittance Date, the Interest Funds and the Principal Funds (for this purpose only, neither Interest Funds nor Principal Funds shall include a deduction for any amount reimbursable to the Master Servicer, the Trustee and the Securities Administrator unless such amounts have actually been reimbursed from such funds at the discretion of the related Servicer), to the extent on deposit, and such amount shall be deposited in the Master Servicer Collection Account; provided, however, if the Master Servicer does not receive such Interest Funds and Principal Funds by 4:00 p.m. on the Servicer Remittance Date, the related Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the "prime rate" as published by The Wall Street Journal at such time for each date or part thereof.

     Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account.

     Each Servicer shall provide written notification to the Master Servicer on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the related Collection Account, the Master Servicer Collection Account pursuant to subclauses (iii) and (vii) above.

     Unless otherwise specified, any amounts reimbursable to the Servicers, Master Servicer or the Master Servicer or Securities Administrator from amounts on deposit in the Collection Accounts or the Certificate Account shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

          (b) The Master Servicer may, from time to time on demand of the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Securities Administrator has designated for such transfer in the manner specified in this Agreement.

     On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator pursuant to this Agreement, (ii) any amounts reimbursable to the Master Servicer for Advances or Servicing Advances made by the Master Servicer pursuant to Section 7.01 or 3.04, and (iii) any amounts payable to the Master Servicer as set forth in Section 11.07.

     In addition, on or before each Distribution Date, the Master Servicer shall deposit in the Certificate Account (or remit to the Securities Administrator for deposit therein) any Advances required to be made by the Master Servicer (as successor servicer) with respect to the Mortgage Loans.

     No later than 3:00 p.m. New York time on each Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Certificate Account.

          (c) The Securities Administrator shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, prior to making such distributions to the Certificateholders, the Securities Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein;

          (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee, the Securities Administrator, the Master Servicer or the Servicers in connection with any such termination);

          (iii) to reimburse the Securities Administrator, the Master Servicer, the Custodians or the Trustee for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.05, 8.06 and 11.02 hereof; and

          (iv) to pay to the Securities Administrator earnings on or investment income with respect to funds in or credited to the Certificate Account.

          SECTION 3.09. [RESERVED]

          SECTION 3.10. Maintenance of Hazard Insurance

     Each Servicer shall cause to be maintained, for each first lien Mortgage Loan, hazard insurance with extended coverage in an amount, to the extent permitted by applicable law, that is at least equal to the lesser of (i) the estimated replacement value of the improvements that are part of such Mortgaged Property which may be the last known coverage, or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Each Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent required under the standards described below. Pursuant to Section 3.05 hereof, any amounts collected by such Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the related Servicer's normal servicing procedures) shall be deposited in the related Collection Account. Any cost incurred by the Servicers in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Securities Administrator for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicers out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a first lien Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the related Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the estimated replacement value of the improvements that are part of such Mortgaged Property which may be the last known coverage, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

     In the event that a Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the related Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the related Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as a servicer of the Mortgage Loans, each Servicer agrees to present, on behalf of itself, the Depositor, the Master

Servicer, the Securities Administrator and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

          SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
Agreements

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the related Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the related Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of such Servicer, is not enforceable under applicable law; provided, further, that such Servicer shall not take any action in relation to the enforcement of any "due-on-sale" clause that would adversely affect or jeopardize coverage under any Required Insurance Policy. An opinion of counsel, which shall be reimbursable as a Servicing Advance (to the extent it is an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), delivered to the Trustee, the Master Servicer, the Securities Administrator and the Depositor shall conclusively establish the reasonableness of the related Servicer's belief that any "due-on-sale" clause is not enforceable under applicable law. Notwithstanding the foregoing, no Servicer is required to exercise such rights with respect to a related Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In such event, the related Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the related Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, the related Servicer shall not be required to enforce any "due-on-sale" clause if in the reasonable judgment of such Servicer, not entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The related Servicer shall notify the Trustee, the Master Servicer and the Securities Administrator that any such assumption or substitution agreement has been completed by forwarding to the related Custodian on behalf of the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by such Custodian on behalf of the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The related Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the related Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to such Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicers shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any transfer or assumption which the related Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

          SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Special Loss Mitigation

          (a) The Servicers shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the related Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the related Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account pursuant to Section 3.08 hereof). The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property and, if applicable, as a Non-Recoverable Servicing Advance, as contemplated in Section 3.08 hereof.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee, on behalf of the Certificateholders, or its nominee (which nominee shall not be a Servicer). Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of itself and the Certificateholders for the period prior to the sale of such REO Property. The related Servicer or an Affiliate thereof may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The related Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable such Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The related Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

     In the event that the Issuing Entity acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Issuing Entity or, at the expense of the Issuing Entity, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than sixty (60) days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee and the NIMs Insurer shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee, Master Servicer, Securities Administrator or the NIMs Insurer), to the effect that the holding by the Issuing Entity of such Mortgaged Property subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Issuing Entity or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Issuing Entity may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Issuing Entity shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Issuing Entity in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Issuing Entity or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the related Servicer or the Depositor has agreed to indemnify and hold harmless the Trustee and the Issuing Entity with respect to the imposition of any such taxes. The Servicers shall have no liability for any losses resulting from a foreclosure on a second lien Mortgage Loan in connection with the foreclosure of the related first lien mortgage loan that is not a Mortgage Loan if such Servicer does not receive notice of such foreclosure action.

     The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the related Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

          Notwithstanding the foregoing provisions of this Section 3.12 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the assistant vice president for foreclosures or the vice president of default management or analogous officer of a Servicer (other than Litton) has actual knowledge (which shall not be presumed due to any documents received by such Servicer) of, the presence of any toxic or hazardous substance on the related Mortgaged Property, such Servicer shall not, on behalf of the Trustee, either
(i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Issuing Entity or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless such Servicer believes, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

     (1) such Mortgaged Property is in material compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

     (2) it is probable that there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which additional investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property.

     Any such Servicer shall forward a copy of the environmental audit report to the Depositor, the Master Servicer and the Trustee. The cost of the environmental audit report contemplated by this Section 3.12 shall be advanced by such Servicer, subject to such Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If a Servicer (other than Litton) determines, as described above, that it is in the best economic interest of the Issuing Entity to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then such Servicer may take such action as it deems to be in the best economic interest of the Issuing Entity; provided that any amounts disbursed by such Servicer pursuant to this Section 3.12 shall constitute Advances. The cost of any such compliance, containment, clean-up or remediation shall be advanced by such Servicer, subject to such Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. If such Servicer decides not to take such action, it may not obtain title to such Mortgaged Property.

     In the case of the Litton Mortgage Loans, if Litton has knowledge that a Mortgaged Property that it is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to Litton, Litton will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

     The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Master Servicer and related Servicer as provided above, shall be deposited in the Master Servicer Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

     The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds, will be applied as between the parties in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vii) or this Section 3.12; second, to reimburse such Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; fourth, as a recovery of principal of the Mortgage Loan; and fifth, to any prepayment charges.

     The proceeds of any net income from an REO Property will be applied as between the parties in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the related Servicer for any unreimbursed Advances, pursuant to
Section 3.08(a)(ii) or this Section 3.12; third, as a recovery of principal; and fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed.

          (b) On each Determination Date, the related Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period

          (c) Each Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Master Servicer, the Securities Administrator and the Trustee) to purchase for its own account from the Trust Fund any related Mortgage Loan that is 90 days or more Delinquent or REO Property for which such Servicer has accepted a deed-in-lieu of foreclosure at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or REO Property purchased hereunder shall be delivered to the Master Servicer for deposit to the Master Servicer Collection Account and the Trustee or the related Custodian, upon receipt of such confirmation of deposit and a Request for Release from the Servicer in the form of Exhibit I hereto, shall release or cause to be released to the related Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by such Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in such Servicer any Mortgage Loan or REO Property released pursuant hereto and such Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. Such Servicer shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. No Servicer shall use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders.

          (d) With respect to such of the Mortgage Loans as come into and continue in default, the related Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (provided that the related Servicer has determined that no net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property),
(iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan or refinancing, or (vi) agree to a modification of such Mortgage Loan. As to any Mortgage Loan that becomes 120 days delinquent, the related Servicer (other than Litton) shall have obtained or shall obtain a broker's price opinion, the cost of which will be reimbursable as a Servicing Advance. After obtaining the broker's price opinion, such Servicer will determine, in its reasonable business judgment, whether a net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property. If any Servicer determines that no such recovery is possible, in the case of Wilshire, it must, and in the case of Litton, it may charge off the related Mortgage Loan at the time it becomes 180 days delinquent and, in the case of Option One, it may charge off the related Mortgage Loan at its discretion. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making Advances, such Servicer will not be entitled to future Servicing Fees (except as provided below) with respect to such Mortgage Loan, and the Mortgage Loan will be treated as a Liquidated Loan. If the related Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on such Mortgage Loan, such Servicer need not charge off the Mortgage Loan and may continue making Advances, such Servicer will continue to be entitled to Servicing Fees, and such Servicer (other than Option One) will be required to notify the Securities Administrator, the Trustee and the Master Servicer of such decision.

          (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by the related Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The related Servicer will be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, only to the extent of funds available from any recoveries on any such Mortgage Loans. Any Wilshire Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Wilshire Mortgage Loans during such six month period will be treated as Subsequent Recoveries. On the date which is six months after the date on which the related Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific additional net recoveries are anticipated by such Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates, as identified with contact information in writing to the related Servicer by the Depositor, will be entitled to any amounts subsequently received in respect of any such released loans, subject to the related Servicer's fees described below, (ii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan, (iii) the majority holder of the Class C Certificates may sell any such released loan to a third party and (iv) to the extent the servicing of such charged off loan is not transferred from the related Servicer, the servicing of such charged off loan and the fees therefor shall be governed by the most current servicing agreement between such Servicer and the Sponsor.

     Litton (or an affiliate of Litton), in its sole discretion, shall have the right to elect to purchase for its own account from the Issuing Entity any Ownit Mortgage Loan that is 90 days or more Delinquent or REO Property for which it has accepted a deed in lieu of foreclosure. Prior to repurchase pursuant to this
Section 3.12, Litton shall be required to continue to make monthly advances pursuant to Section 4.01. Litton shall not use any procedure in selecting Litton Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. Litton shall purchase any Litton Mortgage Loan or REO Property pursuant to this paragraph at a price equal to the Purchase Price. The Purchase Price for any Litton Mortgage Loan or REO Property purchased hereunder shall be delivered to the Master Servicer for deposit in the Master Servicer Collection Account. The Trustee (or related Custodian), upon receipt of notice of such deposit and a Request for Release from Litton in the form of Exhibit I hereto, shall release or cause to be released to Litton the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by Litton, in each case without recourse, representation or warranty, as shall be necessary to vest in Litton any Litton Mortgage Loan or REO Property released pursuant hereto and Litton shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. The Master Servicer, the

Trustee and the Securities Administrator shall not be responsible for any independent calculations or other determinations in connection with the application of the provisions set forth in this paragraph.

          SECTION 3.13. Release of Mortgage Files

     Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will promptly notify the Trustee or the related Custodian on its behalf by delivering a Request for Release substantially in the form of Exhibit I. Upon receipt of a copy of such request, the Trustee or the related Custodian on its behalf shall promptly release the related Mortgage File to the related Servicer (to the extent the related servicer is Wilshire or Option One and otherwise may be charged to the Trust Fund), the cost of which may be charged to such Servicer by the Trustee or the related Custodian on its behalf, and such Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the related Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the related Custodian on its behalf shall, upon delivery to the Trustee or the related Custodian on its behalf of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the related Servicer, and the cost of delivery of the Mortgage File may be charged to such Servicer by the Trustee or the related Custodian on its behalf. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or the related Custodian on its behalf when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account.

     Each Request for Release may be delivered to the Trustee or the related Custodian on its behalf (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the related Servicer and the Trustee or the related Custodian on its behalf shall mutually agree. The Trustee or the related Custodian on its behalf shall release the related Mortgage File(s) within four Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or
(iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or the related Custodian on its behalf to release such Mortgage Files, provided the Trustee or the related Custodian on its behalf has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the related Servicer, and so long as the Trustee or the related Custodian on its behalf complies with its duties and obligations under this Agreement. If the Trustee or the related Custodian on its behalf is unable to release the Mortgage Files within the period previously specified, the Trustee or the related Custodian on its behalf shall immediately notify the related Servicer indicating the reason for such delay.

     On each day that a Servicer (other than Option One) remits to the Trustee or the related Custodian on its behalf Requests for Releases pursuant to clauses
(ii) or (iii) above, such Servicer shall also submit to the Trustee or the related Custodian on its behalf a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

     If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer may deliver or cause to be delivered to the Trustee, for signature, or execute any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the related Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or the related Custodian on its behalf to be returned to the Trustee or the related Custodian on its behalf promptly after possession thereof shall have been released by the Trustee or the related Custodian on its behalf unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account, and the related Servicer shall have delivered to the Trustee or the related Custodian on its behalf a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the related Servicer shall have delivered to the Trustee or the related Custodian on its behalf an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

     The related Servicer shall not have any liability for and shall be excused from performance of the Agreement to the extent due to the Trustee's or the related Custodian's failure to release the related Mortgage File or the Trustee's or the related Custodian's failure to execute and release documents in a timely manner, and such amounts shall be Servicing Advances.

          SECTION 3.14. Documents, Records and Funds in Possession of Servicers to be Held for the Trustee.

     All Mortgage Files and funds collected or held by, or under the control of, the Servicers in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Accounts, shall be held by the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Servicers also agree that they shall not create, incur or subject any Mortgage File or any funds that are deposited in the relevant Collection Account, Master Servicer Collection Account, Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee, Master Servicer or Securities Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicers shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

          SECTION 3.15. Servicing Compensation

     As compensation for its activities hereunder, each Servicer shall be entitled to retain or withdraw from the relevant Collection Account out of each payment or recovery of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

     Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) modification fees, customary real estate referral fees, extension fees and similar fees payable by the Mortgagor, Prepayment Interest Excess, all income and gain net of any losses realized from Permitted Investments in the relevant Collection Account, and any other benefits arising from the Collection Account and Escrow Account maintained by such Servicer shall be retained by the related Servicer to the extent not required to be deposited in the relevant Collection Account pursuant to Sections
3.05 or 3.12(a) hereof. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee, the Master Servicer or the Securities Administrator be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

          SECTION 3.16. Access to Certain Documentation

     Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, as applicable, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the related Servicer designated by it provided, that such Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the related Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicers to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Upon reasonable advance notice to the applicable Servicer and during regular business hours, the Trustee, the Securities Administrator and the Master Servicer shall have the right to inspect and examine the books and records of a Servicer with respect to the Mortgage Loans.

          SECTION 3.17. Annual Statement as to Compliance

     Not later than (a) (i) with respect to Litton, March 1 (ii) with respect to Wilshire, March 12 and (iii) with respect to Option One, March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), each Servicer shall deliver to the Master Servicer, the Securities Administrator and the Depositor, an Officer's Certificate in the form attached hereto as Exhibit U stating, as to each signatory thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the such Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. With respect to any Subservicer that meets the criteria of Item 1108(a)(2)(i) through
(iii) of Regulation AB, the related Servicer shall deliver, on behalf of that Subservicer, the Officer's Certificate set forth in this Section 3.17 as and when required with respect to such Subservicer. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the related Servicer to the Securities Administrator.

          SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements

          (a) Not later than March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), each Servicer, at its own expense, shall deliver to the Master Servicer, Securities Administrator and the Depositor an officer's assessment of its compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and
Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall be substantially in the form of Exhibit R hereto.

          (b) Not later than March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), each Servicer, at its own expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to any Servicer, the Sponsor or any Affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Securities Administrator, the Master Servicer and the Depositor that attests to and reports on the Assessment of Compliance provided by such Servicer pursuant to Section 3.18(a) (the "Accountant's Attestation"). Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

          (c) Each Servicer shall deliver on behalf of any Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the related Servicer, the Master Servicer and the Securities Administrator in writing that such compliance statement is not required by Regulation AB) to deliver not later than March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, to the Securities Administrator, the Master Servicer and the Depositor an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R hereto. Each Servicer shall deliver on behalf of any Subservicer (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, by April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day) to deliver to the Securities Administrator, the Master Servicer and the Depositor an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R hereto.

          (d) Not later than March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, each Servicer shall cause each Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Master Servicer and related Servicer in writing that such compliance statement is not required by Regulation AB) to deliver to the Master Servicer, the Securities Administrator and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above. Other than the calendar year during which the Closing Date occurs, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, not later than April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), the related Servicer shall cause each Subservicer to provide for delivery to the Master Servicer, Securities Administrator and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above.

          (e) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen (15) calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer and the Securities Administrator shall deliver to the Depositor and the Securities Administrator an Assessment of Compliance with regard to the Servicing Criteria applicable to the Securities Administrator during the preceding calendar year, which assessment shall be substantially in the form of Exhibit R hereto (provided however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and Securities Administrator are the same Person).

          (f) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen
(15) calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer and the Securities Administrator shall deliver to the Depositor and the Securities Administrator an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to
Section 3.18(e) above (provided however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and Securities Administrator are the same Person).

          (g) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen (15) calendar days before the date on which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each Custodian to deliver to the Depositor, the Master Servicer and the Securities Administrator an Assessment of Compliance with regard to the Servicing Criteria applicable to such Custodian during the preceding calendar year, which assessment shall be substantially in the form of Exhibit R hereto.

          (h) Not later than March 15 (or if such day is not a Business Day, the immediately succeeding Business Day), of any calendar year (other than the calendar year during which the Closing Date occurs) during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor shall cause each Custodian to deliver to the Depositor, the Master Servicer and the Securities Administrator an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(g) above.

          (i) [Reserved].

          (j) [Reserved].

          (k) The Depositor agrees to cause each Custodian to indemnify and hold harmless the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the Servicers and each Person, if any, who "controls" the Trustee, the Master Servicer, the Securities Administrator, the Depositor or the Servicers within the meaning of the Securities Act and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such custodian to deliver when required any information required of it pursuant to Section 3.18 or 3.20 or (ii) any material misstatement or omission contained in any information provided on its behalf pursuant to Section 3.18 or 3.20.

          (l) Any statement, report and information, including the Assessments of Compliance and Accountant's Attestations, delivered to the Securities Administrator pursuant to Sections 3.17 or 3.18 shall be delivered in Edgar-compatible form (which may be Word or Excel documents easily convertible to Edgar format) or in such other form as agreed upon by the Securities Administrator and the party delivering such statement, report or other information. Copies of such Assessments of Compliance and Accountant's Attestations as are filed by the Securities Administrator with the Commission shall be available on the Securities Administrator's website www.etrustee.net to any Certificateholder promptly after such reports are filed with the Commission, provided such statement is delivered to the Securities Administrator. The initial Assessments of Compliance and Accountant's Attestations required pursuant to this Section 3.18 shall be delivered to the Master Servicer, the Securities Administrator, and the Depositor, as applicable, no later than March 15, 2008, or as otherwise expressly provided herein.

          (m) Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.18 is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested. Any such supplementation or modification shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Issuing Entity under the Exchange Act.

          SECTION 3.19. Rights of the NIMs Insurer

     Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as the NIM Notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM notes.

          SECTION 3.20. Periodic Filings

     As set forth on Schedule X hereto, for so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of an event requiring disclosure on Form 8K (a "reportable event") (i) the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Trustee or the Servicers shall have timely notified the Master Servicer and the Securities Administrator of an item reportable on a Form 8-K (unless such item is specific to the Securities Administrator, in which case the Securities Administrator will be deemed to have notice), (ii) the Trustee, the Depositor, the Sponsor, the Servicer or the Master Servicer shall have delivered to the Master Servicer and Securities Administrator, all information, data, and exhibits required to be provided or filed with such Form 8-K in a word format (or other Edgar compatible form) agreed upon by the Master Servicer, the Securities Administrator and Depositor, Sponsor, the Master Servicer, the Trustee or the related Servicer and
(iii) the Depositor or the Master Servicer and Securities Administrator, to the extent the reportable item pertains to such party, shall notify the Master Servicer thereof by telephone. The Securities Administrator shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Securities Administrator, in which case the Securities Administrator will be responsible for consulting with the Depositor and Master Servicer in making such a determination) or what events shall cause a Form 8-K to be required to be filed (unless such event is specific to the Securities Administrator, in which case the Securities Administrator will be responsible for consulting with the Depositor, Master Servicer, Trustee or related Servicer before causing such Form 8-K to be filed) and shall not be liable for any late filing of a Form 8-K in the event that it does not receive all information, data and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline and with respect to signatures, by noon, New York City time, on the fourth Business Day after the reportable event. After preparing the Form 8-K on behalf of the Depositor, the Securities Administrator shall, if required, forward electronically a draft copy of the Form 8-K to the Depositor and Master Servicer for review. No later than one and one-half Business Days after receiving a final copy of the Form 8-K from the Securities Administrator, a duly authorized representative of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator and the Securities Administrator shall file such Form 8-K; provided that the Depositor has notified the Securities Administrator and Master Servicer that it approves of the form and substance of such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in this Agreement. After filing with the Commission, the Securities Administrator will, pursuant to this Agreement, make available on its internet website a final executed copy of each Form 8-K. The Securities Administrator will have no obligation to prepare, execute or file such Form 8-K or any liability with respect to any failure to properly prepare, execute or file such Form 8-K resulting from the Securities Administrator's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 8-K within the time frames required by this paragraph, not resulting from its own negligence, bad faith or willful misconduct.

     Within 15 days after each Distribution Date, the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto. Any other information provided to the Securities Administrator by the Master Servicer, the Securities Administrator, the Servicers the Trustee or Depositor to be included in Form 10-D shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare or receive any additional information on Form 10-D ("Additional Form 10-D Disclosure") as set forth in the next paragraph.

     As set forth in Schedule Y hereto, within five (5) calendar days after the related Distribution Date (i) the parties hereto, as applicable, will be required to provide to the Depositor and the Master Servicer, to the extent known to such party, any Additional Form 10-D Disclosure (including any breaches of pool asset representations and warranties or transaction covenants of which the party has written notice and which has not been included on the monthly distribution report for the period), if applicable, and (ii) the Depositor, to the extent it deems necessary, forward to the Securities Administrator in EDGAR-compatible form (with a copy to the Master Servicer), or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor, the form and substance of the Additional Form 10-D Disclosure by the eighth
(8th) calendar day after the Distribution Date. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     After preparing the Form 10-D at the direction of the Depositor, the Securities Administrator will forward electronically a draft copy of the Form 10-D to the Depositor and the Master Servicer for review by the ninth (9th) calendar day after the Distribution Date. No later than two (2) business days after receipt of a final copy after the related Distribution Date, unless the Master Servicer receives a notice from the Securities Administrator as described below or a notice from the Depositor that it has discovered a material deficiency or irregularity with respect to such Form 10-D, a duly authorized representative of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator and the Securities Administrator shall file such Form 10-D within two business days. Unless the Master Servicer shall have received notice from the Securities Administrator to the contrary, the Securities Administrator will be deemed to have represented to the Master Servicer that the Monthly Statement has been properly prepared by the Securities Administrator and the Master Servicer may rely upon the accuracy thereof in it execution of the Form 10-D. If a Form 10-D cannot be filed on time (because of notice from the Securities Administrator per the previous sentence or otherwise) or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in this Agreement. After filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D. The Securities Administrator will have no liability with respect to any failure to properly prepare, execute or file such Form 10-D resulting from the Securities Administrator's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     Prior to March 30, 2008 (and, if applicable, prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity), the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10-K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each Servicer and each Subservicer, as described in Section 3.17 of the Agreement, (ii)(A) the annual reports on Assessment of Compliance with Servicing Criteria for each of the Master Servicer, Securities Administrator, Custodian, Servicer, Subservicer and Subcontractor (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.18 of the Agreement, and (B) if any Reporting Servicer's report on Assessment of Compliance with Servicing Criteria described in Section 3.18 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any report on Assessment of Compliance with Servicing Criteria described in Section 3.18 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each of the Master Servicer, Securities Administrator, Custodian and each Subservicer, as described in Section 3.18 of the Agreement, and (B) if any registered public accounting firm attestation report described in the Section 3.18 of the Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit T, executed by the senior officer in charge of securitizations of the Master Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and neither the Master Servicer nor the Securities Administrator will have any duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

     As set forth in Schedule Z hereto, no later than March 12 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in 2008, (i) certain parties to the transaction shall be required to provide to the Depositor and the Securities Administrator, to the extent known, any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor shall, to the extent it deems necessary, forward to the Securities Administrator in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor, the form and substance of the Additional Form 10-K Disclosure by March 15. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor and the Master Servicer for review. Upon the request of the Master Servicer, the Depositor shall confirm that it has reviewed the Form 10-K, that it has been properly prepared and that the Master Servicer may rely on the accuracy thereof (other than with respect to any portion of the Form 10-K or any exhibit thereto provided by the Master Servicer (other than any portion thereof with respect to which the Master Servicer has relied on the Securities Administrator)). No later than 5:00p.m. EST on the 3rd Business Day following receipt of a final copy of the Form 10-K and if requested, the above-described confirmation from the Depositor, a senior officer of the Master Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator and the Securities Administrator shall file such Form 10-K by March 30th. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in the Agreement. After filing with the Commission, the Securities Administrator will, pursuant to the Agreement, make available on its internet website a final executed copy of each Form 10-K. The Securities Administrator shall have no liability with respect to any failure to properly prepare, execute or file such Form 10-K resulting from the Securities Administrator's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis.

     Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") which shall be in the form attached hereto as Exhibit T. The Master Servicer will cause its senior officer in charge of securitization to execute the Sarbanes-Oxley Certification required pursuant to Rule 13a -14 under the Securities Exchange Act of 1934, as amended, and to deliver the original executed Sarbanes-Oxley Certification to the Securities Administrator by March 20 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act. In connection therewith, each of the Securities Administrator and each Servicer, Subservicer and Subcontractor engaged by such party shall sign a certification (in the form attached hereto as Exhibit K and Exhibit L, respectively) for the benefit of the Master Servicer and its officers, directors and Affiliates regarding certain aspects of the Sarbanes-Oxley Certification. To the extent any information or exhibits required to be included in the Form 10-K are not timely received by the Securities Administrator prior to March 30, the Securities Administrator shall, on behalf of the Issuing Entity, file a Form 12B-25 and one or more amended Form 10-Ks, to the extent such amendments are accepted pursuant to the Exchange Act, to include such missing information or exhibits promptly after receipt thereof by the Securities Administrator.

     On or before January 30, 2008, the Securities Administrator shall, if legally permissible under applicable regulations and interpretations of the Commission, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Issuing Entity, if applicable.

     The Depositor, Master Servicer, Trustee and each Servicer agrees to furnish promptly to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements (each in Edgar compatible format) within its control related to this Agreement and the Mortgage Loans as is reasonably necessary to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items with the Commission other than those specified in this section and the Master Servicer shall execute any and all Form 8-Ks, Form 10-Ds and Form 10-Ks required hereunder.

     The Securities Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format).

     If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.20, to be conducted differently than as described, the Depositor, the Master Servicer, the Securities Administrator, the Servicers, and the Trustee will reasonably cooperate to amend the provisions of this Section 3.20 in order to comply with such amended reporting requirements and such amendment of this Section 3.20. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders and may result in a change in the reports filed by the Securities Administrator on behalf of the Issuing Entity under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 3.20 that adversely affects its obligations and immunities under this Agreement.

     The Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.20.

          SECTION 3.21. Indemnification by Securities Administrator

     The Securities Administrator shall indemnify and hold harmless the Depositor, the Master Servicer, the Servicers, the Trustee and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Securities Administrator or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Securities Administrator is responsible for providing information or calculating amounts included in such information), the failure of the Securities Administrator to deliver when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 3.18, or the negligence, bad faith or willful misconduct of the Securities Administrator in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Securities Administrator on the one hand and of the indemnified parties on the other.

          SECTION 3.22. Indemnification by Servicers

     Wilshire and Option One shall indemnify and hold harmless the Securities Administrator, the Trustee, the Master Servicer and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by such Servicer or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.17, 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent such Servicer is responsible for providing information or calculating amounts included in such information), the failure of such Servicer or any related Sub-Servicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 3.18 or Annual Statement of Compliance required pursuant to
Section 3.17, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement as to Compliance provided on its behalf pursuant to Section 3.18 or 3.17, as applicable, or the negligence, bad faith or willful misconduct of the related Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then Wilshire or Option One, as applicable, agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of such Servicer on the one hand and the indemnified parties on the other.

     Litton shall indemnify and hold harmless the Securities Administrator, Trustee, the Master Servicer and the Depositor and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of Litton's failure to sign and deliver any documents required under Sections 3.17, 3.18 and 3.20 within the time frame provided therein, other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of a breach by the Master Servicer, the Securities Administrator, the Trustee or the Depositor of its obligations under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator, Trustee, the Master Servicer and the Depositor and their respective officers, directors and Affiliates, then Litton shall contribute to the amount paid or payable by any such party, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of such party, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of such party and its officers, directors and Affiliate on the one hand and Litton on the other.

          SECTION 3.23. Prepayment Charge Reporting Requirements

     Promptly after each Distribution Date, each Servicer shall provide to the Depositor and the Master Servicer the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

               (i)  loan number;

               (ii) current Mortgage Rate;

               (iii) current principal balance;

               (iv) original principal balance;

               (v)  Prepayment Charge amount due; and

               (vi) Prepayment Charge amount collected.

          SECTION 3.24. Information to the Master Servicer

     Each Servicer shall furnish to the Master Servicer each month in electronic format (i) the Remittance Report pursuant to Section 4.04(j), (ii) a delinquency report and (iii) a prepayment report each in such form or forms as the Master Servicer and the related Servicer have agreed to or may from time to time agree for the period ending on the last Business Day of the preceding month (and with respect to prepayments in full, for the period ending on the last day of the Prepayment Period, respectively for each Servicer, of the month in which such Remittance Report is to be furnished). The Remittance Report and related delinquency report shall be delivered to the Master Servicer, with respect to Option One, on or before the 10th day of each month and, with respect to Litton, on or before the 12th day of each month (or, respectively for each, if such day is not a Business Day, the first preceding Business Day); also, with respect to both Option One and Litton, on or before the 16th day (or if such day is not a Business Day, the next immediate Business Day), each shall deliver to the Master Servicer the prepayment report with respect to prepayments in full for the period beginning on the 1st day of the month and ending on the 15th day of the month in which such reports are to be furnished. With respect to Wilshire, such reports described herein will be delivered to the Master Servicer on or before the 17th day of each month (or if such day is not a Business Day, the next immediate Business Day).

          SECTION 3.25. Indemnification

          (a) Each Servicer shall indemnify the Sponsor, the Issuing Entity, the Master Servicer, the Securities Administrator, the Trustee (in its individual capacity and in its capacity as trustee), the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of such Servicer to perform its duties and service the related Mortgage Loans in compliance with the terms of this Agreement by reason of negligence (or, in the case of Option One, gross negligence), willful misfeasance or bad faith in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder. Each Servicer immediately shall notify the Sponsor, the Securities Administrator, the Master Servicer, the Trustee and the Depositor or any other relevant party if a claim is made by a third party with respect to such party and this Agreement or the related Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. Each Servicer shall provide the Depositor and the Master Servicer with a written report of all expenses and advances incurred by such Servicer pursuant to this Section 3.25, and such Servicer shall promptly reimburse itself from the assets of the Trust Fund in the related Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the gross negligence, bad faith or willful misconduct of such Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          (b) The Master Servicer shall indemnify the Sponsor, the Issuing Entity, the Trustee (in its individual capacity and in its capacity as trustee), the Securities Administrator, the Servicers and the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement by reason of negligence, willful misfeasance or bad faith on the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Master Servicer immediately shall notify the Sponsor, the Trustee, the Servicers, the Securities Administrator and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Master Servicer shall follow any written instructions received from the Trustee in connection with such claim it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims. The Master Servicer shall provide the Servicers, the Securities Administrator, the Trustee and the Depositor with a written report of all expenses and advances incurred by the Master Servicer pursuant to this Section 3.25(b), and the Master Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Master Servicer Collection Account for all amounts advanced by it pursuant to the preceding sentence except when and to the extent a determination has been made that the claim in any way relates to the gross negligence, bad faith or willful misconduct of the Master Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          (c) The Securities Administrator shall indemnify the Sponsor, the Issuing Entity, the Trustee, the Servicers, the Master Servicer and the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Securities Administrator to perform its duties in compliance with the terms of this Agreement by reason of negligence, willful misfeasance or bad faith in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Securities Administrator immediately shall notify the Sponsor, the Trustee, the Servicers, the Master Servicer and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Securities Administrator shall follow any written instructions received from the Trustee in connection with such claim it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims. The Securities Administrator shall provide the Trustee, the Servicers, the Master Servicer and the Depositor with a written report of all expenses and advances incurred by the Securities Administrator pursuant to this Section 3.25(c), and the Securities Administrator shall promptly reimburse itself from the assets of the Issuing Entity in the Certificate Account for all amounts advanced by it pursuant to the preceding sentence except when and to the extent a determination has been made that the claim in any way relates to the gross negligence, bad faith or willful misconduct of the Securities Administrator. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          SECTION 3.26. Solicitation

     Each of Litton and Option One hereby covenants that neither it nor any Affiliate of such Servicer will directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan. For the purposes of the foregoing, neither the such Servicer nor any Affiliate of such Servicer shall be deemed to directly solicit any Mortgagor (i) if such Servicer received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay or refinance the related Mortgage Loan or the Mortgagor initiates a title search, or if such Servicer responds to a request from a Mortgagor regarding a refinancing or if the Mortgagor receives marketing materials which are generally disseminated or (ii) in connection with a refinancing of a delinquent Mortgage Loan or if the Mortgage Loan is Delinquent and such Servicer refers a Mortgagor to a Person for refinancing or provides a Mortgagor's contact information to such Person. It is understood that the promotions undertaken by such Servicer or its Affiliates or agents which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 3.26.

     Notwithstanding the foregoing, with respect to any Wilshire Mortgage Loan, Wilshire and its Affiliates may solicit or refer to a mortgage originator, who may or may not be an Affiliate of the Depositor or Wilshire, any Mortgagor for refinancing or otherwise take action to encourage refinancing.

     Notwithstanding the foregoing, with respect to any Option One Mortgage Loan, Option One may solicit a Mortgagor to refinance the related Mortgage Loan
(1) with respect to fixed rate Mortgage Loans, during a period of sixty (60) days prior to the later of (a) the expiration of any applicable prepayment penalty period and (b) the second anniversary of the origination of the related Mortgage Loan and (2) with respect to adjustable rate Mortgage Loans, during a period of sixty (60) days prior to the later of (a) the expiration of any applicable prepayment penalty period and (b) the expiration of the applicable fixed-rate period.

          SECTION 3.27. High Cost Mortgage Loans

     In the event that a Servicer reasonably determines that a Mortgage Loan may be a "high cost mortgage loan", "high cost home", "covered", "high cost", "high risk home", "predatory" or similarly classified loan under any applicable state, federal or local law, such Servicer may notify the Depositor, the Master Servicer and the Trustee thereof; such Servicer may terminate its servicing thereof; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan and the Transferor with respect to the Wilshire Mortgage Loans, or the Sponsor with respect to the Litton Mortgage Loans and the Option One Mortgage Loans, in event the Transferor does not do so, will repurchase the Mortgage Loan within a 30 day period from the date of the notice in the manner described in Section 2.05.

          SECTION 3.28. Special Servicing Agreements

     Each Servicer may enter into a special servicing advisory agreement with
(i) a holder of (a) the Class R Certificate, (b) the Class C Certificate, (c) one or more other Class of subordinated certificates issued by the Issuing Entity and/or (d) a NIM Note and/or (ii) an advisor designated by any of the foregoing. Pursuant to such agreement, the related Servicer may provide such holder or advisor, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and such person may advise such Servicer with respect to efforts to maximize recoveries with regard to the Mortgage Loans, including, without limitation, the commencement of foreclosure proceedings or other actions. The Master Servicer shall have no obligation to monitor or otherwise have any responsibility with respect to such special servicing agreements.

          SECTION 3.29. Subordination of Liens

     In connection with any governmental program under which a Mortgagor may obtain a benefit in the event the related Mortgaged Property is subject to a disaster provided that the Mortgagor files a covenant or other lien against the Mortgaged Property and is required to obtain the subordination thereto of the Mortgage, the Servicer may cause such subordination to be executed and filed provided that either (i) the related Mortgage Loan is in default or default with respect to such Mortgage Loan is imminent or (ii) such subordination and participation in such governmental program will not result in a change in payment expectations with respect to such Mortgage Loan. For purposes of the preceding sentence, a change in payment expectations occurs if, as a result of such subordination and participation in such governmental program, (1) there is a substantial enhancement of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was primarily speculative prior to such subordination and participation in such governmental program and is adequate after such subordination and participation in such governmental program or (2) there is a substantial impairment of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was adequate prior to such subordination and participation in such governmental program and is primarily speculative after such subordination and participation in such governmental program. The preceding sentence and clause (ii) of the second preceding sentence are intended to comply with Treasury Regulations
Section 1.1001-3(e)(4) and shall be interpreted in accordance therewith.

                                   ARTICLE IV

                                  DISTRIBUTIONS

          SECTION 4.01. Advances

          (a) Subject to the conditions of this Article IV, the Servicers, as required below, shall make an Advance and deposit such Advance in the related Collection Account. The related Servicer shall use commercially reasonable efforts to remit each such Advance no later than 2:30 p.m. Eastern Standard Time, but in any case no later than 4:00 p.m. Eastern Standard Time, on the Servicer Remittance Date in immediately available funds. Each Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the related Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the related Servicer shall deliver (i) to the Master Servicer for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency, the NIMs Insurer and the Master Servicer an Officer's Certificate setting forth the basis for such determination. Each Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but such Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect such Servicer's obligation under this
Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the related Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

     In lieu of making all or a portion of such Advance from its own funds, the related Servicer may (i) cause to be made an appropriate entry in its records relating to the related Collection Account that any amount held for future distribution has been used by such Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the related Collection Account to the Master Servicer Collection Account. In addition, each Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the related Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the related Servicer by deposit in the related Collection Account no later than the close of business on the Servicer Remittance Date on which such funds are required to be distributed pursuant to this Agreement. Each Servicer shall be entitled to be reimbursed from the related Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of (i) such Mortgage Loan is paid in full, (ii) the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Issuing Entity pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 4.01, (iii) the related Servicer determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance as provided in the preceding paragraph or (iv) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

          (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the related Servicer (including for the avoidance of doubt, the Master Servicer as successor servicer) if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by the related Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Depositor and the Master Servicer. In addition, the related Servicer shall not be required to advance any Relief Act Shortfalls and shortfalls due to bankruptcy proceedings. Litton will not make any Advances of principal on REO Properties and is not required to make any Advances of principal on second lien Mortgage Loans.

          (c) Notwithstanding the foregoing, each Servicer shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent. Each Servicer shall identify such delinquent Mortgage Loans in the Servicer Statement referenced in Section 3.24. In addition, the related Servicer shall provide the Master Servicer with an Officer's Certificate listing such delinquent Mortgage Loans and certifying that such loans are 150 days or more delinquent.

          SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls

     In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall resulting from a Principal Prepayment in full, the related Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the related Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Remittance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited shall not exceed the Compensating Interest for such Distribution Date. In case of such deposit, such Servicer shall not be entitled to any recovery or reimbursement from the Depositor, Master Servicer, the Securities Administrator, the Trustee, the Issuing Entity or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings and no Servicer (including for the avoidance of doubt the Master Servicer as a successor servicer) shall be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings.

          SECTION 4.03. Distributions on the REMIC Interests

     On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

          SECTION 4.04. Distributions

          (a) [Reserved].

          (b) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Securities Administrator shall, to the extent of funds then available, make the following distributions from funds then available in the Certificate Account, of an amount equal to the Interest Funds, in the following order of priority:

          (i) to the Class P Certificates, an amount equal to any Prepayment Charges received with respect to the Mortgage Loans and all amounts paid by the Servicers, the Sponsor or the Transferor in respect of Prepayment Charges pursuant to this Agreement or the Transfer Agreement, as applicable, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement or the Transfer Agreement for the related Prepayment Period;

          (ii) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

          (iii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

          (iv) concurrently, to each Class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such Class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each Class of the Class A Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each Class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates in the aggregate;

          (v) to the Class M-1 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (vi) to the Class M-2 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (vii) to the Class M-3 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (viii) to the Class M-4 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (ix) to the Class M-5 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (x) to the Class M-6 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (xi) to the Class B-1 Certificates, the Current Interest for each such Class and any Interest Carry Forward Amount with respect to each such Class;

          (xii) to the Class B-2 Certificates, the Current Interest for each such Class and any Interest Carry Forward Amount with respect to each such Class;

          (xiii) to the Class B-3 Certificates, the Current Interest for each such Class and any Interest Carry Forward Amount with respect to each such Class; and

          (xiv) any remainder pursuant to Section 4.04(f) hereof.

     On each Distribution Date, subject to the proviso in (iv) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such Class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied to if necessary, to the Class or Classes of Certificates that are not related to such group of Mortgage Loans.

          (c) [Reserved]

          (d) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Securities Administrator shall, to the extent of funds then available, make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

          (i) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty, to the extent not paid pursuant to Section 4.04(b)(ii);

          (ii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment), to the extent not paid pursuant to Section 4.04(b)(iii);

          (iii) to the Class A Certificates, the Class A Principal Distribution Amount shall be distributed as follows:

               (A) the Group One Principal Distribution Amount will be distributed as follows: (A) first, to the Class R Certificate, until the Certificate Principal Balance of such Class has been reduced to zero and (B) second, to the Class A-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

               (B) the Group Two Principal Distribution Amount will be distributed as follows: sequentially, to the Class A-2A Certificates until the Certificate Principal Balance thereof has been reduced to zero, then to the Class A-2B Certificates until the Certificate Principal Balance thereof has been reduced to zero, then to the Class A-2C Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class A-2D Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are required to be allocated pro rata, among such Classes, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

          (iv) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero, an amount equal to the Class M-1/M-2/M-3 Principal Distribution Amount;

          (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

          (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

          (vii) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

          (viii) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

          (ix) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

          (x) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

          (xi) any remainder pursuant to Section 4.04(f) hereof.

          (e) [Reserved]

          (f) On each Distribution Date, the Securities Administrator shall, to the extent of funds then available, make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to
Section 4.04(b)(xiv) and (d)(xi) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

          (i) to the Class A Certificates, any funds owed, in the same manner and in the same order of priority, as set forth in accordance with Section 4.04(b)(iv), to the extent not paid pursuant to Section 4.04(b)(iv);

          (ii) to the Subordinate Certificates, any amounts due as described in the same order of priority as set forth in Section 4.04(b)(v) through 4.04(b)(xiii) to the extent unpaid from Interest Funds;

          (iii) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

          (iv) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such Class;

          (v) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such Class;

          (vi) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such Class;

          (vii) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such Class;

          (viii) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such Class;

          (ix) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such Class;

          (x) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such Class;

          (xi) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such Class;

          (xii) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such Class;

          (xiii) to the Class A, Class M and Class B Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each such Class; and

          (xiv) the remainder pursuant to Section 4.04(g) hereof.

          (g) on each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Securities Administrator shall allocate the remainders pursuant to Section 4.04(f)(xiv) as follows:

          (i) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment;

          (ii) to the Class C Certificates in the following order of priority,
     (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and
     (IV) the Class C Unpaid Realized Loss Amount; and

          (iii) the remainder pursuant to Section 4.04(h) hereof.

          (h) On each Distribution Date, the Securities Administrator shall allocate the remainder pursuant to Section 4.04(g)(iii) hereof (i) to the Securities Administrator to reimburse amounts or pay indemnification amounts owing to the Master Servicer and the Securities Administrator from the Issuing Entity pursuant to Section 6.03 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

          (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Securities Administrator shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinate Certificates in the following order of priority:

          (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

          (ii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

          (iii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

          (iv) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

          (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

          (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

          (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

          (viii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

          (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

          (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

          (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     In accordance with this Agreement, each Servicer shall prepare and deliver an electronic report in form and substance mutually agreed to by the related Servicer and the Master Servicer (the "Remittance Report") to the Master Servicer (or by such other means as the Servicers and the Master Servicer may agree from time to time) containing such data and information as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Securities Administrator will prepare the Monthly Statement based solely upon the information received by it from the Master Servicer, the Servicers, the Cap Counterparty and the Swap Counterparty. Neither the Securities Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data provided by any Servicer and, with respect to the Securities Administrator, by the Master Servicer, the Swap Counterparty and the Cap Counterparty and shall be entitled to rely conclusively on such information provided by such parties pursuant to this Agreement and shall have no liability for any errors in such information. The Master Servicer will prepare (based solely on the information and data provided to it by the Servicers) and deliver to the Securities Administrator an electronic report to the Securities Administrator (by such means and at such times as the Securities Administrator and the Master Servicer may agree from time to time) containing such data and information sufficient to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders.

     The Trustee shall promptly notify the NIMs Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or the Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates and the Trustee hereby agree that the NIMs Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMs Insurer shall be subrogated to the rights of the Trustee and each Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMs Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the indenture trustee with respect to the NIM Notes or the holder of any NIMs Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the NIM Notes, as applicable, and the NIMs Insurer made a payment in respect of such relinquished amount.

          (k) The Securities Administrator is hereby directed by the Depositor to execute the Corridor Contracts on behalf of the Issuing Entity in the form presented to it by the Depositor and shall have no responsibility for the contents of such Corridor Contracts, including, without limitation, the representations and warranties contained therein. Any funds payable by the Securities Administrator under the Corridor Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in any Corridor Contract, except as set forth in each Corridor Contract, the Trust shall not be required to make any payments to the counterparty under any Corridor Contract. Any payments received under the terms of the related Corridor Contract will be available to pay the holders of the related Class A-1, Class A-2, Class M and Class B Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 4.04 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A Certificates. Any amounts (excluding collateral posted pursuant to a credit support annex) received under the terms of any Corridor Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Corridor Contract shall be paid to the related Classes of Class A-1, Class A-2, Class M and Class B Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such Class of Class A-1, Class A-2, Class M and Class B Certificates. Amounts received on the Class A-1 Corridor Contract will only be available to make payments on the Class A-1 Certificates, amounts received on the Class A-2 Corridor Contract will only be available to make payments on the

Class A-2 Certificates, amounts received on the Subordinate Certificate Corridor Contract will only be available to make payments on the Subordinate Certificates.

          (i) The Securities Administrator shall establish and maintain, for the benefit of the Issuing Entity and the Certificateholders, the Corridor Contract Account. On or prior to the related Corridor Contract Termination Date, amounts, if any, received by the Securities Administrator for the benefit of the Issuing Entity in respect of the related Corridor Contract shall be deposited by the Securities Administrator into the Corridor Contract Account and will be used to pay Floating Rate Certificate Carryovers on the related Class A-1, Class A-2, Class M and Class B Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the Corridor Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Corridor Contract will equal the product of
     (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Corridor Contract), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Corridor Contract, (ii) an amount equal to the lesser of (x) the related Corridor Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance of the related Classes of Certificates and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Issuing Entity under a Corridor Contract and the Securities Administrator is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Securities Administrator's website pursuant to Section 4.05 hereof.

          (ii) Amounts on deposit in the Corridor Contract Account will remain uninvested pending distribution to Certificateholders.

          (iii) Each Corridor Contract is scheduled to remain in effect until the related Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty to make a payment due under the related Corridor Contract, the termination of the Trust Fund and the related Corridor Contract becoming illegal or subject to certain kinds of taxation and certain other Events of Default and Termination Events (as further detailed in the related Corridor Contract).

          (iv) On the Closing Date, the Cap Contract Counterparty and the Securities Administrator (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Corridor Contracts, which annex is intended to protect the Issuing Entity from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Corridor Contracts.

          Pursuant to and in accordance with the terms and provisions of the Corridor Contracts, the Cap Contract Counterparty may be required to post additional collateral in connection with its obligations under the Corridor Contracts. In connection with the foregoing, the Securities Administrator shall establish a Corridor Posted Collateral Account on the Closing Date.

          To the extent that the Cap Contract Counterparty remits any Posted Collateral to the Securities Administrator under the Corridor Contracts, the Securities Administrator shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Corridor Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Corridor Contracts. Where a termination event occurs with respect to the Cap Contract Counterparty under the Corridor Contracts, or where the Cap Contract Counterparty fulfills certain obligations to the Issuing Entity such as finding a replacement cap contract counterparty or a guarantor that meets the criteria described in the Corridor Contracts, the Securities Administrator shall make payments from the Corridor Posted Collateral Account in accordance with the provisions of the Corridor Contract. Amounts held in the Corridor Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Corridor Contract Account pursuant to the Corridor Contracts. Any funds held in the Corridor Posted Collateral Account shall be invested by the Securities Administrator in Permitted Investments in accordance with the instructions of the Cap Contract Counterparty. Absent receipt by the Securities Administrator of written instructions from the Cap Contract Counterparty, such funds shall remain uninvested. Any earnings shall be remitted to the Cap Contract Counterparty in accordance with the Corridor Contracts.

          (l) On the Closing Date, the Supplemental Interest Trust shall be established and maintained pursuant to this Agreement, as a separate trust, the corpus of which shall be held by the Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds deposited therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Supplemental Interest Trust Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Supplemental Interest Trust be credited to or made available to any other account of the Trust Fund. The records of the Securities Administrator shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

     The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Swap Agreement and the Cap Contract on behalf of the Supplemental Interest Trust in the forms presented to it by the Depositor and shall have no responsibility for the contents of such Swap Agreement and Cap Contract, including, without limitation, the representations and warranties contained therein. The Supplemental Interest Trust Trustee shall have all of the rights and protections of the Trustee hereunder.

     The Supplemental Interest Trust Trustee shall use reasonable efforts to enforce all of the rights of the Supplemental Interest Trust and exercise any remedies under the Swap Agreement or Cap Contract and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined in the Swap Agreement), find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.

     For each Distribution Date, through and including the Distribution Date in March 2012, the Securities Administrator on behalf of the Supplemental Interest Trust Trustee shall, based on the Significance Estimate (which shall be provided to the Securities Administrator on behalf of the Supplemental Interest Trust Trustee by the Depositor within five (5) Business Days prior to the Distribution
Date), calculate the Significance Percentage of each of the Swap Agreement and the Cap Contract. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the

Securities Administrator shall promptly notify the Depositor and the Depositor, on behalf of the Supplemental Interest Trust Trustee, shall obtain the financial information required to be delivered by the Swap Counterparty or the Cap Contract Counterparty, as applicable, pursuant to the terms of the Swap Agreement or the Cap Contract, respectively. If, on any succeeding Distribution Date through and including the Distribution Date in March 2012, the Significance Percentage is equal to or greater than 10%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor shall, within five
(5) Business Days of such Distribution Date, deliver to the Securities Administrator the financial information provided to it by the Swap Counterparty or Cap Contract Counterparty, as applicable, in Edgar-compatible format for inclusion in the Form 10-D relating to such Distribution Date.

     Any Swap Termination Payment received by the Supplemental Interest Trust Trustee from the Swap Counterparty shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.

     Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within thirty (30) days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing subtrust established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such subtrust, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with Section 4.04(l)(i)-(viii) of this Agreement. Any such subtrust shall not be an asset of any REMIC. Any amounts remaining in such subtrust shall be distributed to the holders of the Class C Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to
Section 9.01 and (ii) March 2012.

     On any Distribution Date (or in the case of any Net Swap Payments, on the related Swap Payment Date), any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of and any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into the Swap Account and any Cap Payments received from the Cap Contract Counterparty will be deposited into the Cap Contract Account (each account within the Supplemental Interest Trust). The Supplemental Interest Trust will not be an asset of any REMIC. Funds in the Swap Account and the Cap Contract Account within the Supplemental Interest Trust shall be distributed in the following order of priority by the Supplemental Interest Trust Trustee (provided, however, amounts relating to Cap Payments on deposit in the Cap Contract Account will not be used to make any portion of the payments in paragraphs (i), (ii) and (ix) below):

          (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

          (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

          (iii) to each Class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such Class to the extent unpaid from Interest Funds and Principal Funds;

          (iv) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Current Interest for such Class to the extent unpaid from Interest Funds and Principal Funds;

          (v) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Interest Carry Forward with respect to such Class to the extent unpaid from Interest Funds and Principal Funds;

          (vi) to the Class A, Class R, Class M and Class B Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 4.04(d)(iii) through 4.04(d)(x) in order to restore levels of the Overcollateralization Amount, and after giving effect to distributions from the Principal Distribution Amount for each such Class;

          (vii) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such Class to the extent unpaid from Interest Funds and Principal Funds;

          (viii) to the Class A, Class R, Class M and Class B Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid based on the amount of such unpaid Floating Rate Certificate Carryover;

          (ix) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

          (x) to the Class C Certificates any remaining amount.

     Notwithstanding the foregoing, however, after giving effect to proposed distributions on any Distribution Date, the sum of the cumulative amounts distributed pursuant to clause (vi) above and the cumulative amounts distributed pursuant to clause (vii) above shall be limited to the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period.

     Upon termination of the Trust Fund, any amounts remaining in the Swap Account within the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.04(l).

     With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Supplemental Interest

Trust Trustee shall send any notices and make any demands required hereunder (to the extent that a Responsible Officer of the Supplemental Interest Trust Trustee has actual knowledge or written notice of any such failure, breach or termination).

     On the Closing Date, the Swap Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Swap Agreement, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement.

     Pursuant to and in accordance with the terms and provisions of the Swap Agreement, the Swap Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, on the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a Swap Posted Collateral Account.

     To the extent that the Swap Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Swap Agreement, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Swap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Swap Agreement. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee shall make payments from the Swap Posted Collateral Account in accordance with the provisions of the Swap Agreement. Amounts held in the Swap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Swap Account pursuant to the Swap Agreement. Any funds held in the Swap Posted Collateral Account shall be invested by the Supplemental Interest Trust Trustee in Permitted Investments in accordance with the written instructions of the Swap Counterparty. Absent receipt by the Supplemental Interest Trust Trustee of written instructions from the Swap Counterparty, such funds shall remain uninvested. Any earnings shall be remitted to the Swap Counterparty in accordance with the Swap Agreement.

     On the Closing Date, the Cap Contract Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Cap Contract, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Cap Contract.

     Pursuant to and in accordance with the terms and provisions of the Cap Contract, the Cap Contract Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, the Supplemental Interest Trust Trustee shall establish a Cap Posted Collateral Account on the Closing Date.

     To the extent that the Cap Contract Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Cap Contract, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Cap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Cap Contract. Where a termination event occurs with respect to the Cap Contract Counterparty under the Cap Contract, or where the Cap Contract Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement cap contract counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee shall make payments from the Cap Posted Collateral Account to the Cap Contract Counterparty in accordance with the provisions of the Cap Contract. Amounts held in the Cap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Cap Contract Account pursuant to the Cap Contract. Any funds held in the Cap Posted Collateral Account shall be invested by the Supplemental Interest Trust Trustee in Permitted Investments in accordance with the instructions of the Cap Contract Counterparty. Absent receipt by the Supplemental Interest Trust Trustee of written instructions from the Cap Contract Counterparty, such funds shall remain uninvested. Any earnings shall be remitted to the Cap Contract Counterparty in accordance with the Cap Contract.

          SECTION 4.05. Monthly Statements to Certificateholders

          (a) Not later than each Distribution Date, the Securities Administrator shall prepare and make available on its website located at www.etrustee.net to each Holder of a Class of Certificates of the Trust Fund, the Servicers, the Master Servicer, the Trustee, the Rating Agencies, the Cap Contract Counterparty, the Swap Counterparty and the Depositor a statement setting forth for the Certificates the following information; provided, however, that with respect to any calendar year during which an annual report on Form 10-K is not required to be filed with the Commission on behalf of the Issuing Entity, information set forth in Items (xxiv) through (xxxiii) below are not required to be included in such statement during any calendar year:

          (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

          (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

          (iii) any interest Carryforward Amount for each Class of the Class A, Class M and Class B Certificates;

          (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

          (v) the Pool Stated Principal Balance for such Distribution Date;

          (vi) the amount of the Servicing Fee paid to or retained by each Servicer and any amounts constituting reimbursement or indemnification of each Servicer or Trustee;

          (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

          (viii) the amount of Advances included in the distribution on such Distribution Date;

          (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xi) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days,
     (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans in accordance with the OTS methodology for reporting delinquencies;

          (xii) with respect to any Mortgage Loans that became a REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xiii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xiv) the aggregate Stated Principal Balance of all loans that became Liquidated Loans as of such Distribution Date calculated as of the preceding Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xv) whether a Stepdown Trigger Event has occurred and is in effect;

          (xvi) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

          (xvii) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Prepayment Period and since the Cut-off Date;

          (xviii) the number of Mortgage Loans for which Prepayment Charges were received applicable to the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received applicable to the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

          (xix) the amount and purpose of any withdrawal from the Collection Accounts pursuant to Section 3.08(a)(viii);

          (xx) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest";

          (xxi) as of each Distribution Date, the amount, if any, to be deposited in the Corridor Contract Account pursuant to the related Corridor Contract as described in Section 4.04(k) and the amount thereof to be paid to the Class A-1 Certificates, the Class A-2 Certificates, the Subordinate Certificates and the Class C Certificates described in Section 4.04(k) hereof;

          (xxii) as of each Distribution Date, the amount, if any, to be deposited in the Supplemental Interest Trust pursuant to the Cap Contract as described in Section 4.04(l) and the amount thereof to be paid to the Certificates;

          (xxiii) as of each Distribution Date, the amount, if any, to be deposited in the Supplemental Interest Trust pursuant to the Swap Agreement as described in Section 4.04(l) and the amount thereof to be paid to the Certificates;

          (xxiv) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each Class of the Class A, Class M and Class B Certificates on such Distribution Date;

          (xxv) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Relief Act; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

          (xxvi) with respect to each Class of Certificates, the amount of any Non-Supported Interest Shortfalls on such Distribution Date;

          (xxvii) the number and amount of pool assets at the beginning and ending of each period, and updated pool composition information;

          (xxviii) any material changes to methodology regarding calculations of delinquencies and charge-offs;

          (xxix) information on the amount of any Servicing Advances made or reimbursed during the period;

          (xxx) any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

          (xxxi) material breaches of pool asset representations or warranties or transaction covenants;

          (xxxii) information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met; and

          (xxxiii) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

          (b) The Securities Administrator will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Cap Contract Counterparty, the Swap Counterparty, other parties to this Agreement and any other interested parties via the Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.etrustee.net". Assistance in using the website can be obtained by calling the Securities Administrator (Attention: John Chozen, who may be reached directly at (312) 992-1816). Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     The Securities Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     The Securities Administrator's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, Servicers and, if applicable, the Depositor and the Swap Counterparty, to the extent the Servicers, Depositor and Swap Counterparty are required to provide such information under this Agreement.

     As a condition to access the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

          (c) If so requested in writing within a reasonable period of time after the end of each calendar year, the Securities Administrator shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this
Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as are from time to time in effect.

          (d) Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Class R Certificate each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters:

          (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

          (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

          (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

          (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

          (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

          (vi) The amount and timing of any non-interest expenses of the REMICs; and

          (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

     The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                   ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

           Minimum     Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum       Principal Balance
-----   ------------   ---------------------   --------------------
A-1      $25,000.00            $1.00               $431,956,000
A-2A     $25,000.00            $1.00               $304,815,000
A-2B     $25,000.00            $1.00               $ 62,167,000
A-2C     $25,000.00            $1.00               $ 93,112,000
A-2D     $25,000.00            $1.00               $ 28,805,000
M-1      $25,000.00            $1.00               $ 50,349,000
M-2      $25,000.00            $1.00               $ 44,889,000
M-3      $25,000.00            $1.00               $ 27,906,000
M-4      $25,000.00            $1.00               $ 22,445,000
M-5      $25,000.00            $1.00               $ 21,231,000
M-6      $25,000.00            $1.00               $ 20,625,000
B-1      $25,000.00            $1.00               $ 19,411,000
B-2      $25,000.00            $1.00               $ 18,198,000
B-3      $25,000.00            $1.00               $ 15,772,000
R        $   100.00              N/A               $     100.00
C                (1)              (1)                       100%
P                (2)              (2)                        (2)

----------
(1) The Class C Certificates shall not have minimum dollar denominations as the Certificate Principal Balance thereof shall vary over time as described herein and shall be issued in a minimum percentage interest of 25% and an aggregate percentage interest of 100%.

(2) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Securities Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     The Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Regulation S Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Regulation S Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

     The Certificates sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Rule 144A Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Rule 144A Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

          SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates

          (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Issuing Entity in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Securities Administrator in accordance with such Securities Administrator's customary procedures.

     No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued, whether or not such notes are guaranteed by the NIMs Insurer) each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Securities Administrator regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor, the Securities Administrator and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Securities Administrator and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S),
(y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

     No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate shall be registered unless the transferee provides the Securities Administrator with a representation that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement and the Cap Contract, the acquisition and holding of the Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     No transfer of an ERISA Restricted Certificate or a Class R Certificate shall be registered unless the Securities Administrator has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), and is not directly or indirectly acquiring the ERISA Restricted Certificate or the Class R Certificate by, on behalf of, or with any assets of any such plan (collectively, "Plan"), or (B) solely in the case of ERISA Restricted Certificates, (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(II) solely in the case of an ERISA Restricted Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Securities Administrator, the Servicers, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Servicers, the NIMs Insurer or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the two immediately preceding paragraphs of this Subsection 5.02(a), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Securities Administrator by the transferee's acceptance of a Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation or an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect. The Securities Administrator shall not be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(a), nor shall the Securities Administrator be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(a) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

          (b) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (a) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Securities Administrator prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(b)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Securities Administrator consents to such transfer, sale or other disposition in writing.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(a) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class R Certificate, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Securities Administrator receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(a) and (b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper Tier REMIC shall be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (c) The transferor of the Class R Certificate shall notify the Securities Administrator in writing upon the transfer of the Class R Certificate.

          (d) [Reserved].

          (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor, the Securities Administrator or the Trustee.

          SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates

     If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the

Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and its counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 5.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

          SECTION 5.04. Persons Deemed Owners

     The NIMs Insurer, the Trustee, the Securities Administrator and any agent of the NIMs Insurer, the Securities Administrator or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the NIMs Insurer, the Trustee, or the Securities Administrator, nor any agent of the NIMs Insurer, the Trustee, or the Securities Administrator shall be affected by any notice to the contrary.

          SECTION 5.05. Access to List of Certificateholders' Names and
Addresses

     If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the NIMs Insurer or the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Issuing Entity held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          SECTION 5.06. Book-Entry Certificates

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be definitive certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Depositor, the Securities Administrator, the NIMs Insurer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

          (c) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

          (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

          (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

          (f) the Securities Administrator and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

          (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     In the event that Definitive Certificates are issued pursuant to Section 5.08, clauses (a) through (g) of this Section 5.06 shall continue to be applicable with respect to all remaining Book-Entry Certificates.

          SECTION 5.07. Notices to Depository

     Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator and the Trustee shall give all such notices and communications to the Depository.

          SECTION 5.08. Definitive Certificates

     If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Securities Administrator and the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Securities Administrator of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator, the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

          SECTION 5.09. Maintenance of Office or Agency

     The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: Global Securities and Trust Services MLMI 2007-HE2 as offices for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

          SECTION 5.10. Authenticating Agents

          (a) One or more Authenticating Agents (each, an "Authenticating Agent") may be appointed hereunder each of which shall be authorized to act on behalf of the Securities Administrator in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Securities Administrator's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $15,000,000, authorized under such laws to operate a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Securities Administrator, the Securities Administrator shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. LaSalle Bank National Association is hereby appointed as the initial Authenticating Agent. The Securities Administrator shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed and has not resigned.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Securities Administrator and the Depositor. Except with respect to the initial Authenticating Agent, LaSalle Bank National Association, which shall be the Authenticating Agent for so long as it is the Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Securities Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                                   ARTICLE VI

      THE DEPOSITOR, THE MASTER SERVICER, THE SERVICERS AND THE SECURITIES
                                 ADMINISTRATOR

          SECTION 6.01. Respective Liabilities of the Depositor, the Master Servicer, the Servicers and the Securities Administrator

     The Depositor, the Master Servicer, the Servicers and the Securities Administrator shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

          SECTION 6.02. Merger or Consolidation of the Depositor, the Master Servicer, the Servicers or the Securities Administrator

     Except as provided in the next paragraph, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will each keep in full effect its existence, rights and franchises as a corporation, limited partnership or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor, the Master Servicer, the Servicers or the Securities Administrator may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Servicers or the Securities Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Servicers or the Securities Administrator, shall be the successor of the Depositor, the Master Servicer, the Servicers or the Securities Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

          SECTION 6.03. Limitation on Liability of the Depositor, the Securities Administrator, the Master Servicer, the Servicers and Others

     None of the Depositor, the Master Servicer, the Servicers or the Securities Administrator nor any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Servicers or the Securities Administrators shall be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Servicers, the Securities Administrator or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer, the Servicers, the Securities Administrator or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Servicers or the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers or the Securities Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Servicers, the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers or the Securities Administrator shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this Agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). None of the Depositor, the Master Servicer, the Servicers nor the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Master Servicer, the Servicers or the Securities Administrator in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Servicers and the Securities Administrator shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.08 hereof.

     The provisions of this Section 6.03 shall survive any termination of this Agreement and the resignation or removal of the Depositor, the Master Servicer, the Securities Administrator or a Servicer, as applicable, and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

     Notwithstanding anything herein to the contrary, in preparing or furnishing any reports or certifications pursuant to this Agreement, the Master Servicer, the Securities Administrator and each Servicer shall be entitled to rely conclusively on the accuracy of the information or data provided to it by any other party to the Agreement and shall have no liability for any errors therein.

     In addition, the Master Servicer and the Securities Administrator shall be entitled to be reimbursed out of the Master Servicer Collection Account and Certificate Account respectively for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Master Servicer or Securities Administrator on behalf of the Issuing Entity in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of each of the Master Servicer or Securities Administrator acting in its capacity as Master Servicer or Securities Administrator hereunder, respectively, and (B) to the extent that the Securities Administrator must engage persons not regularly in its employ to perform acts or services on behalf of the Issuing Entity, which acts or services are not in the ordinary course of the duties of a securities administrator, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons), except any such compensation, expense, disbursement or advance that either (i) arises from its negligence, bad faith or willful misconduct or
(ii) does not constitute an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

     In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Issuing Entity might incur as a result of such course of action by reason of the condition of the Mortgage Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

     The Master Servicer shall not be liable for any act or omission of the Trustee, the Securities Administrator, the Depositor or the Servicers.

     The Master Servicer may perform any of its duties hereunder or exercise its rights hereunder either directly or through Affiliates, agents or attorneys.

          SECTION 6.04. Limitation on Resignation of a Servicer

     Subject to the provisions of Section 7.01, the second paragraph of Section 7.02, the second paragraph of Section 6.02 and the following paragraph of this
Section 6.04, no Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of any Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the NIMs Insurer and the Master Servicer. No such resignation shall become effective until the Master Servicer or a successor servicer reasonably acceptable to the NIMs Insurer and the Master Servicer is appointed and has assumed the related Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the related Servicer of any of the obligations specified in Section 7.01 and
7.02 as obligations that survive the resignation or termination of the related Servicer.

     Notwithstanding anything to the contrary in the previous paragraph of this
Section 6.04, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMs Insurer hereby specifically (i) consent to the pledge and assignment by the Servicers of all the Servicers' right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, if any, for the benefit of certain lenders, and (ii) agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the related Servicer whereby such Servicer shall resign as a Servicer under this Agreement, notwithstanding anything to the contrary which may be set forth in Section 3.04 above, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that the related Servicer's resignation will not be effective unless, at the time of such appointment, the Servicing Rights Pledgee or its designee (i) meets the requirements of a successor servicer under Section 7.03 of this Agreement (including being acceptable to the Rating Agencies), provided, that the consent and approval of the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMS Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMS Insurer and (ii) agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of any Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to such Servicer pursuant hereto shall thereafter be payable to such successor servicer.

          SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds

     Each Servicer shall, for so long as it acts as a servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as a servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. Each Servicer shall provide the Trustee, the NIMs Insurer and the Master Servicer, upon request and reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. Each Servicer may be deemed to have complied with this provision if an Affiliate of the related Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. In the event that any such policy or bond ceases to be in effect, the related Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

     With respect to Litton only, each year, together with the Annual Statement as to Compliance delivered pursuant to Section 3.17, Litton shall cause to be delivered to the Master Servicer proof of coverage of the fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that the surety and the insurer shall endeavor to notify the Master Servicer within thirty (30) days prior to such fidelity bond's errors and omissions insurance policy's termination or material modification.

     With respect to Wilshire and Option One only, any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Master Servicer.

          SECTION 6.06. Limitation on Resignation of the Master Servicer

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee, as successor Master Servicer, or another successor Master Servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. If the Master Servicer and the Securities Administrator are the same Person, then at any time the Master Servicer is terminated hereunder, the Securities Administrator shall likewise be removed as securities administrator hereunder.

          SECTION 6.07. Assignment of Master Servicing

     The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder and shall (a) be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) be reasonably satisfactory to the Trustee and the Depositor; and (d) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee and which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an independent Opinion of Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

                                  ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

          SECTION 7.01. Events of Default

     With respect to each Servicer, "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by such Servicer to make any Advance, to deposit in the related Collection Account or the Master Servicer Collection Account or remit to the Securities Administrator any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the related Servicer by the Master Servicer, the Securities Administrator or the Depositor, or to the Securities Administrator, the Depositor and the related Servicer by the NIMs Insurer or the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (ii) any failure by such Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to such Servicer by the Master Servicer, the Securities Administrator by the Trustee or the Depositor, or to the Master Servicer, the Securities Administrator, the Trustee and the Depositor by the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) consent by such Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

          (v) admission by such Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) any failure by such Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.22 of this Agreement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Master Servicer or any other party to this Agreement.

     If an Event of Default, described in (i) - (v) above, shall occur with respect to Wilshire or an Event of Default, described in (i) - (vi) above, shall occur with respect to Litton or Option One, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Master Servicer may, or at the direction of the NIMs Insurer, the Depositor or the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), shall, by notice in writing to the applicable Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the applicable Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default, described in (vi) above, shall occur with respect to Wilshire, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Master Servicer, at the direction of the NIMs Insurer, the Depositor or the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), shall, by notice in writing to the related Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the related Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Master Servicer shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the related Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the related Servicer to pay amounts owed pursuant to Article VI. Each Servicer agrees to cooperate with the Master Servicer as successor servicer and any successor servicer appointed by the Master Servicer in effecting the termination of the related Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer as successor servicer of all cash amounts which shall at the time be credited to the related Collection Account, or thereafter be received with respect to the Mortgage Loans. The related Servicer and the Master Servicer shall promptly notify the Rating Agencies of the occurrence of an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Servicers hereunder, the related Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a related Mortgage Loan that was due prior to the notice terminating such Servicer's rights and obligations as a Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Section 3.08(a), and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the related Servicer hereunder, any liabilities of such Servicer which accrued prior to such termination shall survive such termination.

          (b) With respect to the Master Servicer, "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to make any required Advance, to deposit in the Master Servicer Collection Account or remit to the Securities Administrator any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for three (3) Business Days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee, the Depositor and the Master Servicer by the Certificateholders evidencing greater than 50% of the Voting Rights evidenced by the Certificate; or

          (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of sixty (60) days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the

     Master Servicer, the Trustee and the Depositor by the Certificateholders evidencing greater than 50% of the Voting Rights evidenced by the Certificate; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days; or

          (iv) consent by the Master Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

          (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) any failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.20 of this Agreement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or any other party to this Agreement.

     If an Event of Default shall occur with respect to the Master Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee may, or at the direction of the Certificateholders evidencing greater than 50% of the Voting Rights evidenced by the Certificate shall, by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Securityholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. To the extent the Event of Default resulted from the failure of the Master Servicer to make a required Advance, the Trustee (solely in its capacity as successor master servicer) shall thereupon make any Advance described in Section 4.01 hereof subject to Section 11.01 hereof. The Trustee (solely in its capacity as successor master servicer) is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VI. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Master Servicer Collection Account, or thereafter be received with respect to the Mortgage Loans. The Master Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 3.08(b), and any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

          SECTION 7.02. Master Servicer to Act; Appointment of Successor

     On and after the time each Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Master Servicer shall, to the extent provided in Section 3.04, be the successor to the related Servicer in its capacity as a servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to
Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Master Servicer shall be entitled to all fees, compensation and reimbursement for costs and expenses that the related Servicer would have been entitled to hereunder if the related Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Master Servicer has become the successor to a Servicer in accordance with Section 7.01 hereof, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution provided the appointment of such successor shall be approved by the NIMs Insurer and does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the related Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor Servicer shall be an institution that is acceptable to the NIMs Insurer and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor, the Trustee and the Master Servicer an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the related Servicer (other than liabilities of the related Servicer under Section 6.03 hereof incurred prior to termination of the related Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to a Servicer hereunder shall be effective until the Master Servicer shall have consented thereto, prior written consent of the NIMs Insurer is obtained (provided, that such prior written consent shall not be required in the event that the Servicing Rights Pledgee or its designee is so appointed as successor servicer) and written notice of such proposed appointment shall have been provided by the Securities Administrator to each Certificateholder. The Master Servicer shall not resign as a servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to a Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to
Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the related Servicer hereunder. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of a Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to any Servicer as a servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as a servicer maintain in force the policy or policies that the related Servicer is required to maintain pursuant to Section 6.05.

     In the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of any Event of Default), notwithstanding anything to the contrary above or anything to the contrary which may be set forth in Section 3.04, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMS Insurer hereby agree that within ten Business Days of delivery to the Securities Administrator, the Master Servicer and the Trustee by the Servicing Rights Pledgee of a letter signed by the applicable Servicer whereby such Servicer shall resign as a Servicer under this Agreement, or within ten days of Master Servicer's termination of such Servicer pursuant to Section 7.01 or 7.02, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer; provided that at the time of such appointment (i) the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth above in this Section 7.02 (provided that the consent and approval of the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMs Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby determined to be acceptable to the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMs Insurer) and (ii) the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.

          SECTION 7.03. Notification to Certificateholders

          (a) Upon any termination of or appointment of a successor to the related Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders, the Depositor, the Master Servicer, the Swap Counterparty and to each Rating Agency.

          (b) Within sixty (60) days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to the Master Servicer, all Certificateholders and the Rating Agencies notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

          SECTION 8.01. Duties of the Trustee and the Securities Administrator

     For purposes of this Article VIII, references to "Securities Administrator" shall be deemed to include LaSalle Bank National Association in its capacity as Supplemental Interest Trust Trustee. In the performance of its obligations under this Agreement, the Cap Contracts and the Swap Agreement, the Supplemental Interest Trust Trustee shall have all of the rights, protections, immunities and benefits of the Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, and the Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Master Servicer, a Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the written direction of the majority of the Certificateholders or the NIMs Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMs Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMs Insurer and the Certificateholders.

     Each of the Trustee, and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to the its satisfaction, the Securities Administrator, will provide notice thereof to the Certificateholders and the NIMs Insurer and take such further action as directed by the Certificateholders and the NIMs Insurer.

     No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

          (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee, and at all times, the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable, individually or as Trustee or Securities Administrator, as applicable, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) neither the Trustee nor the Securities Administrator shall, individually or as Trustee or Securities Administrator, as applicable, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee or Securities Administrator, as applicable was negligent or acted in bad faith or with willful misfeasance;

          (iii) neither the Trustee nor the Securities Administrator shall be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMs Insurer or the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iv) neither the Trustee nor the Securities Administrator shall be responsible for the acts or omissions of the other, or the Master Servicer, a Servicer or any Subservicer, it being understood that this Agreement shall not be construed to render any of them agents of one another.

          SECTION 8.02. Certain Matters Affecting the Trustee and the Securities Administrator

          (a) Except as otherwise provided in Section 8.01:

          (i) the Trustee and the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee and the Securities Administrator may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, the Corridor Contracts, the Cap Contract or the Swap Agreement;

          (iv) at all times the Securities Administrator and prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee, in each case shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMs Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

          (v) the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys or independent contractors and the Trustee and the Securities Administrator will not be responsible for any misconduct or negligence on the part of any other agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

          (vi) neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

          (vii) neither the Trustee nor the Securities Administrator shall be liable, individually or as Trustee or Securities Administrator, as applicable, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

          (viii) neither the Trustee nor the Securities Administrator shall be deemed to take notice or be deemed to have notice or have knowledge of an Event of Default until a Responsible Officer of the Trustee or the Securities Administrator, as applicable, shall have received written notice thereof and in the absence of such written notice, the Trustee and the Securities Administrator may conclusively assume that there is no Event of Default;

          (ix) the Trustee and the Securities Administrator shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMs Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMs Insurer or such Certificateholders shall have offered to the Trustee or Securities Administrator reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

          (x) if requested by a Servicer, the Trustee may appoint such Servicer as the Trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and such Servicer. The Trustee shall have no liability for any action or inaction of such Servicer in connection with such power of attorney and the Trustee shall be indemnified by such Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with such Servicer's use or misuse of such powers of attorney;

          (xi) in order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall and the Securities Administrator may obtain and verify certain information and documentation from the other parties hereto, including but not limited to, such party's name, address and other identifying information.

          (xii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

          (xiii) the Trustee and the Securities Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates or in its capacity as Trustee, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the benefit of the Holders in respect of which such judgment has been recovered. None of the Securities Administrator, the Trustee or the Custodians shall have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refiling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

          (c) The Custodians shall be entitled to all of the rights, protections, exculpations, benefits, indemnities and immunities as are afforded to the Trustee hereunder.

          SECTION 8.03. Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans

     The recitals contained herein shall be taken as the statements of the Depositor or the related Servicers, as the case may be, and the Trustee, the Master Servicer and the Securities Administrator assume no responsibility for their correctness. None of the Trustee, the Securities Administrator or the Master Servicer makes any representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or any related document other than with respect to the execution and authentication of the Certificates, if it so executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor, the Securities Administrator, the Master Servicer or the Servicers of any funds paid to the Depositor, the Securities Administrator, the Master Servicer or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the related Collection Account, Master Servicer Collection Account or the Certificate Account by the Depositor, the Securities Administrator, the Master Servicer or the Servicers.

          SECTION 8.04. Trustee and Securities Administrator May Own
Certificates

     Each of the Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee or the Securities Administrator.

          SECTION 8.05. Trustee's and Securities Administrator's Fees and
Expenses

     The Securities Administrator shall be entitled to receive on each Distribution Date the Securities Administrator Fee. The Securities Administrator covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing by the Securities Administrator and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

          SECTION 8.06. Indemnification and Expenses of Trustee

          (a) The Trustee and the Custodians and each of their respective directors, officers, employees and agents shall be entitled to indemnification from the Issuing Entity for any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder and (ii) the performance of their duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Issuing Entity of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Issuing Entity of the obligation to indemnify the Trustee under this Section 8.06;

          (ii) while maintaining control over its own defense, the Trustee shall reasonably cooperate and consult with the Depositor in preparing such defense;

          (iii) notwithstanding anything to the contrary in this Section 8.06, the Issuing Entity shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed; and

          (iv) indemnification therefor would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section
     1.860G-1(b)(3)(ii).

     Any indemnification payments to the Trustee (or a custodian) pursuant to this Section 8.06(a) shall be allocated first to principal and then, to the extent remaining, to interest.

     The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

          (b) The Trustee, the Custodians and any director, officer, employee or agent of the Trustee or Custodians shall be indemnified, by the Trust Fund and held harmless against any loss, liability, reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advances that either
(i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii).

          (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $400,000 in the aggregate in any calendar year, excluding
(i) any Servicing Transfer Costs and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation; provided, however, that such cap shall apply only if NIM Notes have been issued and there is a NIMs Insurer and shall cease to apply after the date on which any NIM Notes are paid in full or if there is no NIMs Insurer; provided further, however, that amounts incurred by the Trustee in excess of such annual limit in any calendar year shall be payable to the Trustee in succeeding calendar years, subject to such annual limit for each applicable calendar year. Any amounts reimbursable hereunder not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

     Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or Securities Administrator be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (d) Any custodian appointed by the Trustee as herein provided shall be entitled to indemnification and reimbursement of expenses to the same extent as the Trustee is entitled to such amounts pursuant to subsection (a) and (b) of this Section 8.06, without regard to subsection (c) of this Section 8.06.

          (e) The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee or any Custodian and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

          SECTION 8.07. Eligibility Requirements for Trustee

     The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a minimum rating of at least
(i) a long term deposit rating of at least "A2" by Moody's and "A" by S&P or
(ii) credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in

Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Securities Administrator, the NIMs Insurer and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of any Servicer other than the Trustee in its role as successor to such Servicer.

          SECTION 8.08. Resignation and Removal of Trustee and Securities Administrator

     Each of the Trustee or the Securities Administrator, as applicable, may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor, the Servicers, and the Securities Administrator or Trustee, as applicable by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to
Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee or successor securities administrator, as applicable acceptable to the NIMs Insurer in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee or securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time (i) the Trustee or Securities Administrator, as applicable shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer or (ii) the Trustee or Securities Administrator, as applicable shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or Securities Administrator, as applicable or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Securities Administrator, as applicable or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or Securities Administrator, as applicable and shall promptly appoint a successor trustee or securities administrator, as applicable by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee and one copy of which shall be delivered to the successor trustee or securities administrator, as applicable.

     The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, with the consent of the NIMs Insurer, or the NIMs Insurer upon failure of the Trustee to perform its obligations hereunder, may at any time remove the Trustee or Securities Administrator, as applicable and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized (or by the NIMs Insurer), one complete set of which instruments shall be delivered by the successor trustee to the related Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to the NIMs Insurer and each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee or Securities Administrator, as applicable and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09 hereof.

     If the Securities Administrator and the Master Servicer are the same Person, then at any time the Securities Administrator resigns or is removed hereunder, the Master Servicer shall likewise be terminated as master servicer hereunder.

          SECTION 8.09. Successor Trustee

     Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the NIMs Insurer and the Securities Administrator an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein.

     No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

          SECTION 8.10. Merger or Consolidation of Trustee

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

          SECTION 8.11. Appointment of Co-Trustee or Separate Trustee

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMs Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be compensated by the Trust Fund and subject to the written approval of the Master Servicer and the NIMs Insurer. The Trustee shall not be liable for the actions of any co-trustee appointed with due care; provided that the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Master Servicer and the NIMs Insurer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Trustee, with the consent of the NIMs Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to each Servicer, the Securities Administrator, the NIMs Insurer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 8.12. Tax Matters

          (a) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the Grantor Trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such Grantor Trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and Grantor Trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable law, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs and Grantor Trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the Grantor Trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the Grantor Trusts provided for herein or result in the imposition of tax upon any such Grantor Trust; (i) pay, from the sources specified in the last paragraph of this Section 8.12(a), the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed federal, state or local income tax or information returns;
(k) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and Grantor Trusts provided for herein; and (l) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within ten (10) days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Securities Administrator, if any such other tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Agreement or as a result of the location of the Securities Administrator,
(ii) any party hereto (other than the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or
(ii), any such tax will be paid first with amounts (other than amounts derived by the Issuing Entity from a payment on the Corridor Contracts or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement or Cap Contract) otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts derived by the Issuing Entity from a payment on the Corridor Contracts or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement or Cap Contract) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second to the Class B-3 Certificates (pro rata), third to the Class B-2 Certificates (pro rata), fourth to the Class B-1 Certificates (pro rata), fifth to the Class M-6 Certificates (pro rata), sixth to the Class M-5 Certificates (pro rata), seventh to the Class M-4 Certificates (pro rata), eighth to the Class M-3 Certificates (pro rata), ninth to the Class M-2 Certificates (pro rata), tenth to the Class M-1 Certificates (pro rata) and eleventh to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Securities Administrator is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

          (b) Each of the Depositor, the Master Servicer, the Servicers, the Trustee and the Securities Administrator agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans

          (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

          (b) On or before the Determination Date following the Initial Optional Termination Date, the Securities Administrator will attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). The Depositor and the Securities Administrator agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Securities Administrator shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund). The Securities Administrator shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Securities Administrator shall determine the Optional Termination Price based upon information provided by (a) each Servicer with respect to the amounts described in clauses (i) and (ii) of the definition of "Optional Termination Price" and
(b) the Depositor with respect to the information described in clauses (iii) and
(iv) of the definition of "Optional Termination Price"; provided, however, that with respect to the Swap Termination Payment portion of the amounts described in clause (iv) of the definition of "Optional Termination Price", the Securities Administrator shall notify the Swap Counterparty at least three (3) Business Days prior to the date of the Auction of its intention to conduct such Auction and shall request from the Swap Counterparty a good faith written estimate of the Swap Termination Payment based upon termination of the Swap Agreement on or subsequent to the date of the Auction but not later than two (2) Business Days prior to the related Distribution Date. The Securities Administrator may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information. The Securities Administrator shall notify the bidders of the estimated Swap Termination Payment received by the Securities Administrator from the Swap Counterparty and that the winning bidder will be responsible for the final Swap Termination Payment which may be higher than such estimated Swap Termination Payment. If the Auction results in a winning bid, the Securities Administrator shall immediately notify the Swap Counterparty that an Optional

Termination has occurred, the identity, location and contact information with respect to the winning bidder and that final distributions on the Certificates will be made on the immediately following Distribution Date. Upon such notice, the Swap Counterparty shall inform the Securities Administrator in writing of the final Swap Termination Payment amount owed to the Swap Counterparty and the Securities Administrator shall communicate the final Swap Termination Payment amount to the winning bidder.

     If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price or otherwise, the NIMS Insurer, if any, may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price and the NIMS Insurer fails to exercise its option to purchase all of the Mortgage Loans, the Master Servicer may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price and neither the NIMS Insurer nor the Master Servicer elects to exercise its option to purchase all of the Mortgage Loans, Wilshire as a servicer may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. Upon the exercise of such option by the NIMs Insurer, the Master Servicer or Wilshire, as the case may be, the Securities Administrator shall immediately notify the Swap Counterparty that an Optional Termination has occurred and that final distributions on the Certificates will be made on the immediately following Distribution Date. Upon such notice, the Swap Counterparty shall inform the Securities Administrator of the final Swap Termination Payment amount owed to the Swap Counterparty. In connection with any such optional termination, the Optional Termination Price shall be delivered to the Securities Administrator no later than three Business Days immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Securities Administrator by the winning bidder at the Auction, by the Master Servicer or by Wilshire shall be deposited by the Securities Administrator directly into the Certificate Account immediately upon receipt. Upon any termination as a result of an Auction, the Securities Administrator shall, out of the Optional Termination Amount deposited into the Certificate Account, (x) reimburse the Securities Administrator for its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to each Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to each Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances. Notwithstanding anything herein to the contrary, only an amount equal to the Optional Termination Price, reduced by the portion thereof consisting of the sum of (x) any Swap Termination Payment and
(y) the amount of any unpaid Net Swap Payments that would not otherwise be funded by the Optional Termination Price but for clause (iv) of the definition of "Optional Termination Price" (such portion, the "Swap Optional Termination Payment"), shall be made available for distribution to the Certificates. The Swap Optional Termination Payment shall be withdrawn by the Securities Administrator from the Certificate Account and remitted to the Supplemental Interest Trust for payment to the Swap Counterparty, it being understood that the Swap Termination Payment portion of such Swap Optional Termination Payment shall be an amount equal to the actual Swap Termination Payment amount determined by the Swap Counterparty upon its receipt of notice from the Securities Administrator of the Optional Termination of the Trust as described above in this Section 9.01(b). The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

          (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Securities Administrator receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Sponsor that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Securities Administrator need not conduct the Auction. In such event, Wilshire as a servicer shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date; provided that the Swap Optional Termination Payment portion of the Optional Termination Price received pursuant to this clause (c) shall be paid in full in a manner consistent with the requirements of clause (b) above.

          SECTION 9.02. Final Distribution on the Certificates

     If prior to a Distribution Date, (i) the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Master Servicer Collection Account, the Securities Administrator shall send a final distribution notice promptly to each Certificateholder and the NIMs Insurer or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders as soon as practicable after such determination that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Securities Administrator specified in such notice.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed as soon as practicable after a determination is made pursuant to the preceding paragraph (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice the NIMs Insurer, the Swap Counterparty, Cap Contract Counterparty and to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, each Servicer shall cause all funds in the related Collection Account to be deposited in the Master Servicer Collection Account on the Servicer Remittance Date in an amount equal to the final distribution in respect of the Certificates and the Master Servicer shall remit all funds in the Master Servicer Collection Account to the Securities Administrator for deposit in the Certificate Account on the Servicer Remittance Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Issuing Entity, certification to the Trustee that such required amount has been deposited in the Issuing Entity and the receipt by the Trustee or the related Custodian on its behalf of a Request for Release therefor, the Trustee or the related Custodian on its behalf shall promptly release to the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the

Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, neither the Securities Administrator nor the Trustee shall have any further duties or obligations with respect thereto.

          SECTION 9.03. Additional Termination Requirements

          (a) In the event that the Master Servicer or Wilshire completes an Optional Termination as provided in Section 9.01, or the Sponsor purchases Mortgage Loans pursuant to the last paragraph of Section 9.01(a), the Issuing Entity shall be terminated in accordance with the following additional requirements, unless the Securities Administrator has been supplied with an Opinion of Counsel, at the expense of the NIMs Insurer or Servicer, as applicable, to the effect that the failure of the Issuing Entity to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee and the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of Wilshire;

          (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon the neither the Securities Administrator nor the Trustee shall have any further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

          (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

          (c) Upon the written request of the Depositor, the Securities Administrator as agent for each REMIC hereby agrees to adopt and sign a plan of complete liquidation as provided to it by the Depositor. The Securities Administrator's obligation to adopt and sign such plan of complete liquidation is subject to the Securities Administrator's receipt of the Opinion of Counsel referred to in Section 9.03(a)(i). In addition, the Securities Administrator shall take such other action in connection therewith as may be reasonably requested by the Depositor.

          (d) Notwithstanding any other terms of this Agreement, prior to any termination of the Trust Fund, each Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03 (Limitation on Liability of the Depositor, the Servicers and Others), and the related Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the related Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

          (e) Notwithstanding any other terms of this Agreement, unless the related Servicer previously has notified the Master Servicer that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least twenty (20) days prior to any termination of the Trust Fund, the Master Servicer or the Depositor shall notify the related Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is twenty (20) days after the termination date and on the termination date, the Master Servicer or the Depositor shall notify such Servicer of the person to whom the assets should be transferred on that date. In the latter event the related Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust Fund and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

          SECTION 10.01. Amendment

     This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee, with the consent of the NIMs Insurer and without the consent of any of the Certificateholders,

          (i) to cure any ambiguity or correct any mistake,

          (ii) to correct, modify or supplement any provision herein which may be inconsistent with the Prospectus Supplement or any other provision herein,

          (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

          (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Trustee to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee without the consent of any of the Certificateholders and without a determination as set for in subsection (ii)(A) of the fourth from last paragraph of this Section 10.01 to comply with the provisions of Regulation AB.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee, the Securities Administrator and the NIMs Insurer shall have been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, the Securities Administrator or the NIMs Insurer, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, the Swap Counterparty and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

     Nothing in this Agreement shall require the Trustee or the Securities Administrator to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Securities Administrator that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

     The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

     No amendment to this Agreement shall be entered into by the parties hereto that could have a materially adverse effect on the Swap Counterparty or the Cap Contract Counterparty without first obtaining the prior written consent of the Swap Counterparty or the Cap Contract Counterparty, as applicable.

     Notwithstanding anything to the contrary in this Section 10.01, the Trustee, the Securities Administrator, the Master Servicer and the Servicers shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to this Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

          SECTION 10.02. Counterparts

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 10.03. Governing Law

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO

AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE
CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          SECTION 10.04. Intention of Parties

     It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

     The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

          SECTION 10.05. Notices

          (a) The Securities Administrator shall use its best efforts to promptly provide notice to the NIMs Insurer, the Swap Counterparty, the Cap Contract Counterparty and each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) Any material change or amendment to this Agreement;

          (ii) The occurrence of any Event of Default that has not been cured;

          (iii) The resignation or termination of the Trustee, the Securities Administrator, the Master Servicer or the Servicers and the appointment of any successor;

          (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03 and 3.12;

          (v) The final payment to Certificateholders; and

          (vi) Any change in the location of the Certificate Account.

          (b) The Securities Administrator shall promptly furnish or make available to each Rating Agency copies of the following:

          (i) Each report to Certificateholders described in Section 4.05;

          (ii) Each annual statement as to compliance described in Section 3.17; and

          (iii) Each annual independent public accountants' servicing report described in Section 3.18.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041and (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (c) in the case of Wilshire, Wilshire Credit Corporation, 14523 S.W. Millikan Way, Suite 200, Beaverton, Oregon 97005,
Attention: V.P. Client Services; (d) in the case of Litton, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081, Attention: Janice McClure; (e) in the case of Option One, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618, Attention: Debbie Lonergan, (f) in the case of the Master Servicer and Securities Administrator, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 Attention: Global Securities and Trust Services--MLMI 2007-HE2; (g) in the case of the Trustee, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention Structured Finance Agency & Trust MLMI 2007-HE2; (h) in the case of the Swap Counterparty: Bear Stearns Financial Products Inc., 383 Madison Avenue, New York, New York 10179, Attn: Derivatives Department, 212-272-4009; and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

          SECTION 10.06. Severability of Provisions

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 10.07. Assignment

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by any Servicer without the prior written consent of the Securities Administrator and Depositor; provided, however, each Servicer is hereby authorized to enter into an Advance Facility under which (l) the related Servicer sells, assigns or pledges to an Advancing Person such Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement. No consent of the Trustee, the Securities Administrator, the Master Servicer, Certificateholders or any other party is required before the related Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the related Servicer's behalf, the related Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

     Reimbursement amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the related Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the related Servicer had made the related Advance(s) and/or Servicing Advance(s).

     The related Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

     An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

     The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first in, first out"
(FIFO) basis. Such documentation shall also require the related Servicer to provide to the related Advancing Person or its designee loan by loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The related Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Advances and Servicing Advances funded by the related Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

     Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Securities Administrator and such Servicer, without the consent of any Certificateholder notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the related Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to such Servicer on a non recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee, the Securities Administrator and the Trust Fund are not otherwise obligated or liable to repay any Advances financed by the lender; (b) such Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee or the Securities Administrator shall not have any responsibility to track or monitor the administration of the financing arrangement between such Servicer and the lender.

          SECTION 10.08. Limitation on Rights of Certificateholders

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee (individually and as trustee) such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 10.09. Inspection and Audit Rights

     The Master Servicer and each Servicer each agree that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee or, with respect to each Servicer, the Master Servicer, during the Master Servicer's or Servicers' normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer or Servicers relating to the Mortgage Loans to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Master Servicer and each Servicer each hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this
Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee in which case such expenses shall be borne by the requesting Certificateholder(s)); all other such expenses shall be borne by the Servicers or Master Servicer, as the case may be.

          SECTION 10.10. Certificates Nonassessable and Fully Paid

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Issuing Entity, that the interests in the Issuing Entity represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

          SECTION 10.11. Compliance with Regulation AB

     Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.17, 3.18 and 3.20 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, or convention or consensus among active participants in the asset-backed securities markets in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested.

          SECTION 10.12. Third Party Rights

     The Cap Contract Counterparty and Swap Counterparty shall be deemed third party beneficiaries of this Agreement regarding provisions related to or affecting payments owed to the Cap Contract Counterparty or Swap Counterparty, respectively, so long as any of the Corridor Contracts, the Cap Contract or the Swap Agreement, as applicable, remains in effect.

          SECTION 10.13. Additional Rights of the NIMs Insurer

     Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. The Servicers shall cause the NIMs Insurer to be an addressee of any report furnished pursuant to this Agreement. With respect to the Securities Administrator, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Securities Administrator's website.

     Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating

Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE XI

            ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

          SECTION 11.01. Master Servicer.

     The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicers as necessary from time to time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate certain reports, information and other data provided to the Master Servicer by the Servicers pursuant to this Agreement and shall enforce the Servicers' obligations to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicers under this Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to each Servicer's and Master Servicer's records, and based on such reconciled and corrected information, prepare any other information and statements required to be provided by the Master Servicer hereunder. Except during any time where the Master Servicer is acting as a servicer hereunder, neither the Master Servicer nor the Securities Administrator shall have any responsibility for reviewing or reconciling the Collection Accounts or for any expenses or other consequences resulting from any failure of such Collection Accounts to be so reconciled. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data and other related information provided by the Servicers and the Depositor and shall have no liability for any errors in such Mortgage Loan data or other information.

     The Trustee shall furnish the Servicers and/or the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and/or the Master Servicer to execute in the name of the Trustee, as applicable, all documents reasonably required to perform the servicing functions described in Article III or this
Article XI. The Trustee shall have no responsibility for any action of the Master Servicer or the Servicers pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the related Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's misuse of any such power of attorney.

     The Master Servicer and the Securities Administrator shall provide access to the records and documentation in possession of the Master Servicer or the Securities Administrator regarding the related Mortgage Loans and REO Property and the master servicing and servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer or the Securities Administrator; provided, however, that, unless otherwise required by law, neither of the Master Servicer nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Master Servicer and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer's or the Securities Administrator's actual costs.

The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon written request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

          SECTION 11.02. Monitoring of Servicers.

          (a) The Master Servicer shall be responsible for monitoring the compliance by each Servicer with its duties under this Agreement in accordance with the provisions hereof. In the review of the Servicers' activities, the Master Servicer may rely upon an Officer's Certificate of the related Servicer with regard to such Servicer's compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that the related Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default, the Master Servicer shall notify such Servicer, the Sponsor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

          (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicers under this Agreement and shall, in the event that a Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph, Section 3.04 and Article VII, terminate the rights and obligations of such Servicer hereunder in accordance with the provisions of Article VII. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense subject to its right of reimbursement pursuant to this Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

          (c) Upon termination of the rights of a Servicer upon such Servicer's failure to perform its obligations in accordance with this Agreement, the Master Servicer shall be entitled to be reimbursed by such Servicer (or from amounts on deposit in the related Collection Account if such Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from a predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from such Servicer immediately preceding the Master Servicer), including, without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

          (d) The Master Servicer shall require the Servicers to comply with the remittance requirements and other obligations set forth in this Agreement.

          (e) If the Master Servicer acts as successor to a Servicer, it will not assume liability for the representations and warranties of the terminated Servicer.

          SECTION 11.03. Fidelity Bond.

     The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder or it may self insure so long as LaSalle Bank National Association maintains with any Rating Agency the equivalent of a long term unsecured debt rating of "A". The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

          SECTION 11.04. Power to Act; Procedures.

     The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of
Section 8.12, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and
(iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 11.02, shall not permit the Servicers to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of a tax. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

          SECTION 11.05. Documents, Records and Funds in Possession of Master Servicer to Be Held for Trustee.

          (a) The Master Servicer shall transmit to the Trustee or the related Custodian on its behalf such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be deposited in the Master Servicer Collection Account. The Master Servicer shall, and shall enforce the obligation of each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Securities Administrator, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

          (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be deposited in the Certificate Account.

          SECTION 11.06. Trustee to Retain Possession of Certain Insurance Policies and Documents.

     The Trustee or the related Custodian on its behalf shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the Servicers have otherwise fulfilled their respective obligations under this Agreement, the Trustee or the related Custodian on its behalf shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the related Custodian on its behalf, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute the Mortgage File that come into the possession of the Master Servicer from time to time.

          SECTION 11.07. Compensation for the Master Servicer and the Securities Administrator.

     As compensation for the activities of the Master Servicer and the Securities Administrator hereunder, the Master Servicer and the Securities Administrator shall be entitled to a portion of the income from investment of or earnings on the funds held from time to time in the Master Servicer Collection Account and Certificate Account respectively, as provided in Section 3.05(g). Each of the Master Servicer and the Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

          SECTION 11.08. Annual Statement as to Compliance.

     Pursuant to this Agreement, the Master Servicer shall deliver to the Depositor and the Securities Administrator on or before March 20 of each year beginning in 2008, (or such other date that the

Depositor gives the Master Servicer at least 30 days prior notice of) in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the Master Servicer to the Securities Administrator.

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CITIBANK, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Master Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WILSHIRE CREDIT CORPORATION,
                                        as a Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        LITTON LOAN SERVICING LP,
                                        as a Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        OPTION ONE MORTGAGE CORPORATION,
                                        as a Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBITS


                                       A

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE TRUSTEE OR THE SERVICERS REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE TRUSTEE, THE SERVICERS OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT AND THE CAP CONTRACT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE SECURITIES ADMINISTRATOR THAT
(A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

                         CLASS [A][M][B]-[_____] CERTIFICATE

Number: [_____]                  Original Denomination:
                                 $[_____]

Cut-off Date: March 1, 2007      Last Scheduled
                                 Distribution Date: February 25, 2037

First Distribution Date:         Aggregate Initial Certificate
April 25, 2007                   Balance of all Class [A][M][B]-[_____]
                                 Certificates: $[_____]

Pass-Through Rate: Variable(1)   CUSIP:[_____]

----------
(1)  Subject to a cap as described in the Agreement.

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2007-HE2

evidencing an ownership interest in distributions allocable to the Class [A][M][B]-[ ] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Securities Administrator for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class [A][M][B]-[_____] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation, Option One Credit Corporation, and Litton Loan Servicing, LP (collectively, the "Servicers") and are secured by first-lien or second-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of March 1, 2007, among the Depositor, the Servicers, LaSalle Bank National Association, as master servicer and securities administrator (the "Master Servicer" and "Securities Administrator"), and Citibank, N.A., as trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2007-HE2, Class [A][M][B]-[_____] (the "Class [A][M][B]-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Securities Administrator will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date (as defined in the Pooling and Servicing Agreement).

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Securities Administrator in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Securities Administrator or such other address designated in writing by the Securities Administrator. On each Distribution Date, a Holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Securities Administrator will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Securities Administrator, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: March 30, 2007                   LASALLE BANK NATIONAL ASSOCIATION,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                            Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-
mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent

By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2007-HE2

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2007-HE2, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee or its Custodian.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Securities Administrator.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Securities Administrator is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Securities Administrator may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Securities Administrator will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicers, the Master Servicer, the Trustee and the Securities Administrator, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicers, the Master Servicer, the Trustee and the Securities Administrator, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     The Class [A][M][B]-[ ] Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicers, the Master Servicer, the Trustee and the Securities Administrator under the Agreement shall terminate upon the earlier of (a) the exercise by the Securities Administrator of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

________________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


                                        ----------------------------------------
Dated: __________________               NOTICE: The signature to this assignment
(Signature guaranty)                    must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NEITHER THIS CERTIFICATE, NOR ANY BENEFICIAL INTEREST IN THIS CERTIFICATE, MAY BE TRANSFERRED, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE (I) AN AFFIDAVIT STATING (A) THAT THE PROPOSED TRANSFEREE IS NOT A "DISQUALIFIED ORGANIZATION" WITHIN THE MEANING OF SECTION 860(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IS NOT PURCHASING THE CERTIFICATE ON BEHALF OF A DISQUALIFIED ORGANIZATION, (B) THAT NO PURPOSE OF SUCH TRANSFER IS TO AVOID OR IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, (C) IN THE CASE OF A NON-U.S. PERSON, THAT THE PROPOSED TRANSFEREE IS A NON-U.S. PERSON THAT HOLDS A RESIDUAL CERTIFICATE IN CONNECTION WITH THE CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES AND HAS FURNISHED THE TRANSFEROR AND THE TRUSTEE WITH AN EFFECTIVE INTERNAL REVENUE SERVICE FORM W-8ECI OR SUCCESSOR FORM AT THE TIME AND IN THE MANNER REQUIRED BY THE CODE AND (II) AN AFFIDAVIT STATING THAT THE PROPOSED TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN IN ADDITION, THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NOMINEE.

            STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2007-RF1
                   MORTGAGE PASS-THROUGH CERTIFICATE, CLASS R

         Evidencing a beneficial interest in a trust fund consisting of two pools of fixed rate and adjustable rate, first lien mortgage loans and other assets established by:

                    STRUCTURED ASSET SECURITIES CORPORATION




Initial Class Principal                         Initial Certificate
Amount of the Class R                           Principal Amount of this
Certificate:  $100.00                           Certificate:  $100.00


Certificate Interest Rate:  Variable            Cut-off Date: March 1, 2007


NUMBER 1                                        CUSIP: [ ]

         THIS CERTIFIES THAT TFINN & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in (i) certain distributions of principal and interest on certain adjustable rate, first lien residential mortgage loans (the "Mortgage Loans"), (ii) such amounts and investments as from time to time may be held in the Trust Fund established pursuant to the Trust Agreement (as defined on the reverse hereof) and (iii) certain other assets, if any, as described in the Trust Agreement (the foregoing assets hereinafter collectively referred to as the "Trust Fund").

         Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in April 2007 (each, a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee



                                         By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY


                                         Dated: March 30, 2007
                                               ---------------------------------





                      TRUSTEE'S CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                         U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee



                                         By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY


                                         Dated: March 30, 2007
                                               ---------------------------------

                     STRUCTURED ASSET SECURITIES CORPORATION
               MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-RF1

         This Certificate is one of a duly authorized issue of certificates designated as Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2007-RF1 (the "Certificates"), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Trust Agreement dated as of March 1, 2007 (the "Trust Agreement"), among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee and Aurora Loan Services LLC, as Master Servicer, to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. The Certificates consist of the following Classes: Class 1-A, Class 1-AIO, Class 2-A, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6, Class R and Class 1-X Certificates.

         On each Distribution Date, the Available Distribution Amount will be distributed from the Certificate Account to Holders of the Certificates according to the terms of the Trust Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

         Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register (except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions will be made by wire transfer of immediately available funds), or by wire transfer in immediately available funds, upon written request of any Certificateholder submitted to the Trustee. Wire transfers will be made at the expense of the Holder requesting the same by deducting a wire transfer fee from the related distribution. The final distribution on this Certificate will be made, after due notice to the Holder of the pendency of such distribution, only upon presentation and surrender of this Certificate at the Corporate Trust Office (as defined below).

         The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon and the presentment and surrender of the Certificates for any other purpose is the corporate trust office of the Trustee at U.S. Bank National Association, 1 Federal Street, Boston, MA 02110, Attention: Corporate Trust Services. The Trustee may designate another address from time to time by notice to the Holders of the Certificates and the Depositor.

         The Trust Agreement permits the amendment thereof from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of not less than 66 2/3% of the outstanding Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding, changing or eliminating any provisions of the Trust Agreement or modifying the rights of the Holders of the Certificates thereunder; provided, however, that (i) no such amendment may be made unless the Trustee receives an opinion of counsel as to certain tax matters specified in the Trust Agreement and (ii) no such amendment may (a) reduce the amount or delay the timing of distributions required to be made on any Certificate without the consent of the Holder of such Certificate, or (b) reduce the percentage of outstanding Class Principal Amount (or Percentage Interest) of each Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class affected thereby. Any consent by the Holder of this Certificate will be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Class 1-A, Class 2-A, Class B1, Class B2, Class B3 and Class B4 Certificates are issuable only in registered form, in minimum denominations of $100,000 and integral multiples of $1 in excess thereof registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class B5 and Class B6 Certificates are issuable only in registered form, in minimum denominations of $250,000 and integral multiples of $1 in excess thereof registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class 1-AIO Certificates are issuable only in registered form, in minimum denominations of $1,000,000 in Notional Amount and integral multiples of $1 in excess thereof registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class 1-X Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form. The Class R Certificate is issuable as a single Certificate and shall be maintained in physical, fully registered form, representing the entire percentage interest of such Class. The Class R Certificate shall remain outstanding until the latest final Distribution Date for the Certificates.

         All of the Certificates will be subject to optional prepayment in full in accordance with the Trust Agreement on any Distribution Date after the date on which the total Scheduled Principal Balance of the Mortgage Loans (determined in the aggregate rather than by pool) is less than 5% of the Cut-off Date Balance of the Mortgage Loans. In no event will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Trust Agreement of a certain person named in the Trust Agreement.

         The Depositor, the Trustee and the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         As provided in the Trust Agreement, this Certificate and the Trust Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Trust Agreement, the Trust Agreement shall be controlling. Any term used herein and not otherwise defined shall be as defined in the Trust Agreement.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)


--------------------------------------------------------------------------------
the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint


--------------------------------------------------------------------------------
to transfer such Certificate in such Certificate Register.


--------------------------------------------------------------------------------
        I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------




Dated:
        ----------------------------    -------------------------------------
                                        Signature by or on behalf of Assignor

------------------------------------
Authorized Officer                      -------------------------------------
                                        Signature Guaranteed

------------------------------------    -------------------------------------
Name of Institution                          NOTICE: The signature(s) of this
                                        assignment must correspond with the
                                        name(s) on the face of this Certificate
                                        without alteration or any change
                                        whatsoever. The signature must be
                                        guaranteed by a participant in the
                                        Securities Transfer Agents Medallion
                                        Program, the New York Stock Exchange
                                        Medallion Signature Program or the
                                        Stock Exchanges Medallion Program.
                                        Notarized or witnessed signatures are
                                        not acceptable as guaranteed signatures.

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to


--------------------------------------------------------------------------------

for the account of
                   -------------------------------------------------------------

account number                     or, if mailed by check, to
               -------------------                            ------------------


--------------------------------------------------------------------------------

Applicable reports and statements should be mailed to
                                                     ---------------------------

--------------------------------------------------------------------------------

         This information is provided by
                                         ---------------------------------------

the assignee named above, or                                       as its agent.
                            ---------------------------------------

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

On file at the offices of:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104-2808
Attention: Steven J. Molitor
Telephone: (215) 994-2777
Telecopier: (215) 994-2222

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                          FORM OF INITIAL CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 S.W. Millikan Way, Suite 200
Beaverton, Oregon 97005

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

Option One Mortgage Corporation
3 Ada
Irvine, California 92618

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Structured Finance Agency & Trust MLMI 2007-HE2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

Ladies and Gentlemen:

          In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of March 1, 2007 among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as master servicer and securities administrator, Citibank, N.A. as trustee and Wilshire Credit Corporation, Litton Loan Servicing LP and Option One Mortgage Corporation, as the servicers (the "Pooling and Servicing Agreement"), the undersigned, as custodian, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

          (i) All documents in the Mortgage File required to be delivered to the Trustee or the Custodian on its behalf pursuant to Section 2.01 (A)-(B),
     (C) (if applicable), (D) and (E) and the documents if actually received by it under Section 2.01(F) of the Pooling and Servicing Agreement are in its possession;

          (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

          (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

          The custodian has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address (excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through
(E), as applicable, inclusive, of Section 2.01 in the Agreement. The custodian makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability, due authorization or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness, priority, perfection or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and

Servicing Agreement.

                                        [_____________],
                                        as Custodian on behalf of Citibank, N.A.
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

Attention: Merrill Lynch Mortgage Investors Trust,
           Series 2007-HE2

Ladies and Gentlemen:

          We propose to purchase Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2, Class R, described in the Prospectus Supplement, dated March [29], 2007, and the Prospectus, dated March 22, 2007.

     1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

     2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

     3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(2)

     _______ The Class R Certificate will be registered in our name.
     _______ The Class R Certificate will be held in the name of our nominee, _________________, which is not a disqualified organization.

     4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

     5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

     6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Securities Administrator a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Securities Administrator a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

     7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement.

----------
(2) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                      E1-2

                                       Very truly yours,

                                       [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      E1-3

                                   APPENDIX A

                                        Affidavit pursuant to (i) Section
                                        860E(e)(4) of the Internal Revenue Code
                                        of 1986, as amended, and (ii) certain
                                        provisions of the Pooling and Servicing
                                        Agreement

Under penalties of perjury, the undersigned declares that the following is true:

     1. He or she is an officer of _________________________ (the "Transferee"),

     2. the Transferee's Employer Identification number is __________,

     3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2, Class R Certificate on behalf of a disqualified organization or any other entity,

     4. unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

     5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

     6. the Transferee has historically paid its debts as they became due,

     7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

     8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

     9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

     10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

     11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

     A. the present value of any consideration given to the Transferee to acquire such residual interest;


                                      E1-4

     B. the present value of the expected future distributions on such residual interest; and

     C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11)(A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary


                                      E1-5
supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


By:
    ---------------------------------

Address of Investor for receipt
of distribution:
                 --------------------

Address of Investor for receipt
of tax information:
                    -----------------

(Corporate Seal)

Attest:
        -----------------------------
                          , Secretary
--------------------------


                                      E1-6

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this day of __________, 200_.

Notary Public

County of ____________________________

State of _____________________________

My commission expires the ________ day of ______________


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       --------------

                                      E1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services --Merrill Lynch Mortgage Investors Trust, Series 2007-HE2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

          _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2007-HE2

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

Ladies and Gentlemen:

          In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as master servicer and securities administrator, Citibank N.A., as trustee, Wilshire Credit Corporation, as a servicer, Litton Loan Servicing LP, as a servicer and Option One Mortgage Corporation, as a servicer.

                                        Very truly yours,

                                        Name of Transferor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER

                              (ACCREDITED INVESTOR)

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention:   Global Securities and Trust Services - Merrill Lynch Mortgage
             Investors Trust, Series 2007-HE2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
    Certificates, Series 2007-HE2

Ladies and Gentlemen:

          ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), LaSalle Bank National Association, as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Citibank, N.A., as trustee (the "Trustee"), Wilshire Credit Corporation, as a servicer ("Wilshire"), Litton Loan Servicing LP, as a servicer ("Litton") and Option One Mortgage Corporation, as a servicer ("Option One" and together with Wilshire and Litton, the "Servicers"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

     12. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Securities Administrator is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

     13. All Certificates other than ERISA Restricted Certificates and Class R Certificates will be a legend to the following effect:

     UNTIL THE TERMINATION OF THE SWAP AGREEMENT AND THE CAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR

     IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE [IS COVERED BY AND EXEMPT UNDER ANY OF SECTION 408(B)(17) OF ERISA OR SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, OR PTCE 96-23, EACH AS AMENDED.]

     14. The Certificates (other than the Class R Certificate) will bear a legend to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

     15. The ERISA Restricted Certificates will bear a legend to the following effect:

     NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR HAS RECEIVED (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
     SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY

     IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, AND UPON WHICH THE SECURITIES ADMINISTRATOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, THE SERVICERS OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, THE SERVICERS OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

     16. The Class R Certificate will bear a legend to the following effect:

     THIS CLASS R CERTIFICATE MAY NOT BE TRANSFERRED, EXCEPT IN ACCORDANCE WITH
     SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR (A) A TRANSFER AFFIDAVIT FROM THE PROSPECTIVE INVESTOR; AND (B) AN AFFIDAVIT FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATE.

     NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

     17. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY] * and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

     18. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to

----------
*    No required of a broker/dealer purchaser.

securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

     19. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

     20. Either (i) the Purchaser of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement and the Cap Contract, such Purchaser's acquisition and holding of such Certificates [are eligible for exemptive relief under any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.]

     21. The Purchaser of an ERISA Restricted Certificate (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60 or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Securities Administrator, the Servicers or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Servicers or the Depositor.

     22. The Purchaser of a Class R Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a

Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

     23. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

     24. The Purchaser agrees to indemnify the Trustee, the Master Servicer, the Securities Administrator, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (Qualified Institutional Buyer)

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - Merrill Lynch Mortgage
           Investors Trust, Series 2007-HE2

     Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

          Ladies and Gentlemen:

          ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), LaSalle Bank National Association, as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Citibank, N.A., as trustee (the "Trustee"), Wilshire Credit Corporation, as a servicer ("Wilshire"), Litton Loan Servicing LP, as a servicer ("Litton") and Option One Mortgage Corporation, as a servicer ("Option One" and together with Wilshire and Litton, the "Servicers"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

          In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely in the case of a Certificate other than an ERISA Restricted Certificate or Class R Certificate, either (i) we are not, and are not acquiring the Certificate for, on behalf of or with any assets of, any employee benefit plan or other arrangement subject to Title I of ERISA or any plan subject to Section

4975 of the Code, or (ii) until the termination of the Swap Agreement, our acquisition and holding of the Certificate [is covered by and exempt under any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, or PTCE 96-23,] (e) solely with respect to ERISA Restricted Certificates, (A) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B), if the Certificate has been the subject of an ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in
Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60 or (C) solely in the event the Certificate is a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Securities Administrator, the Servicers or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Servicers or the Depositor,
(f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          We agree to indemnify the Trustee, the Master Servicer, the Securities Administrator, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________ * in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of

----------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               the Securities Exchange Act of 1934, as amended.

          ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

          ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

          ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

          ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

     3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Date:
                                              ----------------------------------

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          _______ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          _______ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        IF AN ADVISER:

                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

To:  [CUSTODIAN]
     [ADDRESS]
     [ADDRESS]
     [ADDRESS]

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

          In connection with the administration of the Mortgage Loans held by you, as Custodian on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement dated as of March 1, 2007 among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as master servicer and securities administrator, Citibank, N.A., as trustee, Litton Loan Servicing LP, as a servicer, Option One Mortgage Corporation, as a servicer and Wilshire Credit Corporation, as a servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number: ______________

Mortgagor Name, Address & Zip Code: ______________

Reason for Requesting Documents (check one):

________ 1.   Mortgage Paid in Full

________ 2.   Foreclosure

________ 3.   Substitution

________ 4.   Other Liquidation (Repurchases, etc.)

________ 5.   Nonliquidation

Address to which the Trustee or the Custodian on its behalf should deliver the Mortgage File:

                                        By:
                                            ------------------------------------
                                            (authorized signer)
                                        Address:
                                                 -------------------------------
                                        Date:
                                              ----------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4 or 5 above is checked, upon our return of all of the above documents to you as Custodian on behalf of the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

[SERVICER][MASTER SERVICER][TRUSTEE]


By:                                     Date
    ---------------------------------        -----------------
    Signature


Documents returned to Custodian:


By:                                     Date
    ---------------------------------        -----------------
    Signature

                                    EXHIBIT J

                                   [RESERVED]

                                    EXHIBIT K

            FORM OF OFFICER'S CERTIFICATE OF SECURITIES ADMINISTRATOR

                                     [DATE]

LaSalle Bank National Association, as Master Servicer
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Account Manager - MLMI 2007-HE2

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as a servicer, Wilshire Credit Corporation, as a servicer, Option One Mortgage Corporation, as a servicer, Citibank, N.A. as trustee, and LaSalle Bank National Association, as master servicer and securities administrator, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

          The Securities Administrator hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          1. I have reviewed the annual report on Form 10-K for the fiscal year [2007] (the "Annual Report"), and all reports on Form 8-K (if any) and on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Issuing Entity;

          2. To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicers, Master Servicer, Swap Counterparty, Cap Counterparty and Depositor (to the extent that such statements or data were received by the Securities Administrator and are relevant to the statements made by the Securities Administrator in this Officer's Certificate), the information in the Reports relating to the Securities Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

          3. To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Master Servicer, the Servicers, Cap Counterparty, Swap Counterparty and Depositor (to the extent that such statements or data were received by the Securities Administrator and are relevant to the statements made by the Securities Administrator in this Back-Up Certification), the distribution and any other information required to be provided by the Securities Administrator (other than information provided by or on behalf of the Servicers, the Master

Servicer, the Depositor or other third party) to the Depositor and Master Servicer under the Agreement for inclusion in the Reports is included in the Reports; and

          4. [RESERVED]

          5. The report on assessment of compliance with servicing criteria for asset-backed securities of the Securities Administrator and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report; and

          6. [RESERVED]

                                        LaSalle Bank National Association,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT L

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
Global Securities and Trust Services
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Account Manager--MLMI 2007-HE2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

          [___________________] (the "Servicer") certifies to the Depositor, the Master Servicer and the Securities Administrator, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          (1) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed, or persons under my supervision have reviewed, the servicer compliance statement of the Servicer and the compliance statements of each Sub-Servicer, if any, engaged by the Servicer provided to the Depositor, the Master Servicer and the Securities Administrator for the Trust's fiscal year [___] in accordance with
Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in
Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer provided to the Depositor, the Master Servicer and the Securities Administrator for the Issuing Entity's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

          (2) Based on my knowledge, and assuming the accuracy of the information provided to the Servicer in connection with the transfer of servicing of the Mortgage Loans to the Servicer and in connection with the performance of the Servicer's duties under the Pooling and Servicing Agreement, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

          (3) Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Master Servicer, the Securities Administrator and the Depositor;

          (4) Based on my knowledge and the compliance review conducted in preparing each Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Sub-Servicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Sub-Servicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

          (5) Each Servicing Assessment of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Master Servicer. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:
      -----------------

                                        [                       ],
                                         -----------------------
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT M-1

                     FORM OF CLASS A-1 CAP CORRIDOR CONTRACT

(BEAR STEARNS LOGO)

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                March 30, 2007

TO:                  LaSalle Bank National Association, not in its individual
                     capacity, but solely as Securities Administrator on
                     behalf of Merrill Lynch Mortgage Investors Trust, Series
                     2007-HE2
ATTENTION:           Global Securities and Trust Services
TELEPHONE:           312-992-1816
FACSIMILE:           312-904-1368

FROM:                Derivatives Documentation
TELEPHONE:           212-272-2711
FACSIMILE:           212-272-9857

SUBJECT:             Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S): FXNEC9379

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("Bear Stearns") and LaSalle Bank National Association, not in its individual capacity, but solely as Securities Administrator on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-HE2 ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of March 30, 2007 between Bear Stearns and Counterparty (the agreement, as amended and supplemented from time to time, being referred to herein as the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:      Rate Cap

Notional Amount:          With respect to any Calculation Period, the lesser of
                          (a) the applicable notional balance for the
                          Distribution Date specified in the schedule hereto and
                          (b) the aggregate Certificate


                                      M1-1

                          Principal Balance of the Class A-1 Certificates immediately prior to the related Floating Rate Payer
                          Payment Date.

Trade Date:               March 29, 2007

Effective Date:           March 30, 2007

Termination Date:         September 25, 2007 subject to adjustment in accordance
                          with the Business Day Convention.

FIXED AMOUNT (PREMIUM):   Inapplicable. The Fixed Amounts for this Transaction
                          and for the Transactions with the BSFP Reference
                          Numbers FXNEC9378, FXNEC9380 and FXNEC9382 are
                          embedded in the determination of the Additional Amount
                          specified in the Confirmation identified by the Bear
                          Stearns Capital Markets Inc. Reference Number
                          CXNS224398.

FLOATING AMOUNTS:

   Floating Rate Payer:   Bear Stearns

   Cap Rate:              With respect to any Calculation Period, the rate set
                          forth for such period as detailed in Schedule I
                          attached hereto.

   Floating Rate Payer
   Period End Dates:      The 25th calendar day of each month during the Term of
                          this Transaction, commencing April 25, 2007 and ending
                          on the Termination Date, subject to adjustment in
                          accordance with the Business Day Convention.

   Floating Rate Payer
   Payment Dates:         Early Payment shall be applicable. The Floating Rate
                          Payer Payment Dates shall be one Business Day
                          preceding each Floating Rate Payer Period End Date.

   Floating Rate
   Option:                USD-LIBOR-BBA; provided, however, that if the Floating
                          Rate Option for any Calculation Period is greater than 10.75000% then the Floating Rate Option for such Calculation Period shall be deemed to be 10.75000%.

   Designated Maturity:   One month

   Floating Rate Day
   Count Fraction:        Actual/360

   Reset Dates:           The first day of each Calculation Period.

   Compounding:           Inapplicable

   Business Days:         New York, Illinois and Oregon

   Business Day
   Convention:            Modified Following

   Calculation Agent:     Bear Stearns

Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Supplemental Interest Trust Trustee, whereupon such Supplemental Interest Trust Trustee will promptly remit such amounts to BSFP. MLML further agrees to provide notice to BSFP upon any remittance to the Supplemental Interest Trust Trustee; such delivery will be made to:

          Address:        383 Madison Avenue, New York, New York 10179
          Attention:      DPC Manager
          Facsimile:      212-272-5823

          with a copy to:

          Address:        One Metrotech Center North, Brooklyn, New York 11201
          Attention:      Derivative Operations - 7th Floor
          Facsimile:      212-272-1634

     NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BEAR STEARNS IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS TRANSACTION.

3.   Account Details and
     Settlement Information:   PAYMENTS TO BEAR STEARNS:
                               Citibank, N.A., New York
                               ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
                               Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
                               Sub-account Number: 102-04654-1-3
                               Attention: Derivatives Department

                               PAYMENTS TO COUNTERPARTY:
                               Please provide to expedite payment:
                               Corridor Contract Account
                               LaSalle Bank
                               ABA # 071000505
                               LaSalle CHGO/CTR/BNF: /LaSalle Trust
                               Acct # 724605.2
                               Attn: MLMI 2007-HE2

ADDITIONAL PROVISIONS:

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LaSalle Bank National Association, not in its individual capacity, but solely as Securities Administrator on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-HE2


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I
    (all such dates subject to adjustment in accordance with the Business Day
                                   Convention)

                                        NOTIONAL AMOUNT
FROM AND INCLUDING   TO BUT EXCLUDING        (USD)        CAP RATE
------------------   ----------------   ---------------   --------
  Effective Date        25-Apr-2007       431,956,000      8.919%
   25-Apr-2007          25-May-2007       425,355,821      7.696%
   25-May-2007          25-Jun-2007       417,520,979      7.438%
   25-Jun-2007          25-Jul-2007       408,469,872      7.694%
   25-Jul-2007          25-Aug-2007       398,235,063      7.437%
   25-Aug-2007       Termination Date     386,874,765      7.436%

                                   EXHIBIT M-2

                     FORM OF CLASS A-2 CAP CORRIDOR CONTRACT

(BEAR STEARNS LOGO)

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                March 30, 2007

TO:                  LaSalle Bank National Association, not in its individual
                     capacity, but solely as Securities Administrator on
                     behalf of Merrill Lynch Mortgage Investors Trust, Series
                     2007-HE2
ATTENTION:           Global Securities and Trust Services
TELEPHONE:           312-992-1816
FACSIMILE:           312-904-1368

FROM:                Derivatives Documentation
TELEPHONE:           212-272-2711
FACSIMILE:           212-272-9857

SUBJECT:             Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S): FXNEC9380

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("Bear Stearns") and LaSalle Bank National Association, not in its individual capacity, but solely as Securities Administrator on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-HE2 ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of March 30, 2007 between Bear Stearns and Counterparty (the agreement, as amended and supplemented from time to time, being referred to herein as the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:      Rate Cap

Notional Amount:          With respect to any Calculation Period, the lesser of
                          (a) the applicable notional balance for the
                          Distribution Date


                                      M1-1

                          specified in the schedule hereto and (b) the aggregate
                          Certificate Principal Balance of the Class A-2
                          Certificates immediately prior to the related Floating
                          Rate Payer Payment Date.

Trade Date:               March 29, 2007

Effective Date:           March 30, 2007

Termination Date:         September 25, 2007 subject to adjustment in accordance
                          with the Business Day Convention.

FIXED AMOUNT (PREMIUM):   Inapplicable. The Fixed Amounts for this Transaction
                          and for the Transactions with the BSFP Reference
                          Numbers FXNEC9378, FXNEC9379 and FXNEC9382 are
                          embedded in the determination of the Additional Amount
                          specified in the Confirmation identified by the Bear
                          Stearns Capital Markets Inc. Reference Number
                          CXNS224398.

FLOATING AMOUNTS:

   Floating Rate Payer:   Bear Stearns

   Cap Rate:              With respect to any Calculation Period, the rate set
                          forth for such period as detailed in Schedule I
                          attached hereto.

   Floating Rate Payer
   Period End Dates:      The 25th calendar day of each month during the Term of
                          this Transaction, commencing April 25, 2007 and ending
                          on the Termination Date, subject to adjustment in
                          accordance with the Business Day Convention.

   Floating Rate Payer
   Payment Dates:         Early Payment shall be applicable. The Floating Rate
                          Payer Payment Dates shall be one Business Day
                          preceding each Floating Rate Payer Period End Date.

   Floating Rate
   Option:                USD-LIBOR-BBA; provided, however, that if the Floating
                          Rate Option for any Calculation Period is greater than 10.26000% then the Floating Rate Option for such Calculation Period shall be deemed to be 10.26000%.

   Designated Maturity:   One month

   Floating Rate Day
   Count Fraction:        Actual/360

   Reset Dates:           The first day of each Calculation Period.

   Compounding:           Inapplicable


                                      M2-2

   Business Days:         New York, Illinois and Oregon

   Business Day
   Convention:            Modified Following

   Calculation Agent:     Bear Stearns

Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Supplemental Interest Trust Trustee, whereupon such Supplemental Interest Trust Trustee will promptly remit such amounts to BSFP. MLML further agrees to provide notice to BSFP upon any remittance to the Supplemental Interest Trust Trustee; such delivery will be made to:

          Address:        383 Madison Avenue, New York, New York 10179
          Attention:      DPC Manager
          Facsimile:      212-272-5823

          with a copy to:

          Address:        One Metrotech Center North, Brooklyn, New York 11201
          Attention:      Derivative Operations - 7th Floor
          Facsimile:      212-272-1634

     NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BEAR STEARNS IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS TRANSACTION.

3.   Account Details and
     Settlement Information:   PAYMENTS TO BEAR STEARNS:
                               Citibank, N.A., New York
                               ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
                               Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
                               Sub-account Number: 102-04654-1-3
                               Attention: Derivatives Department


                                      M2-3

                               PAYMENTS TO COUNTERPARTY:
                               Please provide to expedite payment:
                               Corridor Contract Account
                               LaSalle Bank
                               ABA # 071000505
                               LaSalle CHGO/CTR/BNF:/LaSalle Trust
                               Acct # 724605.2
                               Attn: MLMI 2007-HE2

ADDITIONAL PROVISIONS:

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.


                                      M2-4

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LaSalle Bank National Association, not in its individual capacity, but solely as Securities Administrator on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-HE2


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                      M2-5

                                   SCHEDULE I
    (all such dates subject to adjustment in accordance with the Business Day
                                   Convention)

                                        NOTIONAL AMOUNT
FROM AND INCLUDING   TO BUT EXCLUDING        (USD)        CAP RATE
------------------   ----------------   ---------------   --------
  Effective Date        25-Apr-2007       488,899,000      8.538%
   25-Apr-2007          25-May-2007       481,245,266      7.367%
   25-May-2007          25-Jun-2007       472,161,062      7.121%
   25-Jun-2007          25-Jul-2007       461,664,601      7.366%
   25-Jul-2007          25-Aug-2007       449,787,623      7.120%
   25-Aug-2007       Termination Date     436,620,280      7.121%


                                      M2-6

                                   EXHIBIT M-3

             FORM OF SUBORDINATE CERTIFICATES CAP CORRIDOR CONTRACT

(BEAR STEARNS LOGO)

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                March 30, 2007

TO:                  LaSalle Bank National Association, not in its individual
                     capacity, but solely as Securities Administrator on
                     behalf of Merrill Lynch Mortgage Investors Trust, Series
                     2007-HE2
ATTENTION:           Global Securities and Trust Services
TELEPHONE:           312-992-1816
FACSIMILE:           312-904-1368

FROM:                Derivatives Documentation
TELEPHONE:           212-272-2711
FACSIMILE:           212-272-9857

SUBJECT:             Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S): FXNEC9382

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("Bear Stearns") and LaSalle Bank National Association, not in its individual capacity, but solely as Securities Administrator on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-HE2 ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of March 30, 2007 between Bear Stearns and Counterparty (the agreement, as amended and supplemented from time to time, being referred to herein as the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:      Rate Cap

Notional Amount:          With respect to any Calculation Period, the lesser of
                          (a) the applicable notional balance for the
                          Distribution Date specified in the schedule hereto and
                          (b) the aggregate Certificate


                                      M-4-1

                          Principal Balance of the Class M&B Certificates immediately prior to the related Floating Rate Payer
                          Payment Date.

Trade Date:               March 29, 2007

Effective Date:           March 30, 2007

Termination Date:         September 25, 2007 subject to adjustment in accordance
                          with the Business Day Convention.

FIXED AMOUNT (PREMIUM):   Inapplicable. The Fixed Amounts for this Transaction
                          and for the Transactions with the BSFP Reference
                          Numbers FXNEC9378, FXNEC9379 and FXNEC9380 are
                          embedded in the determination of the Additional Amount
                          specified in the Confirmation identified by the Bear
                          Stearns Capital Markets Inc. Reference Number
                          CXNS224398.

FLOATING AMOUNTS:

   Floating Rate Payer:   Bear Stearns

   Cap Rate:              With respect to any Calculation Period, the rate set
                          forth for such period as detailed in Schedule I
                          attached hereto.

   Floating Rate Payer
   Period End Dates:      The 25th calendar day of each month during the Term of
                          this Transaction, commencing April 25, 2007 and ending
                          on the Termination Date, subject to adjustment in
                          accordance with the Business Day Convention.

   Floating Rate Payer
   Payment Dates:         Early Payment shall be applicable. The Floating Rate
                          Payer Payment Dates shall be one Business Day
                          preceding each Floating Rate Payer Period End Date.

   Floating Rate
   Option:                USD-LIBOR-BBA; provided, however, that if the Floating
                          Rate Option for any Calculation Period is greater than 9.24000% then the Floating Rate Option for such Calculation Period shall be deemed to be 9.24000%.

   Designated Maturity:   One month

   Floating Rate Day
   Count Fraction:        Actual/360

   Reset Dates:           The first day of each Calculation Period.

   Compounding:           Inapplicable

   Business Days:         New York, Illinois and Oregon


                                      M-4-1

   Business
   DayConvention:         Modified Following

   Calculation Agent:     Bear Stearns

Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Supplemental Interest Trust Trustee, whereupon such Supplemental Interest Trust Trustee will promptly remit such amounts to BSFP. MLML further agrees to provide notice to BSFP upon any remittance to the Supplemental Interest Trust Trustee; such delivery will be made to:

          Address:        383 Madison Avenue, New York, New York 10179
          Attention:      DPC Manager
          Facsimile:      212-272-5823

          with a copy to:

          Address:        One Metrotech Center North, Brooklyn, New York 11201
          Attention:      Derivative Operations - 7th Floor
          Facsimile:      212-272-1634

     NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BEAR STEARNS IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS TRANSACTION.

3.   Account Details and
     Settlement Information:   PAYMENTS TO BEAR STEARNS:
                               Citibank, N.A., New York
                               ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
                               Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
                               Sub-account Number: 102-04654-1-3
                               Attention: Derivatives Department


                                      M-4-1

                               PAYMENTS TO COUNTERPARTY:
                               Please provide to expedite payment:
                               Corridor Contract Account
                               LaSalle Bank
                               ABA # 071000505
                               LaSalle CHGO/CTR/BNF:/LaSalle Trust
                               Acct # 724605.2
                               Attn: MLMI 2007-HE2

ADDITIONAL PROVISIONS:

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.


                                      M-4-1

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LaSalle Bank National Association, not in its individual capacity, but solely as Securities Administrator on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-HE2


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      M-4-1

                                   SCHEDULE I

    (all such dates subject to adjustment in accordance with the Business Day
                                   Convention)

                                        NOTIONAL AMOUNT
FROM AND INCLUDING   TO BUT EXCLUDING        (USD)        CAP RATE
------------------   ----------------   ---------------   --------
  Effective Date        25-Apr-2007       240,826,000      7.701%
   25-Apr-2007          25-May-2007       240,826,000      6.506%
   25-May-2007          25-Jun-2007       240,826,000      6.255%
   25-Jun-2007          25-Jul-2007       240,826,000      6.504%
   25-Jul-2007          25-Aug-2007       240,826,000      6.253%
   25-Aug-2007       Termination Date     240,826,000      6.253%


                                      M-4-1

                                   EXHIBIT M-4

             FORM OF CREDIT SUPPORT ANNEX FOR CAP CORRIDOR CONTRACTS

I. UNILATERAL CSA SCHEDULE(3)

Pledgor: BEAR STEARNS FINANCIAL PRODUCTS INC. (the "Pledgor")

Secured Party: LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-HE2 (the "Secured Party")

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "Obligations" as used in this Annex includes no "additional obligations" within the meaning of Paragraph 12.

(b)  CREDIT SUPPORT OBLIGATIONS.

     (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (1) DELIVERY AMOUNT. Paragraph 3(a) shall be amended by replacing the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" with the words "on each Valuation Date". The "DELIVERY AMOUNT" with respect to Pledgor for any Valuation Date shall equal the greatest of:

               (A) the amount by which the S&P Collateral Amount exceeds the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party;

               (B) the amount by which the Moody's First Level Collateral Amount exceeds the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

               (C) the amount by which the Moody's Second Level Collateral Amount exceeds the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

          (2) "RETURN AMOUNT" applicable to Secured Party for any Valuation Date shall equal the least of:

               (A) the amount by which the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the S&P Collateral Amount;

----------
(3)  If currency hedge, update Moody's Collateral Amounts and Valuation
     Percentages


                                      M-4-1

               (B) the amount by which the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's First Level Collateral Amount.

               (C) the amount by which the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's Second Level Collateral Amount.

          (3) "CREDIT SUPPORT AMOUNT" shall be deleted in its entirety.

     (ii) ELIGIBLE COLLATERAL. The items set forth on the Collateral Schedule attached as Schedule A hereto will qualify as "ELIGIBLE COLLATERAL" for the party specified.

     (iii) OTHER ELIGIBLE SUPPORT. None

     (iv) THRESHOLDS.

          (A)  "INDEPENDENT AMOUNT" means:
               Pledgor: Not applicable.
               Secured Party: Not applicable.

          (B)  "THRESHOLD" means:
               Pledgor: Not applicable.
               Secured Party: Not applicable.

          (C) "MINIMUM TRANSFER AMOUNT" means USD100,000; provided, that if the aggregate Certificate Principal Balance of the Certificates rated by S&P is less than USD 50,000,000, the "Minimum Transfer Amount" shall mean USD 50,000.

          (D) ROUNDING. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)  VALUATION AND TIMING.

(i)  "VALUATION AGENT" means Pledgor.

(ii) "VALUATION DATE" means each Local Business Day(4).

(iii) "VALUATION TIME" means the close of business on the Local Business Day in the city where the Valuation Agent is located immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) "NOTIFICATION TIME" means 11:00 A.M. (New York time).

(v) TRANSFER TIMING AND CALCULATIONS. Paragraphs 4(b) and 4(c) are hereby amended and restated in entirety as set forth below.

----------
(4) If not daily valuations, changes are required in the collateral amounts and valuation percentages


                                      M-4-1

          "(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Valuation Date; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day thereafter.

          (c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed)."

(d) CONDITIONS PRECEDENT. There shall be no "Specified Condition" with respect to either party for purposes of this Annex.

(e)  SUBSTITUTION

     (i) "SUBSTITUTION DATE" means (A) the Local Business Day on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received by the Notification Time on such date, and
          (B) the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received after the Notification Time.

     (ii) CONSENT OF SECURED PARTY FOR SUBSTITUTION. Inapplicable.

     (iii) AMENDMENT OF PARAGRAPH 4(D)(II). Paragraph 4(d)(ii) is amended and restated in its entirety as set forth below:

          "(ii) subject to Paragraph 4(a) of this Annex, the Secured Party will Transfer the items of Posted Credit Support specified by the Pledgor in its notice not later than the close of business on the Substitution Date, provided, however, that if the Secured Party shall not have received the Substitute Credit Support prior to 1:00 P.M. (New York time) on the Substitution Date, then the Secured Party shall Transfer the applicable items of Posted Credit Support not later than the close of business on the Local Business Day immediately following the day on which the Secured Party receives the Substitute Credit Support. Notwithstanding the foregoing, the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the Substitution Date equal to the Value of the Substitute Credit Support delivered by the Pledgor in exchange therefor."

(f)  DISPUTE RESOLUTION.

(i) "RESOLUTION TIME" means 12:00 noon, New York time, on the Local Business Day for both parties following the date the Disputing Party gives notice of a dispute pursuant to Paragraph 5.

(ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), disputes over the Value of Posted Credit Support will be resolved by the Valuation Agent seeking bid-side quotations as of the


                                      M-4-1
     relevant Recalculation Date or date of Transfer, as applicable, from three parties that regularly act as dealers in the securities in question. The Value will be the arithmetic mean of the quotations obtained by the Valuation Agent, multiplied by the applicable Valuation Percentage, if any. If no quotations are available for a particular security, then the Valuation Agent's original calculation of Value thereof will be used for that security.

(iii) ALTERNATIVE. Subject to item (iv) below, the provisions of Paragraph 5 will apply.

(iv) MODIFICATION OF PARAGRAPH 5. The introductory paragraph of Paragraph 5 shall be amended and restated to read in its entirety as follows:

               "If a party (a 'Disputing Party') disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or
               (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then:

               (A) the Disputing Party will (x) notify the other party and, if applicable, the Valuation Agent of the amount it is disputing,
               (y) indicate what it believes the correct amount to be and (z) provide a statement showing, in reasonable detail, how it arrived at such amount and the appropriate party will deliver the undisputed amount to the other party not later than (i) (a) the close of business on the Valuation Date, if the demand made under Paragraph 3 in the case of (I) above is made by the Notification Time, or (b) the close of business of the Local Business Day following the date on which the demand is made under Paragraph 3 in the case of (I) above, if such demand is made after the Notification Time, or (ii) the close of business of the date of Transfer, in the case of (II) above;

               (B) the parties will consult with each other and provide such information as the other party shall reasonably request in an attempt to resolve the dispute; and

               (C) if they fail to resolve the dispute by the Resolution Time, then:"

(g)  HOLDING AND USING POSTED COLLATERAL.

(i)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

          (1) The Secured Party and its Custodian (if any) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

               (A) it is not a Defaulting Party;

               (B) Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code;

               (C) the short-term rating of any Custodian shall be at least "A-1" by S&P

          (2) There shall be no Custodian for Pledgor.


                                      M-4-1

(ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to Secured Party and Secured Party will not have any right to use the Posted Collateral or take any action specified in Paragraph 6(c).

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE" will be the "Federal Funds (Effective)" rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective".

     (ii) AMENDMENT OF PARAGRAPH 6(D)(I) - DISTRIBUTIONS. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

     1. "(I) DISTRIBUTIONS. SUBJECT TO PARAGRAPH 4(A), IF PARTY B RECEIVES DISTRIBUTIONS ON A LOCAL BUSINESS DAY, IT WILL TRANSFER TO PARTY A NOT LATER THAN THE FOLLOWING LOCAL BUSINESS DAY ANY DISTRIBUTIONS IT RECEIVES TO THE EXTENT THAT A DELIVERY AMOUNT WOULD NOT BE CREATED OR INCREASED BY THAT TRANSFER, AS CALCULATED BY THE VALUATION AGENT (AND THE DATE OF CALCULATION WILL BE DEEMED TO BE A VALUATION DATE FOR THIS PURPOSE). "

     (iii) AMENDMENT OF PARAGRAPH 6(D)(II) - INTEREST AMOUNT. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

          "(ii) INTEREST AMOUNT. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business
          Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly." Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)  DEMANDS AND NOTICES.

     All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement.

(j)  ADDRESSES FOR TRANSFERS.

     Pledgor:       To be provided in writing by Pledgor to Secured Party.

     Secured Party: LaSalle Bank Nnational Association
                    135 South LaSalle Street - Suite 1511
                    Chicago, Illinois 60603
                    Attention: Global Securities and Trust Services -
                               MLMI 2007-HE2
                    Fax No. 312-904 1368
                    Phone No. 312-992-1816

(k)  OTHER PROVISION(S).


                                      M-4-1

     (i) AMENDMENT OF PARAGRAPH 7 - EVENTS OF DEFAULT. Clause (iii) of Paragraph 7 shall not apply to Secured Party.

     (ii) NON-RELIANCE. Notwithstanding the obligations of the Secured Party under Paragraph 6(a), and without limiting the generality of the final sentence of Paragraph 6(a), each party, as Pledgor, acknowledges that it has the means to monitor all matters relating to all valuations, payments, defaults and rights with respect to Posted Collateral without the need to rely on the other party, in its capacity as Secured Party, and that, given the provisions of this Annex on substitution, responsibility for the preservation of the rights of the Pledgor with respect to all such matters is reasonably allocated hereby to the Pledgor.

     (iii) AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR. Each of Pledgor and Secured Party agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Secured Party, (b) the term "Pledgor" as used in this Annex means only Pledgor, (c) only Pledgor makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Pledgor will be required to make Transfers of Eligible Credit Support hereunder.

     (iv) TRUSTEE. The Trustee is hereby authorized to (i) make demands on behalf of the Secured Party pursuant to Paragraph 3 hereunder and (ii) provide notice on behalf of the Secured Party pursuant to Paragraph 7 hereunder.

     (v) COLLATERAL ACCOUNT. Secured Party shall at all times maintain all Posted Collateral in a segregated trust account.

     (vi) EXTERNAL CALCULATIONS. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of the Secured Party's Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Collateral Amount shall be based on the greatest of the Secured Party's Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

     (vii) NOTICE TO S&P. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of the Secured Party's Exposure.

     (viii) EXPENSES. Pledgor shall be responsible for all reasonable costs and expenses incurred by Secured Party in connection with the Transfer of any Eligible Collateral under this Annex.

     (ix) ADDITIONAL DEFINED TERMS.


                                      M-4-1

          "DV01" means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party's Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Secured Party, provide to Secured Party a statement showing in reasonable detail such calculation.

          "MOODY'S FIRST LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction, the lesser of (x) the product of 15 and DV01 for such Transaction and such Valuation Date and (y) the product of 2% and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

          "MOODY'S FIRST LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which (I) a Moody's First Level Downgrade has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and
          (b) the sum of the Secured Party's aggregate Exposure for all Transactions and the aggregate of Moody's First Level Additional Collateralized Amounts for each Transaction and (B)for any other Valuation Date, zero.

          "MOODY'S FIRST LEVEL VALUE" means, for any date that the Moody's First Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's First Level Valuation Percentage for such security set forth on Schedule A hereto.

          "MOODY'S SECOND LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction,

               (1) if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the 50 and DV01 for such Transaction and such Valuation Date and (ii) the product of 8% and the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date; or

               (2) if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the 65 and DV01 for such Transaction and such Valuation Date and (ii) the product of 10% and the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date.

          "MOODY'S SECOND LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which it is the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party's aggregate Exposure and the aggregate of Moody's Second Level Additional Collateralized Amounts for each Transaction and (B) for any other Valuation Date, zero.

          "MOODY'S SECOND LEVEL VALUE" means, for any date that the Moody's Second Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's Second Level Valuation Percentage for such security set forth on Schedule A hereto.


                                      M-4-1

          "NEXT PAYMENT" means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by the Pledgor pursuant to Section 2(a) on such Next Payment Date less any payments due to be made by the Secured Party under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

          "NEXT PAYMENT DATE" means the next scheduled payment date under any Transaction.

          "REMAINING WEIGHTED AVERAGE MATURITY" means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

          "S&P COLLATERAL AMOUNT" means, (A) for any Valuation Date on which a S&P First Level Downgrade has occurred and been continuing for at least 30 days or on which a S&P Second Level Downgrade has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of the Volatility Buffer for each Transaction and the Notional Amount of such Transaction for the Calculation Period (as defined in the related Transaction) of such Transaction which includes such Valuation Date, or (B) for any other Valuation Date, zero.

          "S&P VALUE" means, for any date that the S&P Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the S&P Valuation Percentage for such security set forth on Schedule A hereto.

          "TRANSACTION-SPECIFIC HEDGE" means any Transaction that is a cap, floor or swaption or a Transaction in respect of which (x) the notional amount of the interest rate swap is "balance guaranteed" or
          (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

          "VOLATILITY BUFFER" means, for any Transaction, the related percentage set forth in the following table:

The higher of the S&P short-term
credit rating of (i) Pledgor and   Remaining Weighted   Remaining Weighted   Remaining Weighted   Remaining Weighted
(ii) the Credit Support Provider    Average Maturity     Average Maturity     Average Maturity     Average Maturity
of Pledgor, if applicable             up to 3 years        up to 5 years       up to 10 years       up to 30 years
--------------------------------   ------------------   ------------------   ------------------   ------------------
"A-2" or higher                           2.75%                3.25%               4.00%                4.75%
"A-3"                                     3.25%                4.00%               5.00%                6.25%
"BB+" or lower                            3.50%                4.50%               6.75%                7.50%


                                      M-4-1

IN WITNESS WHEREOF, the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.    LASALLE BANK NATIONAL ASSOCIATION, NOT
                                        IN ITS INDIVIDUAL CAPACITY, BUT SOLELY
                                        AS SECURITIES ADMINISTRATOR ON BEHALF OF
                                        MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                                        SERIES 2007-HE2


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


                                      M-4-1

                                                                      SCHEDULE A

                               COLLATERAL SCHEDULE

THE MOODY'S FIRST LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S FIRST LEVEL COLLATERAL AMOUNT.

THE MOODY'S SECOND LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S SECOND LEVEL COLLATERAL AMOUNT.

THE S&P VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE S&P COLLATERAL AMOUNT.

                                                      MOODY'S               MOODY'S
                                                       FIRST                SECOND
                                                       LEVEL                 LEVEL
ISDA COLLATERAL ASSET                                VALUATION             VALUATION                 S&P
DEFINITION (ICAD) CODE    REMAINING MATURITY        PERCENTAGE            PERCENTAGE         VALUATION PERCENTAGE
----------------------   -------------------   -------------------   -------------------   -----------------------
       US-CASH                  N/A                    100%                  100%                    100%
       EU-CASH                  N/A                     98%                   94%                   92.5%
       GB-CASH                  N/A                     98%                   95%                   94.1%

      US-TBILL               < 1 Year                  100%                  100%                   98.9%
      US-TNOTE              1 to 2 years               100%                   99%                   98.0%
      US-TBOND              2 to 3 years               100%                   98%                   97.4%
    (fixed rate)            3 to 5 years               100%                   97%                   95.5%
                            5 to 7 years               100%                   96%                   93.7%
                           7 to 10 years               100%                   94%                   92.5%
                           10 to 20 years              100%                   90%                   91.1%
                             > 20 years                100%                   88%                   88.6%

      US-TBILL             All Maturities              100%                   99%          Not Eligible Collateral
      US-TNOTE
      US-TBOND
   (floating rate)

    GA-US-AGENCY              < 1 Year                 100%                   99%                   98.5%
    (fixed rate)             1 to 2 years              100%                   99%                   97.7%
                             2 to 3 years              100%                   98%                   97.3%
                             3 to 5 years              100%                   96%                   94.5%
                             5 to 7 years              100%                   93%                   93.1%
                            7 to 10 years              100%                   93%                   90.7%
                           10 to 20 years              100%                   89%                   87.7%
                             > 20 years                100%                   87%                   84.4%

    GA-US-AGENCY           All Maturities              100%                   98%          Not Eligible Collateral
   (floating rate)

   GA-EUROZONE-GOV                             Rated Aa3 or better   Rated Aa3 or better     Rated AAA or better
 (other than GB-CASH)                               by Moody's            by Moody's                by S&P
    (fixed rate)               < 1 Year                 98%                   94%                   98.8%
                             1 to 2 years               98%                   93%                   97.9%
                             2 to 3 years               98%                   92%                   97.1%
                             3 to 5 years               98%                   90%                   91.2%
                             5 to 7 years               98%                   89%                   87.5%
                            7 to 10 years               98%                   88%                   83.8%
                            10 to 20 years              98%                   84%                   75.5%
                              > 20 years                98%                   82%          Not Eligible Collateral


                                      M-4-1

    GA-EUROZONE-GOV         All Maturities     Rated Aa3 or better   Rated Aa3 or better     Rated AAA or better
  (other than EU-CASH)                              by Moody's            by Moody's                by S&P
     (fixed rate)                                       98%                   93%          Not Eligible Collateral

      GA-GB-GOV                < 1 Year                 98%                   94%          Not Eligible Collateral
 (other than GB-CASH)        1 to 2 years               98%                   93%          Not Eligible Collateral
    (fixed rate)             2 to 3 years               98%                   92%          Not Eligible Collateral
                             3 to 5 years               98%                   91%          Not Eligible Collateral
                             5 to 7 years               98%                   90%          Not Eligible Collateral
                            7 to 10 years               98%                   89%          Not Eligible Collateral
                            10 to 20 years              98%                   86%          Not Eligible Collateral
                              > 20 years                98%                   84%          Not Eligible Collateral

      GA-GB-GOV             All Maturities              98%                   94%          Not Eligible Collateral
 (other than GB-CASH)
    (floating rate)

The ISDA Collateral Asset Definition (ICAD) Codes used in this Collateral Schedule shall have the meanings set forth in the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.


                                      M-4-1

                                   EXHIBIT M-5

    FORM OF ISDA MASTER AGREEMENT AND SCHEDULE RELATING TO CORRIDOR CONTRACTS

(Multicurrency - Cross Border)

                                     ISDA(R)
                  INTERNATIONAL SWAP DEALERS ASSOCIATION, INC.

                                MASTER AGREEMENT

                           dated as of March 30, 2007

BEAR STEARNS FINANCIAL PRODUCTS INC.   and   LASALLE BANK NATIONAL ASSOCIATION,
                                             NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                             SOLELY AS SECURITIES ADMINISTRATOR
                                             ON BEHALF OF MERRILL LYNCH MORTGAGE
                                             INVESTORS TRUST, SERIES 2007-HE2

have entered and/or anticipate entering into one of more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1. INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. OBLIGATIONS

(a) GENERAL CONDITIONS.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable:--

     (i)  in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other. then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) DEDUCTION OR WITHHOLDING FOR TAX.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes. whether assessed against X or Y) will equal ft full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

               which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii) Liability. If:--

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) BASIC REPRESENTATIONS.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule of any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. EVENTS OR DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) Credit Support Default.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specific Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which. under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: -

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); of

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying. the occurrence of such event (and, in such event. the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) Transfer to Avoid Termination Event. If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv) Right to Terminate. If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) EFFECT OF DESIGNATION.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) CALCULATIONS.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

          Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

          (2) Two Affected Parties. If there are two Affected Parties:--

               (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to all

13. GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. DEFINITIONS

As used in this Agreement: --

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(c)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of.-

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.    LASALLE BANK NATIONAL ASSOCIATION, NOT
(Name of Party)                         IN ITS INDIVIDUAL CAPACITY, BUT SOLELY
                                        AS SECURITIES ADMINISTRATOR ON BEHALF OF
                                        MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                                        SERIES 2007-HE2
                                        (Name of Party)


By:                                     By:
    ---------------------------------       ---------------------------------
Name:                                   Name:
      -------------------------------         -------------------------------
Title:                                  Title:
       ------------------------------          ------------------------------
Date:                                   Date:
      -------------------------------         -------------------------------

                                    SCHEDULE

                                     TO THE

                                     ISDA(R)

              INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.
                               a. MASTER AGREEMENT

                           dated as of March 30, 2007

between BEAR STEARNS FINANCIAL PRODUCTS INC., a corporation organized under the laws of Delaware ("Bear Stearns"), and LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-HE2 a New York common law trust organized under the laws of the State of New York. ("Counterparty").

Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor ("Depositor"), LaSalle Bank National Association as master servicer and securities administrator (the "Master Servicer and "Securities Administrator"), Citibank, N.A., as trustee (the "Trustee), Wilshire Credit Corporation, as servicer, Option One Mortgage Corporation, as servicer, and Litton Loan Servicing LP, as servicer (the "Pooling and Servicing Agreement").

Part 1. Termination Provisions.

For purposes of this Agreement:

(a) "SPECIFIED ENTITY" will not apply to Bear Stearns or Counterparty for any purpose.

(b) "SPECIFIED TRANSACTIONS" will not apply to Bear Stearns or Counterparty for any purpose.

(c) The "FAILURE TO PAY OR DELIVER" provisions of Section 5(a)(i) will apply to Bear Stearns and will apply to Counterparty; provided that notwithstanding anything to the contrary in Section 5(a)(i) or Paragraph 7 of the Credit Support Annex, any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns.

(d) The "BREACH OF AGREEMENT" provisions of Section 5(a)(ii) will apply to Bear Stearns and will not apply to Counterparty.

(e)  The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) will apply to
     (x) Bear Stearns; provided that notwithstanding anything to the contrary in
     Section 5(a)(iii)(1), any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns and (y) Counterparty solely in respect of Counterparty's obligations under Paragraph 3(b) of the Credit Support Annex.

(f) The "MISREPRESENTATION" provisions of Section 5(a)(iv) will apply to Bear Stearns and will not apply to Counterparty.

(g) The "DEFAULT UNDER SPECIFIED TRANSACTION" provisions of Section 5(a)(v) will not apply to Bear Stearns or Counterparty.

(h) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Bear Stearns and will not apply to Counterparty.

          "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section
          14.

          "THRESHOLD AMOUNT" means USD 100,000,000.

(i) The "BANKRUPTCY" provisions of Section 5(a)(vii) will apply to Bear Stearns and will apply to Counterparty except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Counterparty has not become subject to), (7) and (9) will not apply to Counterparty; provided that, with respect to Counterparty only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Bear Stearns)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5) or (6) as amended".

(j) The "TAX EVENT UPON MERGER" provisions of Section 5(b)(iii) will apply to Bear Stearns and will apply to Counterparty; provided that Bear Stearns shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(k) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to Bear Stearns or Counterparty.

(l) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Bear Stearns or to Counterparty.

(m)  Payments on Early Termination. For the purpose of Section 6(e) of this
     Agreement:

          (1)  Market Quotation will apply; and

          (2)  the Second Method will apply;

          provided that if Bear Stearns is the Defaulting Party or the sole Affected Party, the following provisions will apply:

               (A) Section 6(e) of this Agreement will be amended by inserting on the first line "or is effectively designated" after "If an Early Termination Date occurs";

               (B) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                    "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Counterparty (expressed as a negative number) or by Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a Replacement Transaction and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. The Market Quotation shall be the Firm Offer actually accepted by Counterparty no later than the Business Day preceding the Early Termination Date. If no Firm Offers are provided by the Business Day preceding the Early Termination Date, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

               (C) Counterparty shall use best efforts to accept a Firm Offer that would determine the Market Quotation. If more than one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by the Counterparty to the Reference Market-maker, to the extent Counterparty would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Counterparty, to the extent the Reference Market-maker would be required to make a payment to the Counterparty. If only one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept such Firm Offer.

               (D) Upon the written request by Counterparty to Bear Stearns, Bear Stearns shall obtain the Market Quotations on behalf of Counterparty.

               (E) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

                    "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Counterparty shall pay to Bear Stearns an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Counterparty shall pay to Bear Stearns the Termination Currency Equivalent of the Unpaid Amounts owing to Bear Stearns and (III) Bear Stearns shall pay to Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to Counterparty; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Bear Stearns under the immediately preceding clause (III) shall not be netted-off against any amount payable by Counterparty under the immediately preceding clause (I)."

(n)  "TERMINATION CURRENCY" means United States Dollars.

(o)  ADDITIONAL TERMINATION EVENTS. Additional Termination Events will apply:

     (i) If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(l)(ii) below) Bear Stearns has not, within ten (10) calendar days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5 (l) below, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

     (ii) If, without the prior written consent of Bear Stearns where such consent is required under the Pooling and Servicing Agreement, an amendment or supplemental agreement is made to the Pooling and Servicing Agreement which amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of Bear Stearns under this Agreement, an Additional Termination Event shall have occurred with respect to Counterparty, Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

     (iv) (A) If a S&P First Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part
               (5)(f)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

          (B) If a S&P Second Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part
               (5)(f)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

          (C) If (A) a Moody's Second Level Downgrade has not occurred and been continuing for 30 or more Local Business Days and (B) Bear Stearns has failed to comply with or perform any obligation to be complied with or performed by Bear Stearns in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Bear Stearns and Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event.

          (D) If (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) either (i) at least one Eligible Replacement has made a Firm Offer to be the transferee or (ii) at least one entity that satisfies the Moody's Approved Ratings Threshold has made a Firm Offer to provide an Eligible Guaranty in respect of all of Bear Stearns' present and future obligations under this Agreement, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(p) LIMITATION ON EVENTS OF DEFAULT. Notwithstanding the terms of Sections 5 and 6 of this Agreement, if at any time and so long as the Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) of this Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Bear Stearns is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as Defaulting Party and (b) Bear Stearns shall be entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of the ISDA Form Master Agreement with respect to Bear Stearns as the Affected Party, or Section 5(b)(iii) with respect to Bear Stearns as the Burdened Party.

Part 2. Tax Matters.

(a)  Tax Representations.

     (i) Payer Representations. For the purpose of Section 3(e) of this Agreement, each of Bear Stearns and the Counterparty will make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (1) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

          (2) the satisfaction of the agreement contained in Sections 4(a)(i) and 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of this Agreement; and

          (3) the satisfaction of the agreement of the other party contained in
          Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Representations. For the purpose of Section 3(f) of this Agreement, each of Bear Stearns and the Counterparty make the following representations.

     The following representation will apply to Bear Stearns:

          Bear Stearns is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

     The following representation will apply to the Counterparty:

          LaSalle Bank National Association represents that it is the Securities Administrator pursuant to the Pooling and Servicing Agreement

(b)  Tax Provisions.

     Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Bear Stearns shall be Indemnifiable Taxes (including any Tax imposed in respect of a Credit Support Document) unless (i) such Taxes are assessed directly against Counterparty and not by deduction or withholding by Bear Stearns or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Counterparty, no Tax shall be an Indemnifiable Tax.

Part 3. AGREEMENT TO DELIVER DOCUMENTS. For the purpose of Section 4(a) of this
Agreement:

     (i)  Tax forms, documents, or certificates to be delivered are:

PARTY REQUIRED TO
DELIVER DOCUMENT            FORM/DOCUMENT/CERTIFICATE                 DATE BY WHICH TO BE DELIVERED
-----------------   ----------------------------------------   ------------------------------------------
Bear Stearns        An original properly completed and         (i) upon execution of this Agreement, (ii)
                    executed United States Internal Revenue    on or before the first payment date under
                    Service Form W-9 (or any successor         this Agreement, including any Credit
                    thereto) with respect to any payments      Support Document, (iii) promptly upon the
                    received or to be received by Bear         reasonable demand by Counterparty, (iv)
                    Stearns, that eliminates U.S. federal      prior to the expiration or obsolescence of
                    withholding and backup withholding Tax     any previously delivered form, and (v)
                    on payments to Bear Stearns under this     promptly upon the information on any such
                    Agreement.                                 previously delivered form becoming
                                                               inaccurate or incorrect.

Counterparty        An original properly completed and         (i) on or before the first payment date
                    executed United States Internal Revenue    under this Agreement, including any Credit
                    Service Form W-9 (or any successor         Support Document, (ii) promptly upon the
                    thereto) with respect to any payments      reasonable demand by Bear Stearns, (iii)
                    received or to be received by              prior to the expiration or obsolescence of
                    Counterparty.                              any previously delivered form, and (iv)
                                                               promptly upon the information on any such
                                                               previously delivered form becoming
                                                               inaccurate or incorrect.

(ii) Other documents to be delivered are:

                                                                                             COVERED BY
PARTY REQUIRED TO                                                   DATE BY WHICH TO         SECTION 3(D)
 DELIVER DOCUMENT          FORM/DOCUMENT/CERTIFICATE                  BE DELIVERED         REPRESENTATION
-----------------   ----------------------------------------   -------------------------   --------------
Bear Stearns and    Any documents required by the receiving    Upon the execution and            Yes
the Counterparty    party to evidence the authority of the     delivery of this
                    delivering party or its Credit Support     Agreement and such
                    Provider, if any, for it to execute and    Confirmation
                    deliver this Agreement, any
                    Confirmation, and any Credit Support
                    Documents to which it is a party, and to
                    evidence the authority of the delivering
                    party or its Credit Support Provider to
                    perform its obligations under this
                    Agreement, such Confirmation and/or
                    Credit Support Document, as the

                                                                                             COVERED BY
PARTY REQUIRED TO                                                   DATE BY WHICH TO         SECTION 3(D)
 DELIVER DOCUMENT           FORM/DOCUMENT/CERTIFICATE                 BE DELIVERED         REPRESENTATION
-----------------   ----------------------------------------   -------------------------   --------------
                    case may be

Bear Stearns and    A certificate of an authorized officer     Upon the execution and            Yes
the Counterparty    of the party, as to the incumbency and     delivery of this
                    authority of the respective officers of    Agreement and such
                    the party signing this Agreement, any      Confirmation
                    relevant Credit Support Document, or any
                    Confirmation, as the case may be
                                                                                                  No
Bear Stearns and    An opinion of counsel of such party        Upon the execution and
the Counterparty    regarding the enforceability of this       delivery of this
                    Agreement in a form reasonably             Agreement
                    satisfactory to the other party.
                                                                                                  No
Counterparty        An executed copy of the Pooling and        Concurrently with filing
                    Servicing Agreement                        of the Pooling and
                                                               Servicing Agreement with
                                                               the U.S. Securities and
                                                               Exchange Commission

Part 4 Miscellaneous.

(a)  ADDRESS FOR NOTICES: For the purposes of Section 12(a) of this Agreement:

          Address for notices or communications to Bear Stearns:

               Address:   383 Madison Avenue, New York, New York 10179
               Attention: DPC Manager
               Facsimile: (212) 272-5823

          with a copy to:

               Address:   One Metrotech Center North, Brooklyn, New York 11201
               Attention: Derivative Operations - 7th Floor
               Facsimile: (212) 272-1634

          (For all purposes)

          Address for notices or communications to the Counterparty:

               Address:   LaSalle Bank National Association
                          135 South LaSalle Street - Suite 1511
                          Chicago, Illinois 60603
               Attention: Global Securities and Trust Services - [_____]
               Facsimile: 312-904-1368
               Phone:     312-992-1816

          with a copy to:

               Address:   Merrill Lynch Mortgage Lending Inc.
                          4 World Financial Center
                          350 Vesey Street
                          New York, New York 10080
               Attention: Alan Chan
               Facsimile: 212-738-1110
               Phone:     212-449-1441

          (For all purposes)

(b)  Account Details and Settlement Information:

     PAYMENTS TO BEAR STEARNS:

          Citibank, N.A., New York
          ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
          Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
          Sub-account Number: 102-04654-1-3
          Attention: Derivatives Department

     PAYMENTS TO COUNTERPARTY:

          LaSalle Bank
          ABA Number: 071000505
          Account Number: 724605.2
          Account Name: MLMI2007-HE2
          FFC: LaSalle CHGO/CTR/BNF:/LaSalle Trust

(c)  PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

               Bear Stearns appoints as its
               Process Agent: Not Applicable

               The Counterparty appoints as its
               Process Agent: Not Applicable

(d) OFFICES. The provisions of Section 10(a) of this Agreement will not apply to this Agreement; neither Bear Stearns nor the Counterparty have any Offices other than as set forth in the Notices Section.

(e)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

          Bear Stearns is not a Multibranch Party.

          The Counterparty is not a Multibranch Party.

          (f)  CREDIT SUPPORT DOCUMENT.

               Bear Stearns: The Credit Support Annex and any guaranty in support of Bear Stearns' obligations under this Agreement.

     Counterparty: The Credit Support Annex.

(g)  CREDIT SUPPORT PROVIDER.

          Bear Stearns: The guarantor under any guaranty in support of Bear Stearns' obligations under this Agreement.

          Counterparty: Not Applicable

(h) GOVERNING LAW. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and
     (iii) deleting the final paragraph thereof.

(j) "AFFILIATE": Bear Stearns and Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of
     Section 6(b)(ii) of this Agreement.

(k) NETTING OF PAYMENTS. The parties agree that subparagraph (ii) of Section 2(c) of this Agreement will apply to each Transaction.

Part 5. OTHER PROVISIONS.

(a) Section 3 of this Agreement is hereby amended by adding at the end thereof the following subsection (g):

          "(g) Relationship Between Parties.

               Each party represents to the other party on each date when it enters into a Transaction that:

          (1) Nonreliance. (i) It is acting for its own account, (ii) it is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, (iv) it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (v) it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary, (vi) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction and (vii) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

          (2)  Evaluation and Understanding.

                    (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

                    (ii) It understands the terms, conditions and risks of the
                         Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

          (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

          (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

          (5) Eligible Contract Participant. It constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

          (6) Line of Business. It has entered into this Agreement (including each Transaction governed hereby) in conjunction with its line of business or the financing of its business."

(b) NON-RECOURSE. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Corridor Account and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Corridor Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Corridor Account and the proceeds thereof, any claims against or obligations of Counterparty under this Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Securities Administrator shall not have liability for any failure or delay in making a payment hereunder to Bear Stearns due to any failure or delay in receiving amounts in the Corridor Account from the Trust created pursuant to the Pooling and Servicing Agreement.

(c) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) CONSENT TO RECORDING. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(e) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(f) RATING AGENCY DOWNGRADE.

     (i)  S&P Downgrade:

          (1) In the event that a S&P First Level Downgrade occurs and is continuing, then within 30 days after such rating downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guaranty or (iii) post collateral in accordance with the Credit Support Annex.

          (2) In the event that a S&P Second Level Downgrade occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

     (ii) Moody's Downgrade.

          (1) In the event that a Moody's Second Level Downgrade occurs and is continuing, Bear Stearns shall as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

(g) PAYMENT INSTRUCTIONS. Bear Stearns hereby agrees that, unless notified in writing by the Swap Administrator of other payment instructions, any and all amounts payable by Bear Stearns to the Counterparty under this Agreement shall be paid to the Securities Administrator at the account specified herein.

(h) AMENDMENT.. No amendment, waiver, supplement or other modification of this Transaction shall be permitted by either party unless (i) each of S&P and Moody's have been provided notice of the same and (ii) such amendment, waiver, supplement, assignment or other modification satisfies the Rating Agency Condition.

(i) TRANSFER.

     (i) The first paragraph of Section 7 is hereby amended in its entirety as follows:

          "Subject to Section 6(b)(ii), Part 5(f) and Part 5(j), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) without
          (a) the prior written consent of the other party (which consent shall be deemed given by Counterparty if the transfer, novation or assignment is to an Eligible Replacement) and (b) satisfaction of the Rating Agency Condition with respect to S&P, except that:"

     (ii) If an entity has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Counterparty) to be the transferee of a transfer, Counterparty shall, at Bear Stearns' written request and at Bear Stearns' expense, take any reasonable steps required to be taken by Counterparty to effect such transfer.

(j) TRANSFER TO AVOID TERMINATION EVENT. Section 6(b)(ii) is hereby amended by
(i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) deleting the last paragraph thereof and inserting the following:

     "Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(i), any transfer by Bear Stearns under this Section 6(b)(ii) shall not require the consent of Counterparty; provided that:

     (i)  the transferee (the "Transferee") is an Eligible Replacement;

     (ii) if the Transferee is domiciled in a different country or political subdivision thereof from both Bear Stearns and Counterparty, such transfer satisfies the Rating Agency Condition;

     (iii) the Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Bear Stearns would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d) (i)(4) corresponding to such excess;

     (iv) a Termination Event or Event of Default does not occur as a result of such transfer; and

     (v) the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.

     On and from the effective date of any such transfer to the Transferee, Bear Stearns will be fully released from any and all obligations hereunder."

(k) PROCEEDINGS. Bear Stearns shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Securities Administrator or the trust created pursuant to the

Pooling and Servicing Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates (the "Certificates"). (l) COMPLIANCE WITH REGULATION AB.

     (i) Bear Stearns agrees and acknowledges that Merrill Lynch Mortgage Investors, Inc. (the "DEPOSITOR") is required under Regulation AB as defined under the Pooling and Servicing Agreement, to disclose certain financial information regarding Bear Stearns or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Bear Stearns or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (ii) It shall be a swap disclosure event ("SWAP DISCLOSURE EVENT") if, on any Business Day after the date hereof, the Depositor requests from Bear Stearns the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the "SWAP FINANCIAL DISCLOSURE").

     (iii) Upon the occurrence of a Swap Disclosure Event, Bear Stearns, within 10 calendar days, at its own expense, shall (1)(a) either (i) provide to Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word(R) or Microsoft Excel(R) format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm's report relating to their audits of such current Swap Financial Disclosure in the Exchange Act Reports of the Depositor, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to Bear Stearns or any entity that consolidates Bear Stearns within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity to replace Bear Stearns as party, by way of Permitted Transfer, to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor therefor) meets or exceeds the Moody's Approved Ratings Thresholds and S&P Approved Ratings Threshold and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (3) obtain a guaranty of Bear Stearns' obligations under this Agreement from an affiliate of Bear Stearns that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider.

     (iv) Bear Stearns agrees that, in the event that Bear Stearns provides Swap Financial Disclosure to Depositor in accordance with Part 5(l)(iii)(1) or causes its affiliate to provide Swap Financial Disclosure to Depositor in accordance with clause Part 5(l)(iii)(3), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (v) If the Depositor and the Securities Administrator reasonably requests, Bear Stearns shall provide such other information as may be necessary for the Depositor to comply with Item 1115 of Regulation AB.

     (vi) Each of the Depositor and the Securities Administrator shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Depositor's and the the Securities
          Administrator's rights explicitly specified in this Part 5(l).

(m) SECURITIES ADMINISTRATOR LIABILITY LIMITATIONS. It is expressly understood and agreed by the parties hereto that:

     (i) this Agreement is executed and delivered by LaSalle National Association ("LaSalle "), not individually or personally but solely as Securities Administrator on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-HE2

     (ii) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as a personal representation, undertaking or agreement of LaSalle but is made and intended for the purpose of binding only the Counterparty;

     (iii) nothing herein contained shall be construed as imposing any liability upon LaSalle, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; provided that nothing in this paragraph shall relieve the Trustee from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein;

     (iv) under no circumstances shall the Securities Administrator be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, other than due to its negligence or willful misconduct in performing the obligations of the Securities Administrator under the Pooling and Servicing Agreement;

     (v) any resignation or removal of LaSalle as Securities Administrator on behalf of the the Trust shall require the assignment of this agreement to an eligible replacement;

     (vi) The Securities Administrator has been directed, pursuant to the Pooling and Servicing Agreement, to enter into this Agreement and to perform its obligations hereunder.

(n) SUBSTANTIAL FINANCIAL TRANSACTION. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(o) SET-OFF. Except as expressly provided for in Section 2(c), Section 6 or Part 1(m)(E) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(p) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(q) ADDITIONAL DEFINED TERMS.

     (i) Capitalized terms used but nor defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

     (ii) Additional Definitions:

          "ELIGIBLE GUARANTY" means an unconditional and irrevocable guaranty of all present and future payment obligations and obligations to post collateral of Bear Stearns or an Eligible Replacement to Counterparty under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Counterparty, the form and substance of which guaranty are subject to the Rating Agency Condition with respect to S&P.

          "ELIGIBLE GUARANTOR" means an entity that has credit ratings at least equal to the Moody's Required Ratings Threshold and S&P Approved Ratings Threshold.

          "ELIGIBLE REPLACEMENT" means an entity that either (i) satisfies the S&P Approved Ratings Threshold and the Moody's Required Ratings Threshold or
(ii) provides an Eligible Guaranty from an Eligible Guarantor.

     "FIRM OFFER" means an offer which, when made, is capable of becoming legally binding upon acceptance.

          "MOODY'S" means Moody's Investors Service, Inc., or any successor.

          "MOODY'S APPROVED RATINGS THRESHOLD" means, with respect to (i) Bear Stearns, a Moody's counterparty rating of "A1" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" or above and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1" or above.

     "MOODY'S FIRST LEVEL DOWNGRADE" means that no Relevant Entity satisfies the Moody's Approved Rating Threshold.

          "MOODY'S REQUIRED RATINGS THRESHOLD" means, with respect to (i) Bear Stearns, a counterparty rating of "A3" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above.

     "MOODY'S SECOND LEVEL DOWNGRADE" means that no Relevant Entity satisfies the Moody's Required Ratings Threshold.

     "PERMITTED TRANSFER" means a transfer by novation by Bear Stearns to an entity (the "TRANSFEREE") of all, but not less than all, of Bear Stearns' rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied:
     (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Counterparty), (b) an Event of Default or Termination Event would not occur as a result of such transfer, (c) pursuant to a written instrument (the "TRANSFER AGREEMENT"), the Transferee acquires and assumes all rights and obligations of Bear Stearns under the Agreement and the relevant Transaction, (d) Bear Stearns will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (e) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations and any other representations regarding the status of the substitute counterparty, notice information and account details and other similar provisions; and (f) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

     "RATING AGENCY" means each of Moody's and S&P.

     "RATING AGENCY CONDITION" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each Rating Agency then providing a rating of the Certificates and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of its then-current rating of the Certificates.

     "RELEVANT ENTITY" means Bear Stearns and any Eligible Guarantor under an Eligible Guaranty with respect to Bear Stearns.

          "REPLACEMENT TRANSACTION" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Counterparty the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, as determined by Counterparty in its sole discretion, acting in a commercially reasonable manner.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies,
     Inc.

     "S&P APPROVED RATINGS THRESHOLD" means with respect to (i) Bear Stearns, a counterparty rating of "A+" or above and (ii) with respect to any other entity (or its guarantor), a short-term unsecured and unsubordinated debt rating from S&P of "A-1" or above, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+ or above.

     "S&P FIRST LEVEL DOWNGRADE" means that no Relevant Entity satisfies the S&P Approved Rating Threshold.

     "S&P REQUIRED RATINGS THRESHOLD" means with respect to (i) Bear Stearns, a counterparty rating of "BBB" or above and (ii) with respect to any other entity (or its guarantor), a long-term unsecured and unsubordinated debt rating from S&P of "BBB-" or above.

     "S&P SECOND LEVEL DOWNGRADE" means that no Relevant Entity satisfies the S&P Required Rating Thresholds.

(r) AGENT FOR COUNTERPARTY. Bear Stearns acknowledges that Counterparty has appointed the Securities Administrator as its agent under Pooling and Servicing Agreement to carry out certain functions on behalf of Counterparty, and that the Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Counterparty hereunder on behalf of Counterparty.

(s) RATING AGENCY NOTIFICATIONS. Except as otherwise provided herein, no Early Termination Date shall be effectively designated hereunder shall be made by either party unless each Rating Agency has been given prior written notice of such designation.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

                                        BEAR STEARNS FINANCIAL PRODUCTS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION, NOT
                                        IN ITS INDIVIDUAL CAPACITY, BUT SOLELY
                                        AS SECURITIES ADMINISTRATOR ON BEHALF OF
                                        MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                                        SERIES 2007-HE2


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

II. UNILATERAL CSA SCHEDULE(5)

Pledgor: BEAR STEARNS FINANCIAL PRODUCTS INC. (the "Pledgor")

Secured Party: LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-HE2 (the "Secured Party")

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "Obligations" as used in this Annex includes no "additional obligations" within the meaning of Paragraph 12.

(b)  CREDIT SUPPORT OBLIGATIONS.

     (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (1) DELIVERY AMOUNT. Paragraph 3(a) shall be amended by replacing the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" with the words "on each Valuation Date". The "DELIVERY AMOUNT" with respect to Pledgor for any Valuation Date shall equal the greatest of:

               (A) the amount by which the S&P Collateral Amount exceeds the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party;

               (B) the amount by which the Moody's First Level Collateral Amount exceeds the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

               (C) the amount by which the Moody's Second Level Collateral Amount exceeds the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

          (2) "RETURN AMOUNT" applicable to Secured Party for any Valuation Date shall equal the least of:

               (A) the amount by which the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the S&P Collateral Amount;

               (B) the amount by which the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's First Level Collateral Amount.

----------
(5)  If currency hedge, update Moody's Collateral Amounts and Valuation
     Percentages

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

               (C) the amount by which the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's Second Level Collateral Amount.

          (3) "CREDIT SUPPORT AMOUNT" shall be deleted in its entirety.

     (ii) ELIGIBLE COLLATERAL. The items set forth on the Collateral Schedule attached as Schedule A hereto will qualify as "ELIGIBLE COLLATERAL" for the party specified.

     (iii) OTHER ELIGIBLE SUPPORT. None

     (iv) THRESHOLDS.

          (E)  "INDEPENDENT AMOUNT" means:
               Pledgor: Not applicable.
               Secured Party: Not applicable.

          (F)  "THRESHOLD" means:
               Pledgor: Not applicable.
               Secured Party: Not applicable.

          (G) "MINIMUM TRANSFER AMOUNT" means USD100,000; provided, that if the aggregate Certificate Principal Balance of the Certificates rated by S&P is less than USD 50,000,000, the "Minimum Transfer Amount" shall mean USD 50,000.

          (H) ROUNDING. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)  VALUATION AND TIMING.

(i)  "VALUATION AGENT" means Pledgor.

(ii) "VALUATION DATE" means each Local Business Day(6).

(iii) "VALUATION TIME" means the close of business on the Local Business Day in the city where the Valuation Agent is located immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) "NOTIFICATION TIME" means 11:00 A.M. (New York time).

(v) TRANSFER TIMING AND CALCULATIONS. Paragraphs 4(b) and 4(c) are hereby amended and restated in entirety as set forth below.

               "(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Valuation Date; if a demand is

----------
(6) If not daily valuations, changes are required in the collateral amounts and valuation percentages


                                      M3-2
               made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day thereafter.

               (c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed)."

(E) CONDITIONS PRECEDENT. There shall be no "Specified Condition" with respect to either party for purposes of this Annex.

(e)  SUBSTITUTION

     (i) "SUBSTITUTION DATE" means (A) the Local Business Day on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received by the Notification Time on such date, and
          (B) the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received after the Notification Time.

     (ii) CONSENT OF SECURED PARTY FOR SUBSTITUTION. Inapplicable.

     (iii) AMENDMENT OF PARAGRAPH 4(D)(II). Paragraph 4(d)(ii) is amended and restated in its entirety as set forth below:

               "(ii) subject to Paragraph 4(a) of this Annex, the Secured Party will Transfer the items of Posted Credit Support specified by the Pledgor in its notice not later than the close of business on the Substitution Date, provided, however, that if the Secured Party shall not have received the Substitute Credit Support prior to 1:00 P.M. (New York time) on the Substitution Date, then the Secured Party shall Transfer the applicable items of Posted Credit Support not later than the close of business on the Local Business Day immediately following the day on which the Secured Party receives the Substitute Credit Support. Notwithstanding the foregoing, the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the Substitution Date equal to the Value of the Substitute Credit Support delivered by the Pledgor in exchange therefor."

(f)  DISPUTE RESOLUTION.

(i) "RESOLUTION TIME" means 12:00 noon, New York time, on the Local Business Day for both parties following the date the Disputing Party gives notice of a dispute pursuant to Paragraph 5.

(ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), disputes over the Value of Posted Credit Support will be resolved by the Valuation Agent seeking bid-side quotations as of the relevant Recalculation Date or date of Transfer, as applicable, from three parties that regularly act as dealers in the securities in question. The Value will be the arithmetic mean of the quotations obtained by the Valuation Agent, multiplied by the applicable Valuation Percentage, if any. If no quotations are available for a particular security, then the Valuation


                                      M3-3

     Agent's original calculation of Value thereof will be used for that security.

(iii) ALTERNATIVE. Subject to item (iv) below, the provisions of Paragraph 5 will apply.

(iv) MODIFICATION OF PARAGRAPH 5. The introductory paragraph of Paragraph 5 shall be amended and restated to read in its entirety as follows:

               "If a party (a 'Disputing Party') disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or
               (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then:

               (A) the Disputing Party will (x) notify the other party and, if applicable, the Valuation Agent of the amount it is disputing,
               (y) indicate what it believes the correct amount to be and (z) provide a statement showing, in reasonable detail, how it arrived at such amount and the appropriate party will deliver the undisputed amount to the other party not later than (i) (a) the close of business on the Valuation Date, if the demand made under Paragraph 3 in the case of (I) above is made by the Notification Time, or (b) the close of business of the Local Business Day following the date on which the demand is made under Paragraph 3 in the case of (I) above, if such demand is made after the Notification Time, or (ii) the close of business of the date of Transfer, in the case of (II) above;

               (B) the parties will consult with each other and provide such information as the other party shall reasonably request in an attempt to resolve the dispute; and

               (C) if they fail to resolve the dispute by the Resolution Time, then:"

(g)  HOLDING AND USING POSTED COLLATERAL.

(i)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

          (1) The Secured Party and its Custodian (if any) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

               (A) it is not a Defaulting Party;

               (B) Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code;

               (C) the short-term rating of any Custodian shall be at least "A-1" by S&P

          (2) There shall be no Custodian for Pledgor.

(ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to Secured Party and Secured Party will not have any right to use the Posted Collateral or take any action specified in Paragraph 6(c).


                                      M3-4

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE" will be the "Federal Funds (Effective)" rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective".

     (ii) AMENDMENT OF PARAGRAPH 6(D)(I) - DISTRIBUTIONS. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

     1. "(I) DISTRIBUTIONS. SUBJECT TO PARAGRAPH 4(A), IF PARTY B RECEIVES DISTRIBUTIONS ON A LOCAL BUSINESS DAY, IT WILL TRANSFER TO PARTY A NOT LATER THAN THE FOLLOWING LOCAL BUSINESS DAY ANY DISTRIBUTIONS IT RECEIVES TO THE EXTENT THAT A DELIVERY AMOUNT WOULD NOT BE CREATED OR INCREASED BY THAT TRANSFER, AS CALCULATED BY THE VALUATION AGENT (AND THE DATE OF CALCULATION WILL BE DEEMED TO BE A VALUATION DATE FOR THIS PURPOSE). "

     (iii) AMENDMENT OF PARAGRAPH 6(D)(II) - INTEREST AMOUNT. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

          "(ii) INTEREST AMOUNT. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business
          Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly." Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)  DEMANDS AND NOTICES.

     All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement.

(j)  ADDRESSES FOR TRANSFERS.

     Pledgor: To be provided in writing by Pledgor to Secured Party.

     Secured Party: LaSalle Bank Nnational Association
                    135 South LaSalle Street - Suite 1511
                    Chicago, Illinois 60603
                    Attention: Global Securities and Trust Services -
                               MLMI 2007-HE2
                    Fax No. 312-904 1368
                    Phone No. 312-992-1816

(k)  OTHER PROVISION(S).

     (i) AMENDMENT OF PARAGRAPH 7 - EVENTS OF DEFAULT. Clause (iii) of Paragraph 7 shall not apply to Secured Party.


                                      M3-5

(ii) NON-RELIANCE. Notwithstanding the obligations of the Secured Party under Paragraph 6(a), and without limiting the generality of the final sentence of Paragraph 6(a), each party, as Pledgor, acknowledges that it has the means to monitor all matters relating to all valuations, payments, defaults and rights with respect to Posted Collateral without the need to rely on the other party, in its capacity as Secured Party, and that, given the provisions of this Annex on substitution, responsibility for the preservation of the rights of the Pledgor with respect to all such matters is reasonably allocated hereby to the Pledgor.

(x) AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR. Each of Pledgor and Secured Party agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Secured Party, (b) the term "Pledgor" as used in this Annex means only Pledgor, (c) only Pledgor makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Pledgor will be required to make Transfers of Eligible Credit Support hereunder.

(xi) TRUSTEE. The Trustee is hereby authorized to (i) make demands on behalf of the Secured Party pursuant to Paragraph 3 hereunder and (ii) provide notice on behalf of the Secured Party pursuant to Paragraph 7 hereunder.

(xii) COLLATERAL ACCOUNT. Secured Party shall at all times maintain all Posted Collateral in a segregated trust account.

(xiii) EXTERNAL CALCULATIONS. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of the Secured Party's Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Collateral Amount shall be based on the greatest of the Secured Party's Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

(xiv) NOTICE TO S&P. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of the Secured Party's Exposure.

(xv) EXPENSES. Pledgor shall be responsible for all reasonable costs and expenses incurred by Secured Party in connection with the Transfer of any Eligible Collateral under this Annex.

(xvi) ADDITIONAL DEFINED TERMS.

     "DV01" means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party's Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner.


                                      M3-6

     The Valuation Agent shall, upon request of Secured Party, provide to Secured Party a statement showing in reasonable detail such calculation.

     "MOODY'S FIRST LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction, the lesser of (x) the product of 15 and DV01 for such Transaction and such Valuation Date and (y) the product of 2% and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

     "MOODY'S FIRST LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which (I) a Moody's First Level Downgrade has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party's aggregate Exposure for all Transactions and the aggregate of Moody's First Level Additional Collateralized Amounts for each Transaction and (B)for any other Valuation Date, zero.

     "MOODY'S FIRST LEVEL VALUE" means, for any date that the Moody's First Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's First Level Valuation Percentage for such security set forth on Schedule A hereto.

     "MOODY'S SECOND LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction,

          (1) if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the 50 and DV01 for such Transaction and such Valuation Date and (ii) the product of 8% and the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date; or

          (2) if such Transaction is a Transaction-Specific Hedge, the lesser of
          (i) the product of the 65 and DV01 for such Transaction and such Valuation Date and (ii) the product of 10% and the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date.

     "MOODY'S SECOND LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which it is the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party's aggregate Exposure and the aggregate of Moody's Second Level Additional Collateralized Amounts for each Transaction and (B) for any other Valuation Date, zero.

     "MOODY'S SECOND LEVEL VALUE" means, for any date that the Moody's Second Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's Second Level Valuation Percentage for such security set forth on Schedule A hereto.

     "NEXT PAYMENT" means, in respect of each Next Payment Date, the greater of
     (i) the amount of any payments due to be made by the Pledgor pursuant to
     Section 2(a) on such Next Payment Date less any payments due to be made by the Secured Party under Section 2(a) on


                                      M3-7
     such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

     "NEXT PAYMENT DATE" means the next scheduled payment date under any Transaction.

     "REMAINING WEIGHTED AVERAGE MATURITY" means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

     "S&P COLLATERAL AMOUNT" means, (A) for any Valuation Date on which a S&P First Level Downgrade has occurred and been continuing for at least 30 days or on which a S&P Second Level Downgrade has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of the Volatility Buffer for each Transaction and the Notional Amount of such Transaction for the Calculation Period (as defined in the related Transaction) of such Transaction which includes such Valuation Date, or (B) for any other Valuation Date, zero.

     "S&P VALUE" means, for any date that the S&P Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the S&P Valuation Percentage for such security set forth on Schedule A hereto.

     "TRANSACTION-SPECIFIC HEDGE" means any Transaction that is a cap, floor or swaption or a Transaction in respect of which (x) the notional amount of the interest rate swap is "balance guaranteed" or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

     "VOLATILITY BUFFER" means, for any Transaction, the related percentage set forth in the following table:

The higher of the S&P short-term
credit rating of (i) Pledgor and      Remaining Weighted   Remaining Weighted   Remaining Weighted   Remaining Weighted
(ii) the Credit Support Provider of    Average Maturity     Average Maturity     Average Maturity     Average Maturity
Pledgor, if applicable                   up to 3 years        up to 5 years       up to 10 years       up to 30 years
-----------------------------------   ------------------   ------------------   ------------------   ------------------
"A-2" or higher                              2.75%                3.25%               4.00%                4.75%
"A-3"                                        3.25%                4.00%               5.00%                6.25%
"BB+" or lower                               3.50%                4.50%               6.75%                7.50%


                                      M3-8

IN WITNESS WHEREOF, the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.    LASALLE BANK NATIONAL ASSOCIATION, NOT
                                        IN ITS INDIVIDUAL CAPACITY, BUT SOLELY
                                        AS SECURITIES ADMINISTRATOR ON BEHALF OF
                                        MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                                        SERIES 2007-HE2


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


                                      M3-9

                                                                      SCHEDULE A

                               COLLATERAL SCHEDULE

THE MOODY'S FIRST LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S FIRST LEVEL COLLATERAL AMOUNT.

THE MOODY'S SECOND LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S SECOND LEVEL COLLATERAL AMOUNT.

THE S&P VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE S&P COLLATERAL AMOUNT.

ISDA COLLATERAL ASSET DEFINITION       REMAINING      MOODY'S FIRST LEVEL   MOODY'S SECOND LEVEL             S&P
           (ICAD) CODE                 MATURITY      VALUATION PERCENTAGE   VALUATION PERCENTAGE     VALUATION PERCENTAGE
--------------------------------    --------------   --------------------   --------------------   -----------------------
             US-CASH                     N/A                 100%                    100%                    100%
             EU-CASH                     N/A                  98%                    94%                    92.5%
             GB-CASH                     N/A                  98%                    95%                    94.1%

            US-TBILL                   < 1 Year              100%                    100%                   98.9%
            US-TNOTE                 1 to 2 years            100%                    99%                    98.0%
            US-TBOND                 2 to 3 years            100%                    98%                    97.4%
          (fixed rate)               3 to 5 years            100%                    97%                    95.5%
                                     5 to 7 years            100%                    96%                    93.7%
                                    7 to 10 years            100%                    94%                    92.5%
                                    10 to 20 years           100%                    90%                    91.1%
                                      > 20 years             100%                    88%                    88.6%

            US-TBILL                All Maturities           100%                    99%           Not Eligible Collateral
            US-TNOTE
            US-TBOND
         (floating rate)

          GA-US-AGENCY                 < 1 Year              100%                    99%                    98.5%
          (fixed rate)               1 to 2 years            100%                    99%                    97.7%
                                     2 to 3 years            100%                    98%                    97.3%
                                     3 to 5 years            100%                    96%                    94.5%
                                     5 to 7 years            100%                    93%                    93.1%
                                    7 to 10 years            100%                    93%                    90.7%
                                    10 to 20 years           100%                    89%                    87.7%
                                      > 20 years             100%                    87%                    84.4%

          GA-US-AGENCY              All Maturities           100%                    98%           Not Eligible Collateral
         (floating rate)

                                                      Rated Aa3 or better    Rated Aa3 or better     Rated AAA or better
                                                          by Moody's              by Moody's                by S&P
   GA-EUROZONE-GOV (other than         < 1 Year               98%                    94%                    98.8%
      EU-CASH) (fixed rate)          1 to 2 years             98%                    93%                    97.9%
                                     2 to 3 years             98%                    92%                    97.1%
                                     3 to 5 years             98%                    90%                    91.2%
                                     5 to 7 years             98%                    89%                    87.5%
                                    7 to 10 years             98%                    88%                    83.8%
                                    10 to 20 years            98%                    84%                    75.5%
                                      > 20 years              98%                    82%           Not Eligible Collateral


                                      M3-10

                                                      Rated Aa3 or better    Rated Aa3 or better     Rated AAA or better
                                                          by Moody's              by Moody's                by S&P
   GA-EUROZONE-GOV (other than      All Maturities            98%                    93%           Not Eligible Collateral
            EU-CASH)
        (floating rate)

            GA-GB-GOV
(other than GB-CASH) (fixed rate)      < 1 Year               98%                    94%           Not Eligible Collateral
                                     1 to 2 years             98%                    93%           Not Eligible Collateral
                                     2 to 3 years             98%                    92%           Not Eligible Collateral
                                     3 to 5 years             98%                    91%           Not Eligible Collateral
                                     5 to 7 years             98%                    90%           Not Eligible Collateral
                                    7 to 10 years             98%                    89%           Not Eligible Collateral
                                    10 to 20 years            98%                    86%           Not Eligible Collateral
                                      > 20 years              98%                    84%           Not Eligible Collateral

            GA-GB-GOV               All Maturities            98%                    94%           Not Eligible Collateral
 (other than GB-CASH) (floating
              rate)

The ISDA Collateral Asset Definition (ICAD) Codes used in this Collateral Schedule shall have the meanings set forth in the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.


                                      M3-11

                                    EXHIBIT N

                                   [RESERVED]

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

                                    EXHIBIT O

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
  FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2007-HE2

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

Ladies and Gentlemen:

               In connection with our disposition of the Class ___ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Rule 144A Book-Entry Certificate and to effect the transfer pursuant to Regulation S under the Securities Act of 1933, as amended ("Regulation S") of the above Certificates in exchange for an equivalent beneficial interest in a Regulation S Book-Entry Certificate, we hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, LaSalle Bank National Association, as Master Servicer and Securities Administrator, Citibank, N.A., as Trustee, Litton Loan Servicing LP, as a Servicer, Wilshire Credit Corporation, as a Servicer, Option One Mortgage Corproation, as a Servicer, and in the Certificates and (ii) in accordance with Regulation S, and that:

               a. the offer of the Certificates was not made to a person in the United States;

               b. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

               c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

               d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

               e. the transferee is not a U.S. Person (as defined by Regulation
     S).

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

               You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor


                                        By
                                           -------------------------------------
                                           Authorized Officer

                                    EXHIBIT P

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
         A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2007-HE2

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

Ladies and Gentlemen:

               In connection with our disposition of the Class __ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Regulation S Book-Entry Certificate and to effect the transfer pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") of the above Certificates in exchange for an equivalent beneficial interest in a Rule 144A Book-Entry Certificate or a Definitive Note, we hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, LaSalle Bank National Association, as Master Servicer and Securities Administrator, Citibank, N.A., as Trustee, Litton Loan Servicing LP, as a Servicer, Wilshire Credit Corporation, as a Servicer, Option One Mortgage Corporation, as a Servicer, and in the Certificates and (ii) Rule 144A under the Securities Act of 1933, as amended, to a transferee that we reasonably believe is purchasing the Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

               You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                   EXHIBIT Q-1

                              FORM OF CAP CONTRACT

(Multicurrency - Cross Border)

                                     ISDA(R)

                  INTERNATIONAL SWAP DEALERS ASSOCIATION, INC.

                                MASTER AGREEMENT

                           dated as of March 30, 2007

BEAR STEARNS FINANCIAL PRODUCTS INC. and   LASALLE BANK NATIONAL
                                           ASSOCIATION, NOT IN ITS
                                           INDIVIDUAL CAPACITY, BUT
                                           SOLELY AS SUPPLEMENTAL
                                           INTEREST TRUST TRUSTEE ON
                                           BEHALF OF THE SUPPLEMENTAL
                                           INTEREST TRUST RELATING TO THE
                                           MERRILL LYNCH MORTGAGE
                                           INVESTORS TRUST, SERIES 2007-HE2

have entered and/or anticipate entering into one of more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

15.  INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

16.  OBLIGATIONS

(a)  GENERAL CONDITIONS.

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable:--

     (i)  in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other. then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  DEDUCTION OR WITHHOLDING FOR TAX.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes. whether assessed against X or Y) will equal ft full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

               which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii) Liability. If:--

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

17.  REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)  BASIC REPRESENTATIONS.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

18.  AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule of any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

19.  EVENTS OR DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) Credit Support Default.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specific Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which. under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: -

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); of

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying. the occurrence of such event (and, in such event. the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

20.  EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) Transfer to Avoid Termination Event. If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv) Right to Terminate. If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  EFFECT OF DESIGNATION.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  CALCULATIONS.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

          Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

          (2) Two Affected Parties. If there are two Affected Parties:--

               (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

21.  TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

22.  CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTs. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

23.  MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

24.  OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

25.  EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

26.  NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to all

27.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

28.  DEFINITIONS

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(c)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of.-

(e) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(f) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.    LASALLE BANK NATIONAL ASSOCIATION, NOT
(Name of Party)                         IN ITS INDIVIDUAL CAPACITY, BUT SOLELY
                                        AS SUPPLEMENTAL INTEREST TRUST TRUSTEE
                                        ON BEHALF OF THE SUPPLEMENTAL INTEREST
                                        TRUST RELATING TO THE MERRILL LYNCH
                                        MORTGAGE INVESTORS TRUST, SERIES
                                        2007-HE2
                                        (Name of Party)


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                    SCHEDULE

                                     TO THE

                                     ISDA(R)

              INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.

                              a. MASTER AGREEMENT

                           dated as of March 30, 2007

between BEAR STEARNS FINANCIAL PRODUCTS INC., a corporation organized under the laws of Delaware ("Bear Stearns"), and LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST RELATING TO THE MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-HE2 a New York common law trust organized under the laws of the State of New York. ("Counterparty").

Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor ("Depositor"), LaSalle Bank National Association as master servicer and securities administrator (the "Master Servicer" and "Securities Administrator"), Citibank, N.A., as trustee (the "Trustee"), Wilshire Credit Corporation, as servicer, Option One Mortgage Corporation, as servicer, and Litton Loan Servicing LP, as servicer (the "Pooling and Servicing Agreement").

Part 1. Termination Provisions.

For purposes of this Agreement:

(p) "SPECIFIED ENTITY" will not apply to Bear Stearns or Counterparty for any purpose.

(q) "SPECIFIED TRANSACTIONS" will not apply to Bear Stearns or Counterparty for any purpose.

(r) The "FAILURE TO PAY OR DELIVER" provisions of Section 5(a)(i) will apply to Bear Stearns and will apply to Counterparty; provided that notwithstanding anything to the contrary in Section 5(a)(i) or Paragraph 7 of the Credit Support Annex, any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns.

(s) The "BREACH OF AGREEMENT" provisions of Section 5(a)(ii) will apply to Bear Stearns and will not apply to Counterparty.

(t)  The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) will apply to
     (x) Bear Stearns; provided that notwithstanding anything to the contrary in
     Section 5(a)(iii)(1), any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns and (y) Counterparty solely in respect of Counterparty's obligations under Paragraph 3(b) of the Credit Support Annex.

(u) The "MISREPRESENTATION" provisions of Section 5(a)(iv) will apply to Bear Stearns and will not apply to Counterparty.

(v) The "DEFAULT UNDER SPECIFIED TRANSACTION" provisions of Section 5(a)(v) will not apply to Bear Stearns or Counterparty.

(w) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Bear Stearns and will not apply to Counterparty.

          "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section
          14.

          "THRESHOLD AMOUNT" means USD 100,000,000.

(x) The "BANKRUPTCY" provisions of Section 5(a)(vii) will apply to Bear Stearns and will apply to Counterparty except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Counterparty has not become subject to), (7) and (9) will not apply to Counterparty; provided that, with respect to Counterparty only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Bear Stearns)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof "___, (3), (4) as amended, (5) or (6) as amended".

(y) The "TAX EVENT UPON MERGER" provisions of Section 5(b)(iii) will apply to Bear Stearns and will apply to Counterparty; provided that Bear Stearns shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(z) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to Bear Stearns or Counterparty.

(aa) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Bear Stearns or to Counterparty.

(bb) Payments on Early Termination. For the purpose of Section 6(e) of this
     Agreement:

          (1)  Market Quotation will apply; and

          (2)  the Second Method will apply;

          provided that if Bear Stearns is the Defaulting Party or the sole Affected Party, the following provisions will apply:

               (A) Section 6(e) of this Agreement will be amended by inserting on the first line "or is effectively designated" after "If an Early Termination Date occurs";

               (B) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                    "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Counterparty (expressed as a negative number) or by Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a Replacement Transaction and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. The Market Quotation shall be the Firm Offer actually accepted by Counterparty no later than the Business Day preceding the Early Termination Date. If no Firm Offers are provided by the Business Day preceding the Early Termination Date, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

               (C) Counterparty shall use best efforts to accept a Firm Offer that would determine the Market Quotation. If more than one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by the Counterparty to the Reference Market-maker, to the extent Counterparty would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Counterparty, to the extent the Reference Market-maker would be required to make a payment to the Counterparty. If only one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept such Firm Offer.

               (D) Upon the written request by Counterparty to Bear Stearns, Bear Stearns shall obtain the Market Quotations on behalf of Counterparty.

               (E) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

                    "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Counterparty shall pay to Bear Stearns an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Counterparty shall pay to Bear Stearns the Termination Currency Equivalent of the Unpaid Amounts owing to Bear Stearns and (III) Bear Stearns shall pay to Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to Counterparty; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Bear Stearns under the immediately preceding clause (III) shall not be netted-off against any amount payable by Counterparty under the immediately preceding clause (I)."

(cc) "TERMINATION CURRENCY" means United States Dollars.

(DD) ADDITIONAL TERMINATION EVENTS. Additional Termination Events will apply:

     (i) If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(l)(ii) below) Bear Stearns has not, within ten (10) calendar days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5 (l) below, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

     (ii) If, without the prior written consent of Bear Stearns where such consent is required under the Pooling and Servicing Agreement, an amendment or supplemental agreement is made to the Pooling and Servicing Agreement which amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of Bear Stearns under this Agreement, an Additional Termination Event shall have occurred with respect to Counterparty, Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

     (iii) If the Supplemental Interest Trust Trustee is unable to pay, or fails or admits in writing its inability to pay, on any Distribution Date, any distributions with respect to the Class A Certificates or of the ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates on such Distribution Date, then an Additional Termination Event shall have occurred with respect to Counterparty, Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction. "This provision shall be applicable only with respect to the Transaction identified by the reference number FXNSC9383, and shall not apply to any other Transactions."

     (iv) (A) If a S&P First Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part
               (5)(f)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

          (C) If a S&P Second Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part
               (5)(f)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

          (C) If (A) a Moody's Second Level Downgrade has not occurred and been continuing for 30 or more Local Business Days and (B) Bear Stearns has failed to comply with or perform any obligation to be complied with or performed by Bear Stearns in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Bear Stearns and Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event.

          (D) If (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) either (i) at least one Eligible Replacement has made a Firm Offer to be the transferee or (ii) at least one entity that satisfies the Moody's Approved Ratings Threshold has made a Firm Offer to provide an Eligible Guaranty in respect of all of Bear Stearns' present and future obligations under this Agreement, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

     (v) Any of (1) the acceptance by the Securities Administrator of a bid in connection with an Auction pursuant to Section 9.01 of the Pooling and Servicing Agreement, (2) the deposit by the Servicer of the Optional Termination Price or the purchase by any other entity of the Mortgage Loans shall constitute an Additional Termination Event with Counterparty as the sole Affected Party with respect to such Additional Termination Event; provided that notwithstanding anything in the first sentence of Section 6(d)(ii) of this Agreement to the contrary, the amount calculated as being due in respect of such Additional Termination Event shall be payable on the Distribution Date upon which the final distribution is made to the Certificateholders. This provision shall be applicable only with respect to the Transaction identified by the reference number FXNSC9383, and shall not apply to any other Transactions.

(p) LIMITATION ON EVENTS OF DEFAULT. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) in respect of each Transaction with the reference number FXNCC9378 (each, a "Cap Transaction") and has at the time no future payment obligations, whether absolute or contingent, under such Section in respect of such Cap Transaction, then unless Bear Stearns is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of any such payment in respect of such Cap Transaction, (a) the occurrence of an event described in Section 5(a) with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as Defaulting Party in respect of such Cap Transaction and (b) Bear Stearns shall be entitled to designate an Early Termination Date pursuant to Section 6 in respect of such Cap Transaction only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Bear Stearns as the Affected Party, or Section 5(b)(iii) with respect to Bear Stearns as the Burdened Party.

Part 2. Tax Matters.

(c)  Tax Representations.

     (i) Payer Representations. For the purpose of Section 3(e) of this Agreement, each of Bear Stearns and the Counterparty will make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (1) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

          (2) the satisfaction of the agreement contained in Sections 4(a)(i) and 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of this Agreement; and

          (3) the satisfaction of the agreement of the other party contained in
          Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

     (ii) Payee Representations. For the purpose of Section 3(f) of this Agreement, each of Bear Stearns and the Counterparty make the following representations.

     The following representation will apply to Bear Stearns:

          Bear Stearns is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

     The following representation will apply to the Counterparty:

          LaSalle Bank National Association represents that it is the
        Supplemental Interest Trust Trustee pursuant to the Pooling and
                              Servicing Agreement.

(d)  Tax Provisions.

     Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Bear Stearns shall be Indemnifiable Taxes (including any Tax imposed in respect of a Credit Support Document) unless (i) such Taxes are assessed directly against Counterparty and not by deduction or withholding by Bear Stearns or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Counterparty, no Tax shall be an Indemnifiable Tax.

Part 3. AGREEMENT TO DELIVER DOCUMENTS. For the purpose of Section 4(a) of this
Agreement:

     (i)  Tax forms, documents, or certificates to be delivered are:

PARTY REQUIRED TO          FORM/DOCUMENT/                DATE BY WHICH TO
DELIVER DOCUMENT            CERTIFICATE                    BE DELIVERED
-----------------   ---------------------------   ------------------------------
Bear Stearns        An original properly          (i) on or before the first
                    completed and executed        payment date under this
                    United States Internal        Agreement, including any
                    Revenue Service Form W-9      Credit Support Document, (ii)
                    (or any successor thereto)    promptly upon the reasonable
                    with respect to any           demand by Counterparty, (iii)
                    payments received or to be    prior to the expiration or
                    received by Bear Stearns,     obsolescence of any previously
                    that eliminates U.S.          delivered form, and (iv)
                    federal withholding and       promptly upon the information
                    backup withholding Tax on     on any such previously
                    payments to Bear Stearns      delivered form becoming
                    under this Agreement.         inaccurate or incorrect.

Counterparty        An original properly          (i) upon execution of this
                    completed and executed        Agreement, (ii) on or before
                    United States Internal        the first payment date under
                    Revenue Service Form W-9      this Agreement, including any
                    (or any successor thereto)    Credit Support Document, (iii)
                    with respect to any           promptly upon the reasonable
                    payments received or to be    demand by Bear Stearns, (iv)
                    received by Counterparty.     prior to the expiration or
                                                  obsolescence of any previously
                                                  delivered form, and (v)
                                                  promptly upon the information
                                                  on any such previously
                                                  delivered form becoming
                                                  inaccurate or incorrect.

     (ii) Other documents to be delivered are:

PARTY REQUIRED TO          FORM/DOCUMENT/                DATE BY WHICH TO           COVERED BY SECTION
DELIVER DOCUMENT            CERTIFICATE                    BE DELIVERED            3(D) REPRESENTATION
-----------------   ---------------------------   ------------------------------   -------------------
Bear Stearns and    Any documents required by     Upon the execution and                   Yes
the Counterparty    the receiving party to        delivery of this Agreement and
                    evidence the authority of     such Confirmation
                    the delivering party or its
                    Credit Support Provider, if
                    any, for it to execute and
                    deliver this Agreement, any
                    Confirmation, and any
                    Credit Support Documents to
                    which it is a party, and to
                    evidence the authority of
                    the delivering party or its
                    Credit Support Provider to
                    perform its obligations
                    under this Agreement, such
                    Confirmation and/or Credit
                    Support Document, as the
                    case may be

Bear Stearns and    A certificate of an           Upon the execution and                   Yes
the Counterparty    authorized officer of the     delivery of this Agreement and
                    party, as to the incumbency   such Confirmation
                    and authority of the
                    respective officers of the
                    party signing this
                    Agreement, any relevant
                    Credit Support Document, or
                    any Confirmation, as the
                    case may be

Bear Stearns and    An opinion of counsel of      Upon the execution and                    No
the Counterparty    such party regarding the      delivery of this Agreement
                    enforceability of this
                    Agreement in a form
                    reasonably satisfactory to
                    the other party.

Counterparty        An executed copy of the       Concurrently with filing of               No
                    Pooling and Servicing         each draft of the Pooling and
                    Agreement                     Servicing Agreement with the
                                                  U.S. Securities and Exchange
                                                  Commission

Part 4 Miscellaneous.

(a)  ADDRESS FOR NOTICES: For the purposes of Section 12(a) of this Agreement:

          Address for notices or communications to Bear Stearns:

               Address:   383 Madison Avenue, New York, New York 10179
               Attention: DPC Manager
               Facsimile: (212) 272-5823

          with a copy to:

               Address:   One Metrotech Center North, Brooklyn, New York 11201
               Attention: Derivative Operations - 7th Floor
               Facsimile: (212) 272-1634

          (For all purposes)

          Address for notices or communications to the Counterparty:

               Address:   LaSalle Bank National Association
                          135 South LaSalle Street - Suite 1511
                          Chicago, Illinois 60603
               Attention: Global Securities and Trust Services - MLMI 2007-HE2
               Facsimile: 312-904-1368
               Phone:     312-992-1816

          with a copy to:

               Address:   Merrill Lynch Mortgage Lending Inc.
                          4 World Financial Center
                          350 Vesey Street
                          New York, New York 10080
               Attention: Alan Chan
               Facsimile: 212-738-1110
               Phone:     212-449-1441

          (For all purposes)

(b)  Account Details and Settlement Information:

     PAYMENTS TO BEAR STEARNS:

          Citibank, N.A., New York
          ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
          Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
          Sub-account Number: 102-04654-1-3
          Attention: Derivatives Department

     PAYMENTS TO COUNTERPARTY:

          Supplemental Interest Trust
          LaSalle Bank
          ABA Number: 017000505
          Account Number: 724605.3
          Account Name: MLM 2007-HE2
          FFC: LaSalle CHGO/CTR/BNF:/LaSalle Trust

          CAP CONTRACT ACCOUNT

          LaSalle
          ABA Number: 071000505
          Account Number: 724605.4
          Account Name: Attn: MLM12007-HE2
          FFC: LaSalle CHGO/CTR/BNF:/LaSalle Trust

(c)  PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

          Bear Stearns appoints as its Process Agent:     Not Applicable

          The Counterparty appoints as its Process Agent: Not Applicable

(d) OFFICES. The provisions of Section 10(a) of this Agreement will not apply to this Agreement; neither Bear Stearns nor the Counterparty have any Offices other than as set forth in the Notices Section.

(e)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

          Bear Stearns is not a Multibranch Party.

          The Counterparty is not a Multibranch Party.

(f)  CREDIT SUPPORT DOCUMENT.

          Bear Stearns: The Credit Support Annex and any guaranty in support of Bear Stearns' obligations under this Agreement.

          Counterparty: The Credit Support Annex.

(g)  CREDIT SUPPORT PROVIDER.

          Bear Stearns: The guarantor under any guaranty in support of Bear Stearns' obligations under this Agreement.

          Counterparty: Not Applicable

(h) GOVERNING LAW. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and
     (iii) deleting the final paragraph thereof.

(j) "AFFILIATE": Bear Stearns and Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of
     Section 6(b)(ii) of this Agreement.

(k) NETTING OF PAYMENTS. The parties agree that subparagraph (ii) of Section 2(c) of this Agreement will apply to each Transaction.

Part 5. OTHER PROVISIONS.

(a) Section 3 of this Agreement is hereby amended by adding at the end thereof the following subsection (g):

     "(g) Relationship Between Parties.

          Each party represents to the other party on each date when it enters into a Transaction that:

          (1) Nonreliance. (i) It is acting for its own account, (ii) it is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, (iv) it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (v) it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary, (vi) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction and (vii) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

          (2)  Evaluation and Understanding.

               (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

               (ii) It understands the terms, conditions and risks of the
                    Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

          (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

          (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

          (5) Eligible Contract Participant. It constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

          (6) Line of Business. It has entered into this Agreement (including each Transaction governed hereby) in conjunction with its line of business or the financing of its business."

(b) NON-RECOURSE. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Cap Contract and Swap Account and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Cap Contract and Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Cap Contract and Swap Account and the proceeds thereof, any claims against or obligations of Counterparty under this Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Bear Stearns due to any failure or delay in receiving amounts in the Cap Contract and Swap Account from the Trust created pursuant to the Pooling and Servicing Agreement.

(c) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) CONSENT TO RECORDING. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(e) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(f) RATING AGENCY DOWNGRADE.

     (i)  S&P Downgrade:

          (1) In the event that a S&P First Level Downgrade occurs and is continuing, then within 30 days after such rating downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guaranty or (iii) post collateral in accordance with the Credit Support Annex.

          (2) In the event that a S&P Second Level Downgrade occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

     (ii) Moody's Downgrade.

          (1) In the event that a Moody's Second Level Downgrade occurs and is continuing, Bear Stearns shall as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

(g) PAYMENT INSTRUCTIONS. Bear Stearns hereby agrees that, unless notified in writing by the Supplemental Interest Trust Trustee Swap Administrator of other payment instructions, any and all amounts payable by Bear Stearns to the Counterparty under this Agreement shall be paid to the Supplemental Interest Trust Trustee Swap Administrator at the account or accounts specified herein.

(h) AMENDMENT.. No amendment, waiver, supplement or other modification of this Transaction shall be permitted by either party unless (i) each of S&P and Moody's have been provided notice of the same and (ii) such amendment, waiver, supplement, assignment or other modification satisfies the Rating Agency Condition.

(i) TRANSFER.

     (i) The first paragraph of Section 7 is hereby amended in its entirety as follows:

          "Subject to Section 6(b)(ii), Part 5(f) and Part 5(j), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) without
          (a) the prior written consent of the other party (which consent shall be deemed given by Counterparty if the transfer, novation or assignment is to an Eligible Replacement) and (b) satisfaction of the Rating Agency Condition with respect to S&P, except that:"

     (ii) If an entity has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Counterparty) to be the transferee of a transfer, Counterparty shall, at Bear Stearns' written request and at Bear Stearns' expense, take any reasonable steps required to be taken by Counterparty to effect such transfer.

(j) TRANSFER TO AVOID TERMINATION EVENT. Section 6(b)(ii) is hereby amended by
(i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) deleting the last paragraph thereof and inserting the following:

     "Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(i), any transfer by Bear Stearns under this Section 6(b)(ii) shall not require the consent of Counterparty; provided that:

     (i)  the transferee (the "Transferee") is an Eligible Replacement;

     (ii) if the Transferee is domiciled in a different country or political subdivision thereof from both Bear Stearns and Counterparty, such transfer satisfies the Rating Agency Condition;

     (iii) the Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Bear Stearns would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d) (i)(4) corresponding to such excess;

     (iv) a Termination Event or Event of Default does not occur as a result of such transfer; and

     (v) the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.

     On and from the effective date of any such transfer to the Transferee, Bear Stearns will be fully released from any and all obligations hereunder."

(k) PROCEEDINGS. Bear Stearns shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Supplemental Interest Trust Trustee or the Supplemental Interest Trust or the trust created pursuant to the Pooling and Servicing Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates (the "Certificates").

(l) COMPLIANCE WITH REGULATION AB.

     (i) Bear Stearns agrees and acknowledges that Merrill Lynch Mortgage Investors, Inc. (the "DEPOSITOR") is required under Regulation AB as defined under the Pooling and Servicing Agreement, to disclose certain financial information regarding Bear Stearns or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Bear Stearns or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (ii) It shall be a swap disclosure event ("SWAP DISCLOSURE EVENT") if, on any Business Day after the date hereof, the Depositor requests from Bear Stearns the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the "SWAP FINANCIAL DISCLOSURE").

     (iii) Upon the occurrence of a Swap Disclosure Event, Bear Stearns, within 10 calendar days, at its own expense, shall (1)(a) either (i) provide to Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word(R) or Microsoft Excel(R) format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm's report relating to their audits of such current Swap Financial Disclosure in the Exchange Act Reports of the Depositor, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to Bear Stearns or any entity that consolidates Bear Stearns within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity to replace Bear Stearns as party, by way of Permitted Transfer, to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor therefor) meets or exceeds the Moody's Approved Ratings Thresholds and S&P Approved Ratings Threshold and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (3) obtain a guaranty of Bear Stearns' obligations under this Agreement from an affiliate of Bear Stearns that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider.

     (iv) Bear Stearns agrees that, in the event that Bear Stearns provides Swap Financial Disclosure to Depositor in accordance with Part 5(l)(iii)(1) or causes its affiliate to provide Swap Financial Disclosure to Depositor in accordance with clause Part 5(l)(iii)(3), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (v) If the Depositor or the Trustee reasonably requests, Bear Stearns shall provide such other information as may be necessary for the Depositor to comply with Item 1115 of Regulation AB.

     (vi) Each of the Depositor and the Trustee shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Depositor's and the Trustee's rights explicitly specified in this
          Part 5(l).

(m) SUPPLEMENTAL INTEREST TRUST TRUSTEE LIABILITY LIMITATIONS. It is expressly understood and agreed by the parties hereto that:

     (i) this Agreement is executed and delivered by LaSalle Bank National Association ("LaSalle"), not individually or personally but solely as the Supplemental Interest Trust Trustee on behaflf of the Supplemental Interest Trust with respect to Merrill Lynch Mortgage Investors Trust Series 2007-HE2;

     (ii) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as a personal representation, undertaking or agreement of LaSalle but is made and intended for the purpose of binding only the Counterparty;

     (iii) nothing herein contained shall be construed as imposing any liability upon LaSalle, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; provided that nothing in this paragraph shall relieve the Supplemental Interest Trust Trustee from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein;

     (iv) under no circumstances shall Supplemental Interest Trust Trustee be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, other than due to its negligence or willful misconduct in performing the obligations of the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement;

     (v) any resignation or removal of the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to Merrill Lynch Mortgage Investors Trust Series 2007-HE2 shall require the assignment of this agreement to an eligible Supplemental Interest Trust Trustee replacement;

     (vi) The Supplement al Interest Trust Trustee has been directed, pursuant to the Pooling and Servicing Agreement, to enter into this Agreement and to perform its obligations hereunder.

(n) SUBSTANTIAL FINANCIAL TRANSACTION. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(o) SET-OFF. Except as expressly provided for in Section 2(c), Section 6 or Part 1(m)(E) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(p) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(q) ADDITIONAL DEFINED TERMS.

     (i) Capitalized terms used but nor defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

     (ii) Additional Definitions:

          "ELIGIBLE GUARANTY" means an unconditional and irrevocable guaranty of all present and future payment obligations and obligations to post collateral of Bear Stearns or an Eligible Replacement to Counterparty under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Counterparty, the form and substance of which guaranty are subject to the Rating Agency Condition with respect to S&P.

          "ELIGIBLE GUARANTOR" means an entity that has credit ratings at least equal to the Moody's Required Ratings Threshold and S&P Approved Ratings Threshold.

          "ELIGIBLE REPLACEMENT" means an entity that either (i) satisfies the S&P Approved Ratings Threshold and the Moody's Required Ratings Threshold or
(ii) provides an Eligible Guaranty from an Eligible Guarantor.

     "FIRM OFFER" means an offer which, when made, is capable of becoming legally binding upon acceptance.

          "MOODY'S" means Moody's Investors Service, Inc., or any successor.

          "MOODY'S APPROVED RATINGS THRESHOLD" means, with respect to (i) Bear Stearns, a Moody's counterparty rating of "A1" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" or above and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1" or above.

     "MOODY'S FIRST LEVEL DOWNGRADE" means that no Relevant Entity satisfies the Moody's Approved Rating Threshold.

          "MOODY'S REQUIRED RATINGS THRESHOLD" means, with respect to (i) Bear Stearns, a counterparty rating of "A3" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above.

     "MOODY'S SECOND LEVEL DOWNGRADE" means that no Relevant Entity satisfies the Moody's Required Ratings Threshold.

     "PERMITTED TRANSFER" means a transfer by novation by Bear Stearns to an entity (the "TRANSFEREE") of all, but not less than all, of Bear Stearns' rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied:
     (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Counterparty), (b) an Event of Default or Termination Event would not occur as a result of such transfer, (c) pursuant to a written instrument (the "TRANSFER AGREEMENT"), the Transferee acquires and assumes all rights and obligations of Bear Stearns under the Agreement and the relevant Transaction, (d) Bear Stearns will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (e) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations and any other representations regarding the status of the substitute counterparty, notice information and account details and other similar provisions; and (f) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

     "RATING AGENCY" means each of Moody's and S&P.

     "RATING AGENCY CONDITION" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each Rating Agency then providing a rating of the Certificates and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of its then-current rating of the Certificates.

     "RELEVANT ENTITY" means Bear Stearns and any Eligible Guarantor under an Eligible Guaranty with respect to Bear Stearns.

          "REPLACEMENT TRANSACTION" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Counterparty the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, as determined by Counterparty in its sole discretion, acting in a commercially reasonable manner.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies,
     Inc.

     "S&P APPROVED RATINGS THRESHOLD" means with respect to (i) Bear Stearns, a counterparty rating of "A+" or above and (ii) with respect to any other entity (or its guarantor), a short-term unsecured and unsubordinated debt rating from S&P of "A-1" or above, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+ or above.

     "S&P FIRST LEVEL DOWNGRADE" means that no Relevant Entity satisfies the S&P Approved Rating Threshold.

     "S&P REQUIRED RATINGS THRESHOLD" means with respect to (i) Bear Stearns, a counterparty rating of "BBB" or above and (ii) with respect to any other entity (or its guarantor), a long-term unsecured and unsubordinated debt rating from S&P of "BBB-" or above.

     "S&P SECOND LEVEL DOWNGRADE" means that no Relevant Entity satisfies the S&P Required Rating Thresholds.

(r) AGENT FOR COUNTERPARTY. Bear Stearns acknowledges that Counterparty has appointed the Supplemental Interest Trust Trustee as its agent under Pooling and Servicing Agreement to carry out certain functions on behalf of Counterparty, and that the Supplemental Interest Trust Trustee shall be entitled to give notices and to perform and satisfy the obligations of Counterparty hereunder on behalf of Counterparty.

(s) RATING AGENCY NOTIFICATIONS. Except as otherwise provided herein, no Early Termination Date shall be effectively designated hereunder shall be made by either party unless each Rating Agency has been given prior written notice of such designation.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

                                        BEAR STEARNS FINANCIAL PRODUCTS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION, NOT
                                        IN ITS INDIVIDUAL CAPACITY, BUT SOLELY
                                        AS SUPPLEMENTAL INTEREST TRUST TRUSTEE
                                        ON BEHALF OF THE SUPPLEMENTAL INTEREST
                                        TRUST RELATING TO THE MERRILL LYNCH
                                        MORTGAGE INVESTORS TRUST, SERIES
                                        2007-HE2


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

III. UNILATERAL CSA SCHEDULE(7)

Pledgor: BEAR STEARNS FINANCIAL PRODUCTS INC. (the "Pledgor")

Secured Party: LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST RELATING TO THE MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-HE2 (the "Secured Party")

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "Obligations" as used in this Annex includes no "additional obligations" within the meaning of Paragraph 12.

(b)  CREDIT SUPPORT OBLIGATIONS.

     (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (1) DELIVERY AMOUNT. Paragraph 3(a) shall be amended by replacing the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" with the words "on each Valuation Date". The "DELIVERY AMOUNT" with respect to Pledgor for any Valuation Date shall equal the greatest of:

               (A) the amount by which the S&P Collateral Amount exceeds the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party;

               (B) the amount by which the Moody's First Level Collateral Amount exceeds the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

               (C) the amount by which the Moody's Second Level Collateral Amount exceeds the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

          (2) "RETURN AMOUNT" applicable to Secured Party for any Valuation Date shall equal the least of:

               (A) the amount by which the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the S&P Collateral Amount;

----------
(7)  If currency hedge, update Moody's Collateral Amounts and Valuation
     Percentages

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

               (B) the amount by which the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's First Level Collateral Amount.

               (C) the amount by which the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's Second Level Collateral Amount.

          (3)  "CREDIT SUPPORT AMOUNT" shall be deleted in its entirety.

     (ii) ELIGIBLE COLLATERAL. The items set forth on the Collateral Schedule attached as Schedule A hereto will qualify as "ELIGIBLE COLLATERAL" for the party specified.

     (iii) OTHER ELIGIBLE SUPPORT. None

     (iv) THRESHOLDS.

          (I)  "INDEPENDENT AMOUNT" means:
               Pledgor: Not applicable.
               Secured Party: Not applicable.

          (J)  "THRESHOLD" means:
               Pledgor: Not applicable.
               Secured Party: Not applicable.

          (K) "MINIMUM TRANSFER AMOUNT" means USD100,000; provided, that if the aggregate Certificate Principal Balance of the Certificates rated by S&P is less than USD 50,000,000, the "Minimum Transfer Amount" shall mean USD 50,000.

          (L) ROUNDING. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)  VALUATION AND TIMING.

(i)  "VALUATION AGENT" means Pledgor.

(ii) "VALUATION DATE" means each Local Business Day(8).

(iii) "VALUATION TIME" means the close of business on the Local Business Day in the city where the Valuation Agent is located immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) "NOTIFICATION TIME" means 11:00 A.M. (New York time).

----------
(8) If not daily valuations, changes are required in the collateral amounts and valuation percentages

(v) TRANSFER TIMING AND CALCULATIONS. Paragraphs 4(b) and 4(c) are hereby amended and restated in entirety as set forth below.

          "(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Valuation Date; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day thereafter.

          (c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed)."

(F) CONDITIONS PRECEDENT. There shall be no "Specified Condition" with respect to either party for purposes of this Annex.

(e)  SUBSTITUTION

     (i) "SUBSTITUTION DATE" means (A) the Local Business Day on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received by the Notification Time on such date, and
          (B) the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received after the Notification Time.

     (ii) CONSENT OF SECURED PARTY FOR SUBSTITUTION. Inapplicable.

     (iii) AMENDMENT OF PARAGRAPH 4(D)(II). Paragraph 4(d)(ii) is amended and restated in its entirety as set forth below:

          "(ii) subject to Paragraph 4(a) of this Annex, the Secured Party will Transfer the items of Posted Credit Support specified by the Pledgor in its notice not later than the close of business on the Substitution Date, provided, however, that if the Secured Party shall not have received the Substitute Credit Support prior to 1:00 P.M. (New York time) on the Substitution Date, then the Secured Party shall Transfer the applicable items of Posted Credit Support not later than the close of business on the Local Business Day immediately following the day on which the Secured Party receives the Substitute Credit Support. Notwithstanding the foregoing, the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the Substitution Date equal to the Value of the Substitute Credit Support delivered by the Pledgor in exchange therefor."

(f) DISPUTE RESOLUTION.

(i) "RESOLUTION TIME" means 12:00 noon, New York time, on the Local Business Day for both parties following the date the Disputing Party gives notice of a dispute pursuant to Paragraph 5.

(ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), disputes over the Value of Posted Credit Support will be resolved by the Valuation Agent seeking bid-side quotations as of the relevant Recalculation Date or date of Transfer, as applicable, from three parties that regularly act as dealers in the securities in question. The Value will be the arithmetic mean of the quotations obtained by the Valuation Agent, multiplied by the applicable Valuation Percentage, if any. If no quotations are available for a particular security, then the Valuation Agent's original calculation of Value thereof will be used for that security.

(iii) ALTERNATIVE. Subject to item (iv) below, the provisions of Paragraph 5 will apply.

(iv) MODIFICATION OF PARAGRAPH 5. The introductory paragraph of Paragraph 5 shall be amended and restated to read in its entirety as follows:

          "If a party (a 'Disputing Party') disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then:

          (A) the Disputing Party will (x) notify the other party and, if applicable, the Valuation Agent of the amount it is disputing, (y) indicate what it believes the correct amount to be and (z) provide a statement showing, in reasonable detail, how it arrived at such amount and the appropriate party will deliver the undisputed amount to the other party not later than (i) (a) the close of business on the Valuation Date, if the demand made under Paragraph 3 in the case of
          (I) above is made by the Notification Time, or (b) the close of business of the Local Business Day following the date on which the demand is made under Paragraph 3 in the case of (I) above, if such demand is made after the Notification Time, or (ii) the close of business of the date of Transfer, in the case of (II) above;

          (B) the parties will consult with each other and provide such information as the other party shall reasonably request in an attempt to resolve the dispute; and

          (C) if they fail to resolve the dispute by the Resolution Time, then:"

(g)  HOLDING AND USING POSTED COLLATERAL.

(i)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

     (1) The Secured Party and its Custodian (if any) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

          (A) it is not a Defaulting Party;

          (B) Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code;

          (C) the short-term rating of any Custodian shall be at least "A-1" by S&P

     (2) There shall be no Custodian for Pledgor.

(ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to Secured Party and Secured Party will not have any right to use the Posted Collateral or take any action specified in Paragraph 6(c).

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE" will be the "Federal Funds (Effective)" rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective".

     (ii) AMENDMENT OF PARAGRAPH 6(D)(I) - DISTRIBUTIONS. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

     1. "(I) DISTRIBUTIONS. SUBJECT TO PARAGRAPH 4(A), IF PARTY B RECEIVES DISTRIBUTIONS ON A LOCAL BUSINESS DAY, IT WILL TRANSFER TO PARTY A NOT LATER THAN THE FOLLOWING LOCAL BUSINESS DAY ANY DISTRIBUTIONS IT RECEIVES TO THE EXTENT THAT A DELIVERY AMOUNT WOULD NOT BE CREATED OR INCREASED BY THAT TRANSFER, AS CALCULATED BY THE VALUATION AGENT (AND THE DATE OF CALCULATION WILL BE DEEMED TO BE A VALUATION DATE FOR THIS PURPOSE). "

     (iii) AMENDMENT OF PARAGRAPH 6(D)(II) - INTEREST AMOUNT. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

          "(ii) INTEREST AMOUNT. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business
          Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly." Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)  DEMANDS AND NOTICES.

     All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement.

(j)  ADDRESSES FOR TRANSFERS.

     Pledgor: To be provided in writing by Pledgor to Secured Party.

     Secured Party: LaSalle Bank National Association
                    135 South LaSalle Street - Suite 1511
                    Chicago, Illinois 60603
                    Attention: Global Securities and Trust Services - MLMI 2007-HE2
                    Fax No. 312-904 1368
                    Phone No. 312-992-1816

(k)  OTHER PROVISION(S).

     (i) AMENDMENT OF PARAGRAPH 7 - EVENTS OF DEFAULT. Clause (iii) of Paragraph 7 shall not apply to Secured Party.

     (ii) NON-RELIANCE. Notwithstanding the obligations of the Secured Party under Paragraph 6(a), and without limiting the generality of the final sentence of Paragraph 6(a), each party, as Pledgor, acknowledges that it has the means to monitor all matters relating to all valuations, payments, defaults and rights with respect to Posted Collateral without the need to rely on the other party, in its capacity as Secured Party, and that, given the provisions of this Annex on substitution, responsibility for the preservation of the rights of the Pledgor with respect to all such matters is reasonably allocated hereby to the Pledgor.

     (xvii) AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR. Each of Pledgor and Secured Party agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Secured Party, (b) the term "Pledgor" as used in this Annex means only Pledgor, (c) only Pledgor makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Pledgor will be required to make Transfers of Eligible Credit Support hereunder.

     (xviii) SUPPLEMENTAL INTEREST TRUST TRUSTEE. The Trustee is hereby authorized to (i) make demands on behalf of the Secured Party pursuant to Paragraph 3 hereunder and (ii) provide notice on behalf of the Secured Party pursuant to Paragraph 7 hereunder.

     (xix) COLLATERAL ACCOUNT. Secured Party shall at all times maintain all Posted Collateral in a segregated trust account.

     (xx) EXTERNAL CALCULATIONS. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of the Secured Party's Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Collateral Amount shall be based on the greatest of the Secured Party's Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

     (xxi) NOTICE TO S&P. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of the Secured Party's Exposure.

     (xxii) EXPENSES. Pledgor shall be responsible for all reasonable costs and expenses incurred by Secured Party in connection with the Transfer of any Eligible Collateral under this Annex.

     (xxiii) ADDITIONAL DEFINED TERMS.

          "DV01" means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party's Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Secured Party, provide to Secured Party a statement showing in reasonable detail such calculation.

          "MOODY'S FIRST LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction, the lesser of (x) the product of 15 and DV01 for such Transaction and such Valuation Date and (y) the product of 2% and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

          "MOODY'S FIRST LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which (I) a Moody's First Level Downgrade has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and
          (b) the sum of the Secured Party's aggregate Exposure for all Transactions and the aggregate of Moody's First Level Additional Collateralized Amounts for each Transaction and (B)for any other Valuation Date, zero.

          "MOODY'S FIRST LEVEL VALUE" means, for any date that the Moody's First Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's First Level Valuation Percentage for such security set forth on Schedule A hereto.

          "MOODY'S SECOND LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction,

               (1) if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the 50 and DV01 for such Transaction and such Valuation Date and (ii) the product of 8% and the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date; or

               (2) if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the 65 and DV01 for such Transaction and such Valuation Date and (ii) the product of 10% and the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date.

               "MOODY'S SECOND LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which it is the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero,
               (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party's aggregate Exposure and the aggregate of Moody's Second Level Additional Collateralized Amounts for each Transaction and (B) for any other Valuation Date, zero.

               "MOODY'S SECOND LEVEL VALUE" means, for any date that the Moody's Second Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's Second Level Valuation Percentage for such security set forth on Schedule A hereto.

               "NEXT PAYMENT" means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by the Pledgor pursuant to Section 2(a) on such Next Payment Date less any payments due to be made by the Secured Party under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

               "NEXT PAYMENT DATE" means the next scheduled payment date under any Transaction.

               "REMAINING WEIGHTED AVERAGE MATURITY" means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

               "S&P COLLATERAL AMOUNT" means, (A) for any Valuation Date on which a S&P First Level Downgrade has occurred and been continuing for at least 30 days or on which a S&P Second Level Downgrade has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of the Volatility Buffer for each Transaction and the Notional Amount of such Transaction for the Calculation Period (as defined in the related Transaction) of such Transaction which includes such Valuation Date, or (B) for any other Valuation Date, zero.

               "S&P VALUE" means, for any date that the S&P Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the S&P Valuation Percentage for such security set forth on Schedule A hereto.

               "TRANSACTION-SPECIFIC HEDGE" means any Transaction that is a cap, floor or swaption or a Transaction in respect of which (x) the notional amount of the interest rate swap is "balance guaranteed" or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

               "VOLATILITY BUFFER" means, for any Transaction, the related percentage set forth in the following table:

The higher of the S&P short-term
credit rating of (i) Pledgor and      Remaining Weighted   Remaining Weighted   Remaining Weighted   Remaining Weighted
(ii) the Credit Support Provider of    Average Maturity     Average Maturity     Average Maturity     Average Maturity
Pledgor, if applicable                   up to 3 years        up to 5 years       up to 10 years       up to 30 years
-----------------------------------   ------------------   ------------------   ------------------   ------------------
"A-2" or higher                              2.75%                3.25%               4.00%                4.75%
"A-3"                                        3.25%                4.00%               5.00%                6.25%
"BB+" or lower                               3.50%                4.50%               6.75%                7.50%

IN WITNESS WHEREOF, the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.


BEAR STEARNS FINANCIAL PRODUCTS INC.    LASALLE BANK NATIONAL ASSOCIATION,
                                        NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                        SOLELY AS SUPPLEMENTAL INTEREST
                                        TRUST TRUSTEE ON BEHALF OF THE
                                        SUPPLEMENTAL INTEREST TRUST
                                        RELATING TO THE MERRILL LYNCH
                                        MORTGAGE INVESTORS TRUST, SERIES
                                        2007-HE2


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
     --------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                                                      SCHEDULE A

                               COLLATERAL SCHEDULE

THE MOODY'S FIRST LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S FIRST LEVEL COLLATERAL AMOUNT.

THE MOODY'S SECOND LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S SECOND LEVEL COLLATERAL AMOUNT.

THE S&P VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE S&P COLLATERAL AMOUNT.

   ISDA COLLATERAL                         MOODY'S FIRST         MOODY'S SECOND
  ASSET DEFINITION        REMAINING       LEVEL VALUATION       LEVEL VALUATION               S&P
     (ICAD) CODE          MATURITY           PERCENTAGE            PERCENTAGE         VALUATION PERCENTAGE
  ----------------     --------------   -------------------   -------------------   -----------------------
       US-CASH               N/A                100%                  100%                    100%
       EU-CASH               N/A                 98%                   94%                   92.5%
       GB-CASH               N/A                 98%                   95%                   94.1%

      US-TBILL            < 1 Year              100%                  100%                   98.9%
      US-TNOTE          1 to 2 years            100%                   99%                   98.0%
      US-TBOND          2 to 3 years            100%                   98%                   97.4%
    (fixed rate)        3 to 5 years            100%                   97%                   95.5%
                        5 to 7 years            100%                   96%                   93.7%
                        7 to 10 years           100%                   94%                   92.5%
                       10 to 20 years           100%                   90%                   91.1%
                         > 20 years             100%                   88%                   88.6%

      US-TBILL         All Maturities           100%                   99%          Not Eligible Collateral
      US-TNOTE
      US-TBOND
   (floating rate)

    GA-US-AGENCY          < 1 Year              100%                   99%                    98.5%
    (fixed rate)        1 to 2 years            100%                   99%                    97.7%
                        2 to 3 years            100%                   98%                    97.3%
                        3 to 5 years            100%                   96%                    94.5%
                        5 to 7 years            100%                   93%                    93.1%
                        7 to 10 years           100%                   93%                    90.7%
                       10 to 20 years           100%                   89%                    87.7%
                         > 20 years             100%                   87%                    84.4%

    GA-US-AGENCY       All Maturities           100%                   98%          Not Eligible Collateral
   (floating rate)

   GA-EUROZONE-GOV                      Rated Aa3 or better   Rated Aa3 or better     Rated AAA or better
(other than EU-CASH)                         by Moody's            by Moody's                by S&P
    (fixed rate)          < 1 Year               98%                   94%                    98.8%
                        1 to 2 years             98%                   93%                    97.9%
                        2 to 3 years             98%                   92%                    97.1%
                        3 to 5 years             98%                   90%                    91.2%
                        5 to 7 years             98%                   89%                    87.5%
                        7 to 10 years            98%                   88%                    83.8%

                       10 to 20 years            98%                   84%                    75.5%
                         > 20 years              98%                   82%          Not Eligible Collateral

   GA-EUROZONE-GOV                      Rated Aa3 or better   Rated Aa3 or better     Rated AAA or better
(other than EU-CASH)                         by Moody's             by Moody's               by S&P
   (floating rate)     All Maturities            98%                   93%          Not Eligible Collateral

      GA-GB-GOV           < 1 Year               98%                   94%          Not Eligible Collateral
(other than GB-CASH)    1 to 2 years             98%                   93%          Not Eligible Collateral
    (fixed rate)        2 to 3 years             98%                   92%          Not Eligible Collateral
                        3 to 5 years             98%                   91%          Not Eligible Collateral
                        5 to 7 years             98%                   90%          Not Eligible Collateral
                        7 to 10 years            98%                   89%          Not Eligible Collateral
                       10 to 20 years            98%                   86%          Not Eligible Collateral
                         > 20 years              98%                   84%          Not Eligible Collateral

      GA-GB-GOV        All Maturities            98%                   94%          Not Eligible Collateral
(other than GB-CASH)
   (floating rate)

The ISDA Collateral Asset Definition (ICAD) Codes used in this Collateral Schedule shall have the meanings set forth in the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                March 30, 2007

TO: LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust relating to the Merrill Lynch Mortgage Investors Trust, Series 2007-HE2

ATTENTION:           Global Securities and Trust Services

TELEPHONE:           312-992-1816

FACSIMILE:           312-904-1368

FROM:                Derivatives Documentation

TELEPHONE:           212-272-2711

FACSIMILE:           212-272-9857

SUBJECT:             Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S): FXNCC9378

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("Bear Stearns") and LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust relating to the Merrill Lynch Mortgage Investors Trust, Series 2007-HE2 ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of March 30, 2007 between Bear Stearns and Counterparty (the agreement, as amended and supplemented from time to time, being referred to herein as the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:       Rate Cap

Notional Amount:           With respect to any Calculation Period, the lesser of
                           (a) the applicable notional balance for the
                           Distribution Date specified in the schedule hereto
                           and (b) the excess if any, of (A) the aggregate
                           Certificate principal balance for the related

                           Distribution Date over (B) the swap notional for the related Distribution Date payment date or distribution date relating to business days if one-month LIBOR exceeds 5.322%.

Trade Date:                March 29, 2007

Effective Date:            September 25, 2007

Termination Date:          March 25, 2012 subject to adjustment in accordance
                           with the Business Day Convention.

FIXED AMOUNT (PREMIUM):    Inapplicable. The Fixed Amounts for this Transaction
                           and for the Transactions with the BSFP Reference
                           Numbers FXNEC9379, FXNEC9380 and FXNEC9382 are
                           embedded in the determination of the Additional
                           Amount specified in the Confirmation identified by
                           the Bear Stearns Capital Markets Inc. Reference
                           Number CXNS224398.

FLOATING AMOUNTS:

   Floating Rate Payer:    Bear Stearns

   Cap Rate:               5.32200%

   Floating Rate Payer
   Period End Dates:       The 25th calendar day of each month during the Term
                           of this Transaction, commencing October 25, 2007 and
                           ending on the Termination Date, subject to adjustment
                           in accordance with the Business Day Convention.

   Floating Rate Payer
   Payment Dates:          Early Payment shall be applicable. The Floating Rate
                           Payer Payment Dates shall be one Business Day
                           preceding each Floating Rate Payer Period End Date.

   Floating Rate for
   initial Calculation
   Period:                 To be determined.

   Floating Rate Option:   USD-LIBOR-BBA

   Designated Maturity:    One month

   Floating Rate Day
   Count Fraction:         Actual/360

   Reset Dates:            The first day of each Calculation Period.

   Compounding:            Inapplicable

   Business Days:          New York, Illinois and Oregon

   Business
   DayConvention:          Modified Following

   Calculation Agent:      Bear Stearns

Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Supplemental Interest Trust Trustee, whereupon such Supplemental Interest Trust Trustee will promptly remit such amounts to BSFP. MLML further agrees to provide notice to BSFP upon any remittance to the Supplemental Interest Trust Trustee; such delivery will be made to:

     Address:        383 Madison Avenue, New York, New York 10179
     Attention:      DPC Manager
     Facsimile:      212-272-5823

     with a copy to:

     Address:        One Metrotech Center North, Brooklyn, New York 11201
     Attention:      Derivative Operations - 7th Floor
     Facsimile:      212-272-1634

     NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BEAR STEARNS IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS TRANSACTION.

3.   Account Details and
     Settlement Information:   PAYMENTS TO BEAR STEARNS:
                               Citibank, N.A., New York
                               ABA Number: 021-0000-89, for the account of
                               Bear, Stearns Securities Corp.
                               Account Number: 0925-3186, for further credit to
                               Bear Stearns Financial Products Inc.
                               Sub-account Number: 102-04654-1-3
                               Attention: Derivatives Department

                               PAYMENTS TO COUNTERPARTY:
                               Please provide to expedite payment:
                               LaSalle Bank
                               ABA # 071000505
                               LaSalle CHGO/CTR/BNF:/LaSalle Trust
                               Acct # 724605.4
                               Attn: MLMI 2007-HE2

ADDITIONAL PROVISIONS:

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LASALLE BANK NATIONAL ASSOCIATION,
NOT IN ITS INDIVIDUAL CAPACITY, BUT
SOLELY AS SUPPLEMENTAL INTEREST TRUST
TRUSTEE ON BEHALF OF THE SUPPLEMENTAL
INTEREST TRUST RELATING TO THE
MERRILL LYNCH MORTGAGE INVESTORS
TRUST, SERIES 2007-HE2


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I
    (all such dates subject to adjustment in accordance with the Business Day
                                   Convention)

                                        NOTIONAL AMOUNT
FROM AND INCLUDING   TO BUT EXCLUDING        (USD)
------------------   ----------------   ---------------
  Effective Date         25-Oct-07         18,412,215
     25-Oct-07           25-Nov-07         21,984,527
     25-Nov-07           25-Dec-07         25,683,223
     25-Dec-07           25-Jan-08         29,283,614
     25-Jan-08           25-Feb-08         32,381,820
     25-Feb-08           25-Mar-08         34,977,926
     25-Mar-08           25-Apr-08         37,210,911
     25-Apr-08           25-May-08         39,152,564
     25-May-08           25-Jun-08         40,858,294
     25-Jun-08           25-Jul-08         42,401,307
     25-Jul-08           25-Aug-08         43,754,763
     25-Aug-08           25-Sep-08         45,111,087
     25-Sep-08           25-Oct-08         48,863,206
     25-Oct-08           25-Nov-08         54,022,513
     25-Nov-08           25-Dec-08         58,633,643
     25-Dec-08           25-Jan-09         65,004,076
     25-Jan-09           25-Feb-09         67,192,955
     25-Feb-09           25-Mar-09         67,211,310
     25-Mar-09           25-Apr-09         66,475,474
     25-Apr-09           25-May-09         65,395,814
     25-May-09           25-Jun-09         64,155,900
     25-Jun-09           25-Jul-09         62,811,610
     25-Jul-09           25-Aug-09         61,444,309
     25-Aug-09           25-Sep-09         60,194,888
     25-Sep-09           25-Oct-09         43,119,038
     25-Oct-09           25-Nov-09         31,050,948
     25-Nov-09           25-Dec-09         28,931,039
     25-Dec-09           25-Jan-10         37,178,951
     25-Jan-10           25-Feb-10         50,897,835
     25-Feb-10           25-Mar-10         51,094,049
     25-Mar-10           25-Apr-10         49,776,846
     25-Apr-10           25-May-10         48,432,774
     25-May-10           25-Jun-10         47,120,894
     25-Jun-10           25-Jul-10         45,820,064
     25-Jul-10           25-Aug-10         44,553,282
     25-Aug-10           25-Sep-10         43,312,825
     25-Sep-10           25-Oct-10         42,099,307
     25-Oct-10           25-Nov-10         40,906,334
     25-Nov-10           25-Dec-10         39,730,811
     25-Dec-10           25-Jan-11         38,579,972
     25-Jan-11           25-Feb-11         37,416,031
     25-Feb-11           25-Mar-11         36,198,458
     25-Mar-11           25-Apr-11         35,108,546

     25-Apr-11           25-May-11         33,879,911
     25-May-11           25-Jun-11         32,655,003
     25-Jun-11           25-Jul-11         31,550,302
     25-Jul-11           25-Aug-11         30,333,419
     25-Aug-11           25-Sep-11         29,359,344
     25-Sep-11           25-Oct-11         28,395,051
     25-Oct-11           25-Nov-11         27,444,847
     25-Nov-11           25-Dec-11         26,511,542
     25-Dec-11           25-Jan-12         25,603,569
     25-Jan-12           25-Feb-12         24,715,678
     25-Feb-12       Termination Date      23,850,638

                                   EXHIBIT Q-2

                             FORM OF SWAP AGREEMENT
             [SEE EXHIBIT Q-1 FOR FORM OF ISDA MASTER AND SCHEDULE]

(BEAR STEARNS LOGO)

                                               BEAR STEARNS CAPITAL MARKETS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-2000

DATE:                March 29, 2007

TO:                  Merrill Lynch Mortgage Lending, Inc.
ATTENTION:           Angie Gioia
TELEPHONE:           212-449-5842
FACSIMILE:           212-449-7722

FROM:                Derivatives Documentation
TELEPHONE:           212-272-2711
FACSIMILE:           212-272-9857

SUBJECT:             Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S): CXNS224398

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Capital Markets Inc. ("Bear Stearns") and Merrill Lynch Mortgage Lending, Inc. ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "Master Agreement" (as defined below), with respect to the Transaction.

1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). The parties agree to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency--Cross Border) (the "Form Master Agreement"), together with the schedule thereto and any other related documents, each in form and substance as the parties shall in good faith agree (collectively, the "Executed Master Agreement"). In addition, the parties agree that until execution and delivery of the Executed Master Agreement, a Form Master Agreement, shall be deemed to have been executed and delivered by the parties on the Trade Date of the first transaction that by its terms is intended to be governed by a Master Agreement. All provisions contained in, or incorporated by reference to, the Form Master Agreement or the Executed Master Agreement (as applicable, the "Master Agreement") shall govern the Transaction referenced in this Confirmation, except as expressly modified below. This Confirmation, together with all of the other documents confirming any and all Transactions entered into between us (regardless of which branch, if any, either of us has acted through) that by their terms are intended to be governed by a Master

Agreement, shall supplement, form a part of and be subject to the Master Agreement. In the event of any inconsistency between the provisions of this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:               With respect to any Calculation Period, the
                               amount set forth for such period on Schedule I
                               attached hereto.

Trade Date:                    March 29, 2006

Effective Date:                September 25, 2007

Termination Date:              March 25, 2012, provided, however, for the
                               purposes of determining the Floating Amount to be
                               paid in respect of the final Calculation Period,
                               such date shall be subject to adjustment in
                               accordance with the Business Day Convention.

FIXED AMOUNTS:

   Fixed Rate Payer:           Counterparty

   Fixed Rate Payer
   Period End Dates:           The 25th calendar day of each month during the
                               Term of this Transaction, commencing October 25,
                               2007 and ending on the Termination Date, with No
                               Adjustment.

   Fixed Rate Payer
   Payment Dates:              Early Payment shall be applicable. The Fixed Rate
                               Payer Payment Dates shall be one Business Day
                               preceding each Fixed Rate Payer Period End Date.

   Fixed Rate:                 5.00000%

   Fixed Rate Day
   Count Fraction:             30/360

FLOATING AMOUNTS:

   Floating Rate Payer:        Bear Stearns

   Floating Rate Payer
   Period End Dates:           The 25th calendar day of each month during the
                               Term of this Transaction, commencing October 25,
                               2007 and ending on the Termination Date, subject
                               to adjustment in accordance with the Business Day
                               Convention.

   Floating Rate Payer
   Payment Dates:              Early Payment shall be applicable. The Floating
                               Rate Payer Payment Dates shall be two Business
                               Days preceding each Floating Rate Payer Period
                               End Date.

   Floating Rate for initial
   Calculation Period:         To be determined.

   Floating Rate Option:       USD-LIBOR-BBA

   Designated Maturity:        One month

   Spread:                     None

   Floating Rate Day
   Count Fraction:             Actual/360

   Reset Dates:                The first day of each Calculation Period.

   Compounding:                Inapplicable

Business Days:                 New York

Business Day Convention:       Modified Following

Additional Amount:             In connection with entering into this Transaction
                               USD[ ] is payable by Bear Stearns to Counterparty
                               on March 30, 2007. The Fixed Amounts for the
                               Transactions identified by Bear Stearns Financial
                               Products Inc. Reference Numbers FXNCC9378,
                               FXNEC9379, FXNEC9380 and FXNEC9382 are embedded
                               in the determination of the Additional Amount.

Calculation Agent:             Bear Stearns

3.   Account Details and
     Settlement Information:   PAYMENTS TO BEAR STEARNS:
                               Citibank N.A., New York
                               ABA Number: 021-000-089, for the account of Bear, Stearns Securities Corp.
                               Account Number: 0925-3186, for further credit to Bear Stearns Bank plc
                               Sub-Account Number: 101-44840-24

                               PAYMENTS TO COUNTERPARTY:
                               Please provide to expedite payment:

                               _________________________________________________
                               _________________________________________________
                               _________________________________________________

ADDITIONAL PROVISIONS:

Incorporation of Terms. For the avoidance of doubt, Sections 5 and 6 of the Form Master Agreement are incorporated herein, and the parties expressly specify that Market Quotation and Second Method shall apply unless otherwise specified herein.

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

Eligible Contract Participant. Each party represents that it constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

Payment Date Netting. The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions that are or will be governed by the Master Agreement. Thus all amounts payable on the same date in the same currency in respect of all Transactions shall be netted.

Governing Law: Unless otherwise specified in the Executed Master Agreement, the laws of the State of New York, without reference to the choice or conflicts of law principles thereof.

Waiver of Jury Trial: Each party irrevocably waives any and all right to trail by jury in any legal proceeding in connection with this Transaction or any Transactions, as the case may be, hereunder.

Termination Currency. Unless otherwise specified in the Executed Master Agreement or agreed by the parties, USD shall be the Termination Currency.

Transfer. Bear Stearns may transfer the Transaction(s) pursuant to this Confirmation and all of its interests in such Transaction(s) and all of its Obligations in or under this Confirmation to its Credit Support Provider or any Affiliates thereof, and if such transfer is to an entity other than its Credit Support Provider, Bear Stearns will furnish to Counterparty a Guaranty of such Credit Support Provider which guarantees all of such transferee's Obligations in substantially the form of the Guaranty of the Credit Support Provider of Bear Stearns delivered in connection with this Confirmation. Upon such transfer, Bear Stearns will be fully released from any and all Obligations and liabilities related to the interests assigned.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS CAPITAL MARKETS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
    As authorized agent or officer
    for Merrill Lynch Mortgage
    Lending, Inc.
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I
   (where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the Business Day Convention and (ii)
      determining Fixed Amounts, all such dates subject to No Adjustment.)

                                        NOTIONAL AMOUNT
FROM AND INCLUDING   TO BUT EXCLUDING       (USD)
------------------   ----------------   ---------------
  Effective Date        25-Oct-07        982,124,953.00
    25-Oct-07           25-Nov-07        945,040,671.00
    25-Nov-07           25-Dec-07        905,456,353.00
    25-Dec-07           25-Jan-08        865,908,458.00
    25-Jan-08           25-Feb-08        829,044,963.00
    25-Feb-08           25-Mar-08        795,267,758.00
    25-Mar-08           25-Apr-08        763,891,362.00
    25-Apr-08           25-May-08        734,505,106.00
    25-May-08           25-Jun-08        706,763,099.00
    25-Jun-08           25-Jul-08        680,227,568.00
    25-Jul-08           25-Aug-08        655,064,562.00
    25-Aug-08           25-Sep-08        629,251,968.00
    25-Sep-08           25-Oct-08        588,700,410.00
    25-Oct-08           25-Nov-08        541,434,024.00
    25-Nov-08           25-Dec-08        490,206,267.00
    25-Dec-08           25-Jan-09        433,030,006.00
    25-Jan-09           25-Feb-09        391,449,068.00
    25-Feb-09           25-Mar-09        359,657,159.00
    25-Mar-09           25-Apr-09        336,636,048.00
    25-Apr-09           25-May-09        317,287,598.00
    25-May-09           25-Jun-09        300,213,628.00
    25-Jun-09           25-Jul-09        284,350,020.00
    25-Jul-09           25-Aug-09        269,192,029.00
    25-Aug-09           25-Sep-09        253,581,611.00
    25-Sep-09           25-Oct-09        252,780,926.00
    25-Oct-09           25-Nov-09        247,318,494.00
    25-Nov-09           25-Dec-09        231,734,926.00
    25-Dec-09           25-Jan-10        215,601,974.00
    25-Jan-10           25-Feb-10        201,883,091.00
    25-Feb-10           25-Mar-10        190,116,113.00
    25-Mar-10           25-Apr-10        179,697,390.00
    25-Apr-10           25-May-10        170,230,934.00
    25-May-10           25-Jun-10        161,564,862.00
    25-Jun-10           25-Jul-10        153,488,113.00
    25-Jul-10           25-Aug-10        146,028,825.00
    25-Aug-10           25-Sep-10        139,055,452.00
    25-Sep-10           25-Oct-10        132,482,167.00
    25-Oct-10           25-Nov-10        126,247,889.00
    25-Nov-10           25-Dec-10        120,306,086.00
    25-Dec-10           25-Jan-11        114,684,251.00
    25-Jan-11           25-Feb-11        109,416,030.00

    25-Feb-11           25-Mar-11        104,548,563.00
    25-Mar-11           25-Apr-11         99,898,701.00
    25-Apr-11           25-May-11         95,670,292.00
    25-May-11           25-Jun-11         91,705,202.00
    25-Jun-11           25-Jul-11         87,873,752.00
    25-Jul-11           25-Aug-11         84,393,499.00
    25-Aug-11           25-Sep-11         80,890,192.00
    25-Sep-11           25-Oct-11         77,586,233.00
    25-Oct-11           25-Nov-11         74,455,159.00
    25-Nov-11           25-Dec-11         71,503,466.00
    25-Dec-11           25-Jan-12         68,693,728.00
    25-Jan-12           25-Feb-12         66,033,927.00
    25-Feb-12        Termination Date     63,521,786.00


                                    EXHIBIT R

                        FORM OF ASSESSMENT OF COMPLIANCE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention:   Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
             Series 2007-HE2

Wilshire Credit Corporation
14523 S.W. Millikan Way, Suite 200
Beaverton, Oregon 97005

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

Option One Mortgage Corporation
3 Ada
Irvine, California 92618

Moody's Investors Service, Inc.
99 Church Street, 4th Floor
New York, New York 10007

Standard & Poor's, a division of
The McGraw-Hill Companies, Inc.
25 Broadway, 12th Floor
New York, New York 10004

     Re: Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 2007 among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as a servicer, Wilshire Credit Corporation, as a servicer, Option One Mortgage Corporation, as a servicer, LaSalle Bank National Association, as master servicer and securities administrator, and Citibank, N.A. as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2 (the "Issuing Entity")

          For the calendar year ending December 31, [2007] or portion thereof, [LaSalle Bank National Association, as Master Servicer] [LaSalle Bank National Association, as Securities

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

Administrator] [Litton Loan Servicing LP, as a Servicer] [Wilshire Credit Corporation, as a Servicer] [Option One Mortgage Corporation, as a Servicer] for the Issuing Entity has complied in all material respects with the relevant Servicing Criteria in Exhibit S of the Agreement.

          All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

Date:
      -------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                    EXHIBIT S

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS unless otherwise noted)

KEY: X - obligation

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN THEIR MANAGEMENT ASSERTION THAT THEY ARE ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THEY ARE RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.

                                              SECURITIES                                             ADDITIONAL
REG AB REFERENCE     SERVICING CRITERIA      ADMINISTRATOR    MASTER SERVICER      SERVICERS         INFORMATION
----------------   -----------------------   -------------   -----------------   -------------   -------------------
                   GENERAL SERVICING
                   CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures         X                 X                 X         Servicer, Securities
                   are instituted to                                                             Administrator and
                   monitor any performance                                                       Master Servicer each
                   or other triggers and                                                         responsible
                   events of default in                                                          only to the
                   accordance with the                                                           extent that
                   transaction agreements.                                                       each party, as
                                                                                                 applicable,
                                                                                                 has actual
                                                                                                 knowledge or
                                                                                                 written notice
                                                                                                 with respect
                                                                                                 to parties
                                                                                                 other than
                                                                                                 itself.
1122(d)(1)(ii)     If any material
                   servicing activities
                   are outsourced to third
                   parties, policies and
                   procedures are
                   instituted to monitor     IF APPLICABLE                       IF APPLICABLE
                   the third party's             FOR A       IF APPLICABLE FOR       FOR A
                   performance and            TRANSACTION      A TRANSACTION      TRANSACTION
                   compliance with such       PARTICIPANT       PARTICIPANT       PARTICIPANT
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the        N/A               N/A               N/A
                   transaction agreements
                   to maintain a back-up
                   servicer for the Pool
                   Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and                               X                 X
                   errors and omissions
                   policy is in effect on
                   the party participating
                   in the servicing
                   function throughout the
                   reporting period in the
                   amount of coverage
                   required by and
                   otherwise in accordance
                   with the terms of the
                   transaction agreements.

                   CASH COLLECTION AND
                   ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets         X                 X                 X         Servicer,
                   are deposited into the                                                        securities
                   appropriate custodial                                                         Administrator,
                   bank accounts and                                                             and Master
                   related bank clearing                                                         Servicer each
                   accounts no more than                                                         responsible only
                   two business days                                                             for deposits into
                   following receipt, or                                                         the accounts held
                   such other number of                                                          by it.
                   days specified in the
                   transaction agreements.

1122(d)(2)(ii)     Disbursements made via          X                 X                 X         Servicer disburses
                   wire transfer on behalf                                                       funds to Master
                   of an obligor or to an                                                        Servicer. Master
                   investor are made only                                                        Servicer disburses
                   by authorized                                                                 funds to Securities
                   personnel.                                                                    Administrator.
                                                                                                 Securities
                                                                                                 Administrator
                                                                                                 disburses funds to
                                                                                                 Certificateholders.

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

                                              SECURITIES                                             ADDITIONAL
REG AB REFERENCE     SERVICING CRITERIA      ADMINISTRATOR    MASTER SERVICER      SERVICERS         INFORMATION
----------------   -----------------------   -------------   -----------------   -------------   -------------------
1122(d)(2)(iii)    Advances of funds or                              X                 X
                   guarantees regarding
                   collections, cash flows
                   or distributions, and
                   any interest or other
                   fees charged for such
                   advances, are made,
                   reviewed and approved
                   as specified in the
                   transaction agreements.

1122(d)(2)(iv)     The related accounts            X                 X                 X
                   for the transaction,
                   such as cash reserve
                   accounts or accounts
                   established as a form
                   of over
                   collateralization, are
                   separately maintained
                   (e.g., with respect to
                   commingling of cash) as
                   set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account                            X                 X
                   is maintained at a
                   federally insured
                   depository institution
                   as set forth in the
                   transaction agreements.
                   For purposes of this
                   criterion, "federally
                   insured depository
                   institution" with
                   respect to a foreign
                   financial institution
                   means a foreign
                   financial institution
                   that meets the
                   requirements of Rule
                   13k-1(b)(1) of the
                   Securities Exchange
                   Act.

1122(d)(2)(vi)     Unissued checks are                                                 X
                   safeguarded so as to
                   prevent unauthorized
                   access.

1122(d)(2)(vii)    Reconciliations are             X                 X                 X
                   prepared on a monthly
                   basis for all
                   asset-backed securities
                   related bank accounts,
                   including custodial
                   accounts and related
                   bank clearing accounts.
                   These reconciliations
                   are (A) mathematically
                   accurate; (B) prepared
                   within 30 calendar days
                   after the bank
                   statement cutoff date,
                   or such other number of
                   days specified in the
                   transaction agreements;
                   (C) reviewed and
                   approved by someone
                   other than the person
                   who prepared the
                   reconciliation; and (D)
                   contain explanations
                   for reconciling items.
                   These reconciling items
                   are resolved within 90
                   calendar days of their
                   original
                   identification, or such
                   other number of days
                   specified in the
                   transaction agreements.

                   INVESTOR REMITTANCES
                   AND REPORTING

1122(d)(3)(i)      Reports to investors,           X                 X                 X*
                   including those to be
                   filed with the
                   Commission, are
                   maintained in
                   accordance with the
                   transaction agreements
                   and applicable
                   Commission
                   requirements.
                   Specifically, such
                   reports (A) are
                   prepared in accordance
                   with timeframes and
                   other terms set forth
                   in the transaction
                   agreements; (B) provide
                   information calculated
                   in accordance with the
                   terms specified in the
                   transaction agreements;
                   (C) are filed with the
                   Commission as required
                   by its rules and
                   regulations; and (D)
                   agree with investors'
                   or the trustee's
                   records as to the total
                   unpaid principal
                   balance and number of
                   Pool Assets serviced by
                   the Servicer.

----------
* For (d)(3)(i)(C) waterfall calculations are a Trustee responsibility under the Pooling and Servicing Agreement.

                                              SECURITIES                                             ADDITIONAL
REG AB REFERENCE     SERVICING CRITERIA      ADMINISTRATOR    MASTER SERVICER      SERVICERS         INFORMATION
----------------   -----------------------   -------------   -----------------   -------------   -------------------
1122(d)(3)(ii)     Amounts due to                  X                 X                 X         Servicer
                   investors are allocated                                                       remits cash
                   and remitted in                                                               and loan level
                   accordance with                                                               data to
                   timeframes,                                                                   Master Servicer
                   distribution priority                                                         based on timelines
                   and other terms set                                                           established in
                   forth in the                                                                  the Pooling
                   transaction agreements.                                                       and Servicing
                                                                                                 Agreement.
                                                                                                 The Master
                                                                                                 Servicer reports
                                                                                                 to Securities
                                                                                                 Administrator;
                                                                                                 the Securities
                                                                                                 Administrator
                                                                                                 is responsible
                                                                                                 for the
                                                                                                 allocation of
                                                                                                 funds to
                                                                                                 Certificateholders
                                                                                                 using the
                                                                                                 appropriate
                                                                                                 distribution
                                                                                                 priority as
                                                                                                 established by
                                                                                                 the Pooling
                                                                                                 and Servicing
                                                                                                 Agreement.

1122(d)(3)(iii)    Disbursements made to           X                                   X         Securities
                   an investor are posted                                                        Administrator
                   within two business                                                           disburses funds to
                   days to the Servicer's                                                        Certificateholders.
                   investor records, or
                   such other number of
                   days specified in the
                   transaction agreements.

1122(d)(3)(iv)     Amounts remitted to             X                 X                 X         Servicer
                   investors per the                                                             remits funds
                   investor reports agree                                                        and provides
                   with cancelled checks,                                                        certain
                   or other form of                                                              investor
                   payment, or custodial                                                         reports to
                   bank statements.                                                              Master Servicer
                                                                                                 within guidelines
                                                                                                 and timeframes
                                                                                                 established in
                                                                                                 Pooling and
                                                                                                 Servicing
                                                                                                 Agreement.
                                                                                                 Securities
                                                                                                 Administrator
                                                                                                 disburses
                                                                                                 funds to
                                                                                                 certificateholders.

                   POOL ASSET
                   ADMINISTRATION

1122(d)(4)(i)      Collateral or security                                              X         Servicer
                   on pool assets is                                                             shall not attest
                   maintained as required                                                        to performance of
                   by the transaction                                                            obligations of the
                   agreements or related                                                         Custodian under
                   pool asset documents.                                                         the transaction
                                                                                                 agreements.

1122(d)(4)(ii)     Pool assets and related                                             X         Servicer
                   documents are                                                                 shall not attest
                   safeguarded as required                                                       to performance of
                   by the transaction                                                            obligations of the
                   agreements                                                                    Custodian under
                                                                                                 the transaction
                                                                                                 agreements.

1122(d)(4)(iii)    Any additions, removals                                             X
                   or substitutions to the
                   asset pool are made,
                   reviewed and approved
                   in accordance with any
                   conditions or
                   requirements in the
                   transaction agreements.




1122(d)(4)(iv)     Payments on pool                                                    X
                   assets, including any
                   payoffs, made in
                   accordance with the
                   related pool asset
                   documents are posted to
                   the Servicer's obligor
                   records maintained no
                   more than two business
                   days after receipt, or
                   such other number of
                   days specified in the
                   transaction agreements,
                   and allocated to
                   principal, interest or
                   other items (e.g.,
                   escrow) in accordance
                   with the related pool
                   asset documents.

1122(d)(4)(v)      The Servicer's records                                              X
                   regarding the pool
                   assets agree with the
                   Servicer's records with
                   respect to an obligor's
                   unpaid principal
                   balance.

                                              SECURITIES                                             ADDITIONAL
REG AB REFERENCE     SERVICING CRITERIA      ADMINISTRATOR    MASTER SERVICER      SERVICERS         INFORMATION
----------------   -----------------------   -------------   -----------------   -------------   -------------------
1122(d)(4)(vi)     Changes with respect to                                             X
                   the terms or status of
                   an obligor's pool
                   assets (e.g., loan
                   modifications or
                   re-agings) are made,
                   reviewed and approved
                   by authorized personnel
                   in accordance with the
                   transaction agreements
                   and related pool asset
                   documents.

1122(d)(4)(vii)    Loss mitigation or                                                  X
                   recovery actions (e.g.,
                   forbearance plans,
                   modifications and deeds
                   in lieu of foreclosure,
                   foreclosures and
                   repossessions, as
                   applicable) are
                   initiated, conducted
                   and concluded in
                   accordance with the
                   timeframes or other
                   requirements
                   established by the
                   transaction agreements.

1122(d)(4)(viii)   Records documenting                                                 X
                   collection efforts are
                   maintained during the
                   period a pool asset is
                   delinquent in
                   accordance with the
                   transaction agreements.
                   Such records are
                   maintained on at least
                   a monthly basis, or
                   such other period
                   specified in the
                   transaction agreements,
                   and describe the
                   entity's activities in
                   monitoring delinquent
                   pool assets including,
                   for example, phone
                   calls, letters and
                   payment rescheduling
                   plans in cases where
                   delinquency is deemed
                   temporary (e.g.,
                   illness or
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest                                             X
                   rates or rates of
                   return for pool assets
                   with variable rates are
                   computed based on the
                   related pool asset
                   documents.

1122(d)(4)(x)      Regarding any funds                                                 X
                   held in trust for an
                   obligor (such as escrow
                   accounts): (A) such
                   funds are analyzed, in
                   accordance with the
                   obligor's pool asset
                   documents, on at least
                   an annual basis, or
                   such other period
                   specified in the
                   transaction agreements;
                   (B) interest on such
                   funds is paid, or
                   credited, to obligors
                   in accordance with
                   applicable pool asset
                   documents and state
                   laws; and (C) such
                   funds are returned to
                   the obligor within 30
                   calendar days of full
                   repayment of the
                   related pool assets, or
                   such other number of
                   days specified in the
                   transaction agreements.

1122(d)(4)(xi)     Payments made on behalf                                             X
                   of an obligor (such as
                   tax or insurance
                   payments) are made on
                   or before the related
                   penalty or expiration
                   dates, as indicated on
                   the appropriate bills
                   or notices for such
                   payments, provided that
                   such support has been
                   received by the
                   servicer at least 30
                   calendar days prior to
                   these dates, or such
                   other number of days
                   specified in the
                   transaction agreements.

1122(d)(4)(xii)    Any late payment                                                    X
                   penalties in connection
                   with any payment to be
                   made on behalf of an
                   obligor are paid from
                   the Servicer's funds
                   and not charged to the
                   obligor, unless the
                   late payment was due to
                   the obligor's error or
                   omission.

1122(d)(4)(xiii)   Disbursements made on                                               X
                   behalf of an obligor
                   are posted within two
                   business days to the
                   obligor's records
                   maintained by the
                   servicer, or such other
                   number of days
                   specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies,                                    X                 X
                   charge-offs and
                   uncollectible accounts
                   are recognized and
                   recorded in accordance
                   with the transaction
                   agreements.

                                              SECURITIES                                             ADDITIONAL
REG AB REFERENCE     SERVICING CRITERIA      ADMINISTRATOR    MASTER SERVICER      SERVICERS         INFORMATION
----------------   -----------------------   -------------   -----------------   -------------   -------------------
1122(d)(4)(xv)     Any external                    X
                   enhancement or other
                   support, identified in
                   Item 1114(a)(1) through
                   (3) or Item 1115 of
                   Regulation AB, is
                   maintained as set forth
                   in the transaction
                   agreements.

                                    EXHIBIT T

                      FORM OF SARBANES-OXLEY CERTIFICATIONS

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603

     Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

          I, [identify the certifying individual], certify that:

     7. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act periodic reports");

     8. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     9. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

     10. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

     11. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

          [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or securities administrator].]

Date:
      ---------------------------


                                           -------------------------------------
                                           [Signature]

                                           -------------------------------------
                                           [Title]

                                    EXHIBIT U

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention:   Global Securities and Trust Services - Merrill Lynch Mortgage
             Investors Trust, Series 2007-HE2

Re: Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 2007 among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as a servicer, Wilshire Credit Corporation, as a servicer, Option One Mortgage Corporation, as a servicer, LaSalle Bank National Association, as master servicer and securities administrator, Citibank N.A., as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2

I, [identify name of certifying individual], [title of certifying individual] of [name of servicing company] (the "Servicer"), hereby certify that:

          (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

          (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      ---------------------------

                                           [Servicer],
                                           as Servicer


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

                                    EXHIBIT V

                           FORM OF DELINQUENCY REPORT

                                [TO BE PROVIDED]

                                   SCHEDULE X

                     ITEM ON FORM 8-K                                 PARTY RESPONSIBLE
                     ----------------                       -------------------------------------
  ITEM 1.01- ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT      All parties (excluding the Trustee)

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

           ITEM 1.02- TERMINATION OF A MATERIAL              All parties (excluding the Trustee)
                   DEFINITIVE AGREEMENT

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

          ITEM 1.03- BANKRUPTCY OR RECEIVERSHIP                           Depositor

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

-    Sponsor (Seller)                                             Depositor/Sponsor (Seller)

-    Depositor                                                            Depositor

-    Master Servicer                                                    Master Servicer

-    Affiliated Servicer                                                  Servicer

-    Other Servicer servicing 20% or more of the                          Servicer
     pool assets at the time of the report

-    Other material servicers                                             Servicer

-    Securities Administrator                                      Securities Administrator

-    Significant Obligor                                                  Depositor

-    Credit Enhancer (10% or more)                                        Depositor

-    Derivative Counterparty                                              Depositor

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

                     ITEM ON FORM 8-K                                 PARTY RESPONSIBLE
                     ----------------                       -------------------------------------
     Trustee                                                              Trustee

-    Custodian                                                            Custodian

       ITEM 2.04- TRIGGERING EVENTS THAT ACCELERATE                       Depositor
       OR INCREASE A DIRECT FINANCIAL OBLIGATION OR                    Master Servicer
         AN OBLIGATION UNDER AN OFF-BALANCE SHEET                  Securities Administrator
                      ARRANGEMENT

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

      ITEM 3.03- MATERIAL MODIFICATION TO RIGHTS OF                Securities Administrator
                   SECURITY HOLDERS                                       Depositor

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

          ITEM 5.03- AMENDMENTS OF ARTICLES OF                            Depositor
      INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

Disclosure is required of any amendment "to the governing documents of the issuing entity".

      ITEM 6.01- ABS INFORMATIONAL AND COMPUTATIONAL                      Depositor
                        MATERIAL

       ITEM 6.02- CHANGE OF SERVICER OR SECURITIES                Master Servicer/Securities
                 ADMINISTRATOR OR TRUSTEE                          Administrator/Depositor/
                                                                          Servicers
Requires disclosure of any removal, replacement,                Trustee (with respect to itself)
substitution or addition of any master servicer,              Successor trustee (with respect to
affiliated servicer, other servicer servicing 10% or more                   itself)
of pool assets at time of report, other material
servicers or trustee.

Reg AB disclosure about any new servicer or master            Servicer/Master Servicer/Depositor
servicer is also required.

Reg AB disclosure about any new Securities Administrator          Master Servicer/Depositor
is also required.

        ITEM 6.03- CHANGE IN CREDIT ENHANCEMENT OR            Depositor/Securities Administrator
                    EXTERNAL SUPPORT

                     ITEM ON FORM 8-K                                 PARTY RESPONSIBLE
                     ----------------                       -------------------------------------
Covers termination of any enhancement in manner other
than by its terms, the addition of an enhancement, or a
material change in the enhancement provided. Applies to
external credit enhancements as well as derivatives.

Reg AB disclosure about any new enhancement                               Depositor
provider is also required.

          ITEM 6.04- FAILURE TO MAKE A REQUIRED                    Securities Administrator
                      DISTRIBUTION

      ITEM 6.05- SECURITIES ACT UPDATING DISCLOSURE                       Depositor

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg
AB disclosure about the actual asset pool.

If there are any new servicers or originators                             Depositor
required to be disclosed under Regulation AB as a result
of the foregoing, provide the information called for in
Items 1108 and 1110 respectively.

               ITEM 7.01- REG FD DISCLOSURE                               Depositor

                 ITEM 8.01- OTHER EVENTS                                  Depositor

 Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to
              certificateholders.

 ITEM 9.01- FINANCIAL STATEMENTS AND EXHIBITS                  Responsible party for reporting/
                                                            disclosing the financial statement or
                                                                exhibit (excluding the Trustee)

                                   SCHEDULE Y

                 ITEM ON FORM 10-D                                  PARTY RESPONSIBLE
                 -----------------                   -----------------------------------------------
     ITEM 1: DISTRIBUTION AND POOL PERFORMANCE
                    INFORMATION

  Information included in the [Monthly Statement]                    Master Servicer
                                                                        Servicer
                                                                 Securities Administrator

   Any information required by 1121 which is NOT                        Depositor
        included on the [Monthly Statement]

             ITEM 2: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

-    Issuing Entity (Trust Fund)                        Master Servicer, Securities Administrator
                                                                      and Depositor

-    Sponsor (Seller)                                     Seller (if a party to the Pooling and
                                                            Servicing Agreement) or Depositor

-    Depositor                                                          Depositor

-    Trustee                                                             Trustee

-    Securities Administrator                                    Securities Administrator

-    Master Servicer                                                 Master Servicer

-    Custodian                                                          Custodian

-    1110(b) Originator                                                 Depositor

-    Any 1108(a)(2) Servicer (other than the                            Servicer
     Master Servicer or Securities Administrator)

-    Any other party contemplated by 1100(d)(1)                         Depositor

  ITEM 3: SALE OF SECURITIES AND USE OF PROCEEDS                        Depositor

   Information from Item 2(a) of Part II of Form
                       10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

      ITEM 4: DEFAULTS UPON SENIOR SECURITIES                    Securities Administrator

                 ITEM ON FORM 10-D                                  PARTY RESPONSIBLE
                 -----------------                   -----------------------------------------------
Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default
(after expiration of any grace period and provision of any required notice)

    ITEM 5: SUBMISSION OF MATTERS TO A VOTE OF                   Securities Administrator
                 SECURITY HOLDERS

  Information from Item 4 of Part II of Form 10-Q

    ITEM 6: SIGNIFICANT OBLIGORS OF POOL ASSETS                         Depositor

Item 1112(b) - Significant Obligor Financial
Information*

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

     ITEM 7: SIGNIFICANT ENHANCEMENT PROVIDER
                    INFORMATION

Item 1114(b)(2) - Credit Enhancement Provider
Financial Information*

-    Determining applicable disclosure threshold                        Depositor

-    Requesting required financial information                          Depositor
     (including any required accountants' consent
     to the use thereof) or effecting
     incorporation by reference

Item 1115(b) - Derivative Counterparty Financial
Information*

-    Determining current maximum probable exposure                      Depositor

-    Determining current significance percentage                        Depositor

-    Requesting required financial information                          Depositor
     (including any required accountants' consent
     to the use thereof) or effecting
     incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

             ITEM 8: OTHER INFORMATION                   Any party responsible for the applicable
                                                                 Form 8-K Disclosure item

                 ITEM ON FORM 10-D                                  PARTY RESPONSIBLE
                 -----------------                   -----------------------------------------------
Disclose any information required to be reported
on Form 8-K during the period covered by the Form
10-D but not reported

                 ITEM 9: EXHIBITS

      Monthly Statement to Certificateholders                    Securities Administrator

 Exhibits required by Item 601 of Regulation S-K,                       Depositor
            such as material agreements

                                   SCHEDULE Z

                 ITEM ON FORM 10-K                                  PARTY RESPONSIBLE
                 -----------------                   -----------------------------------------------
        ITEM 1B: UNRESOLVED STAFF COMMENTS                              Depositor

            ITEM 9B: OTHER INFORMATION                    Any party responsible for disclosure
                                                                    items on Form 8-K

Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported

 ITEM 15: EXHIBITS, FINANCIAL STATEMENT SCHEDULES          Securities Administrator/Servicers/
                                                                     Master Servicer
                                                                Depositor, as applicable

REG AB ITEM 1112(B): SIGNIFICANT OBLIGORS OF POOL
                      ASSETS

Significant Obligor Financial Information*                              Depositor

* This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.

    REG AB ITEM 1114(B)(2): CREDIT ENHANCEMENT
          PROVIDER FINANCIAL INFORMATION

-    Determining applicable disclosure threshold                        Depositor

-    Requesting required financial information                          Depositor
     (including any required accountants' consent
     to the use thereof) or effecting
     incorporation by reference

* This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.

   REG AB ITEM 1115(B): DERIVATIVE COUNTERPARTY
               FINANCIAL INFORMATION

-    Determining current maximum probable exposure                      Depositor

-    Determining current significance percentage                        Depositor

-    Requesting required financial information                          Depositor
     (including any required accountants' consent
     to the use thereof) or effecting
     incorporation by reference

* This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.

        REG AB ITEM 1117: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including

                 ITEM ON FORM 10-K                                  PARTY RESPONSIBLE
                 -----------------                   -----------------------------------------------
any proceeding known to be contemplated by
governmental authorities:

-    Issuing Entity (Trust Fund)                        Master Servicer, Securities Administrator
                                                                      and Depositor

-    Sponsor (Seller)                                     Seller (if a party to the Pooling and
                                                            Servicing Agreement) or Depositor

-    Depositor                                                          Depositor

-    Trustee                                                             Trustee

-    Securities Administrator                                    Securities Administrator

-    Master Servicer                                                 Master Servicer

-    Custodian                                                          Custodian

-    1110(b) Originator                                                 Depositor

-    Any 1108(a)(2) Servicer (other than the                            Servicer
     Master Servicer or Securities Administrator)

-    Any other party contemplated by 1100(d)(1)                         Depositor

 REG AB ITEM 1119: AFFILIATIONS AND RELATIONSHIPS

Whether (a) the Sponsor (Seller), Depositor or                       Depositor as to (a)
Issuing Entity is an  affiliate of the following                  Sponsor/Seller as to (a)
parties, and (b) to the extent known and  material,
any of the following parties are affiliated with one
another:

-    Master Servicer                                                 Master Servicer

-    Securities Administrator                                    Securities Administrator

-    Trustee                                                             Trustee

-    Any other 1108(a)(3) servicer                                      Servicer

-    Any 1110 Originator                                            Depositor/Sponsor

-    Any 1112(b) Significant Obligor                                Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider                           Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider                        Depositor/Sponsor

-    Any other 1101(d)(1) material party                            Depositor/Sponsor

Whether there are any "outside the ordinary course                 Depositor as to (a)
business arrangements" other than would be                       Sponsor/Seller as to (a)
obtained in an arm's length transaction between
(a) the Sponsor (Seller), Depositor or Issuing
Entity on the one hand, and (b) any of the
following parties (or their affiliates) on the
other hand, that exist currently or within the
past two years and that are material to a
Certificateholder's understanding of the
Certificates:

-    Master Servicer                                                 Master Servicer

-    Securities Administrator                                    Securities Administrator

                 ITEM ON FORM 10-K                                  PARTY RESPONSIBLE
                 -----------------                   -----------------------------------------------
-    Trustee                                                            Depositor

-    Any other 1108(a)(3) servicer                                      Servicer

-    Any 1110 Originator                                            Depositor/Sponsor

-    Any 1112(b) Significant Obligor                                Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider                           Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider                        Depositor/Sponsor

-    Any other 1101(d)(1) material party                            Depositor/Sponsor

Whether there are any specific relationships                       Depositor as to (a)
involving the transaction or the pool assets                     Sponsor/Seller as to (a)
between (a) the Sponsor (Seller), Depositor or
Issuing Entity on the one hand, and (b) any of the
following parties (or their affiliates) on the
other hand, that exist currently or within the
past two years and that are material:

-    Master Servicer                                                 Master Servicer

-    Securities Administrator                                    Securities Administrator

-    Trustee                                                            Depositor

-    Any other 1108(a)(3) servicer                                      Servicer

-    Any 1110 Originator                                            Depositor/Sponsor

-    Any 1112(b) Significant Obligor                                Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider                           Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider                        Depositor/Sponsor

-    Any other 1101(d)(1) material party                            Depositor/Sponsor